Table of Contents

As filed with the Securities and Exchange Commission on November 10, 2021

Registration No. 333-260364

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MOBIQUITY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

New York	7373	11-3427886
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

35 Torrington Lane, Shoreham, NY	11786
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area (516) 246-9422

Dean L. Julia

Chief Executive Officer

Mobiquity Technologies, Inc.

35 Torrington Lane

Shoreham, NY 11786

(516) 246-9422

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gavin C. Grusd, Esq. David F. Durso, Esq. Ruskin Moscou Faltischek P.C. 1425 RXR Plaza East Tower, 15th Floor Uniondale, NY 11556 Tel: (516) 663-6514	Laura Anthony, Esq. Craig D. Linder, Esq. Anthony L.G., PLLC 625 N. Flagler Drive, Suite 600 West Palm Beach, Florida 33401 Tel: (561) 514-0936

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☐	Non-accelerated filer: ☒	Smaller reporting company: ☒
Emerging growth company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.0001 per share (2)	2,108,334	$6.00	$12,650,004(2)	$1,172.66(3)
Representative’s Warrants to purchase Common Stock (3)	168,667			-
Shares of Common Stock issuable upon exercise of the Representative’s Warrants (4)(5)(6)	168,667	$6.60	$1,113,202	$103.19
Common stock, par value $0.0001 per share (6)(7)	281,250	$6.00	$1,687,500	$153.43
Total:	2,558,251		$15,450,706	$1,432.28(8)

(1)	Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Includes the offering of up to 275,000 additional shares (equivalent to 15% of the total number of securities sold in this offering) that the underwriters have the option to purchase to cover over-allotment, if any.

(3)	In accordance with Rule 457(g) under the Securities Act, because the shares of the common stock underlying the Representative’s Warrants are registered hereby, no separate registration fee is required with respect to the Representative’s Warrants registered hereby.

(4)	Includes shares of common stock which may be issued upon exercise of additional warrants which may be issued upon exercise of 45-day option granted to the underwriters to cover over-allotment, if any.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended, based on an estimated proposed maximum aggregate offering price of the Representative’s Warrants of $1,113,202. Assumes the full exercise of the underwriter’s over-allotment option.

(6)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(7)	This Registration Statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) of (i) 225,000 shares of common stock that may be sold by certain of the selling shareholders named herein upon the conversion of convertible promissory notes, expiring on the maturity date of September 20, 2022, and (ii) 56,250 shares of common stock that may be sold by certain of the selling shareholders named herein upon the exercise warrants expiring on September 20, 2026.

(8)	Previously paid $1,432.28.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

•	Public Offering Prospectus. A prospectus to be used for the public offering of 2,108,334 shares of common stock of the Registrant (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus.
•	Resale Prospectus. A prospectus to be used for the resale by the selling shareholders set forth therein of 281,250 shares of common stock of the Registrant (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•	they contain different outside and inside front covers and back covers;
•	they contain different Offering sections in the Prospectus Summary section beginning on page 5;
•	they contain different Use of Proceeds sections on page 24;
•	a Selling Shareholder section is included in the Resale Prospectus;
•	the Dilution section from the Public Offering Prospectus on page 27 is deleted from the Resale Prospectus;
•	the Capitalization section from the Public Offering Prospectus on page 29 is deleted from the Resale Prospectus;
•	the Underwriting section from the Public Offering Prospectus on page 69 is deleted from the Resale Prospectus and a Selling Shareholders Plan of Distribution is inserted in its place; and
•	the Legal Matters section in the Resale Prospectus on page 76 deletes the reference to counsel for the underwriter.

The Registrant has included in this Registration Statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the selling shareholders.

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The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION DATED NOVEMBER 10, 2021

MOBIQUITY TECHNOLOGIES, INC.

1,833,334 SHARES OF COMMON STOCK

Mobiquity Technologies, Inc. is offering 1,833,334 shares of its common stock on a firm commitment basis. It is currently estimated that the offering price will be between $5.00 and $7.00 per share, with an estimated offering price of $6.00 per share. Our common stock is currently quoted on the OTCQB market, operated by OTC Markets Group, under the symbol “MOBQ.” On November 8, 2021, the last quoted price of our common stock as reported on the OTCQB was $9.25 per share. The final offering price may be at a discount to the trading price of our common stock on the OTCQB. This price will fluctuate based on the demand for our common stock. There is a limited public trading market for our common stock. The final public offering price will be determined through a negotiation between us and the underwriters in the offering and will take into account the recent market price of our common stock, the general condition of the securities market at the time of the offering, the history of, and the prospects for, the industry in which we compete, and our past and present operations and our prospects for future revenues. The assumed public offering price used throughout this prospectus may not be indicative of the actual final offering price.

The registration statement of which this prospectus is a part also registers for sale warrants (the “Representative’s Warrants”) to purchase 168,667 shares of our common stock (8% of the shares of common stock sold in this offering) to the underwriters, as a portion of the underwriting compensation payable in connection with this offering.

We have applied to list our common stock on the NASDAQ Capital Market under the symbol “MOBQ.”

We will receive proceeds from the sale of the shares being registered in this offering. See “Use of Proceeds” for more information about how we will use the proceeds from this offering.

An investment in our common stock is speculative and involves a high degree of risk. Investors should carefully consider the risk factors and other uncertainties described in this prospectus before purchasing our common stock. See “Risk Factors” beginning on page 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL, ACCURATE, OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)    See “Underwriting” on page 66 for additional disclosure regarding underwriting discounts and commissions, overallotments, and reimbursement of expenses.

We have granted the underwriters an option for a period of 45 days from the date of this prospectus to purchase up to an additional 275,000 shares of common stock at the public offering price, less the underwriting discount.

We anticipate that delivery of the shares will be made on or about [__], 2021.

Spartan Capital Securities LLC	Revere Securities LLC

The date of this prospectus is ____________, 2021.

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AVAILABLE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 (together with all amendments and exhibits thereto, the “Registration Statement”) filed by us with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the rules and regulations of the SEC, this prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement and related exhibits for further information with respect to Mobiquity Technologies, Inc. and the securities offered hereby. With regard to any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC, in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

You should rely only on information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus or in any free writing prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus and should consider, among other things, the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto appearing elsewhere in this prospectus before making your investment decision. This prospectus contains forward-looking statements and information relating to Mobiquity Technologies, Inc. See “Cautionary Note Regarding Forward-Looking Statements” on page 23.

Our Company

We are a next-generation marketing and advertising technology and data intelligence company who operates through our proprietary software platforms in the programmatic advertising space, which has grown to over a $100 billion industry in approximately the last decade. Programmatic advertising is the automated buying and selling of digital advertising space using algorithms and software applications, in contrast to manual advertising which relies on human interaction and negotiation between publishers and marketers.

Our Mission

Our mission is to help advertisers target the delivery of their messages to the right person at the right time using our proprietary single-source end-to-end programmatic advertising and data intelligence technology platforms more efficiently and effectively than a stacked multi-vendor system.

The Programmatic Advertising and Data Markets

According to Statista, in 2020, global programmatic advertising spending reached an estimated $129 billion, with spending expected to surpass $150 billion by the end of 2021. In today’s competitive advertising landscape, marketers are increasingly using programmatic advertising and automation solutions to target audiences based on user data. Statista has forecasted that the marketing automation software market is on track to reach $17 billion by 2025, almost a threefold increase as compared to 2019.

According to MarketsandMarkets, the so-called big data market will grow to $229.4 billion by 2025. The proliferation of data from businesses in every industrial category, and all company sizes, has created a massive amount of data that is forcing many companies to adopt solution to manage data consumption, analysis and distribution. This modern era of data is essential for organizations to be efficient, stay competitive, and ultimately grow their businesses.

Our Opportunity

We perceived a problem in the advertising technology industry as it has rapidly grown over the last 10 years. We viewed the technology in the industry to be highly fragmented and thus inefficient. Many advertisers have had to mix multiple vendors’ different technologies, or bolt-on third-party technology to legacy technology, in an effort to create an integrated solution. This has led to the lack of a central source to address problems with an integrated system that arise.

We saw the opportunity to provide end-to-end global programmatic advertising solutions, integrating the required components from a single source that work together because they are built together, in an effective and cost-efficient way.

Our Solutions

Programmatic Advertising Platform

Our advertising technology operating system (or ATOS) platform is a single-vendor end-to-end solution that blends artificial intelligence (or AI) and machine learning (or ML)-based optimization technology that automatically serves advertising and manages digital advertising campaigns. Our ATOS platform engages with approximately 20 billion advertisement opportunities per day.

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As an automated programmatic ecosystem, ATOS increases speed and performance, by providing dynamic technology that scales in real-time. It is this proprietary cloud-based architecture that keeps costs down and allows us to pass along savings to our customers. Also, by offering more of the features inherent in a digital advertising campaign, and removing the need for third-party integration of those features, we believe that our ATOS platform can generally be 30-40% more time efficient, and generally 20-30% more cost efficient than other Demand-Side Platforms (or DSPs). Our ATOS platform also decreases the effective cost basis for users by integrating all the necessary capabilities at no additional cost: DSP and bidding technologies, AdCop™ Fraud Protection, rich media and ad serving, attribution, reporting dashboard and DMP are all included.

Data Intelligence Platform

Our data intelligence platform provides precise data and insights on consumer’s real-world behavior and trends for use in marketing and research. Our management believes, based on its internal research in the industry, that we provide one of the most accurate and scaled solution for data collection and analysis, utilizing multiple internally developed proprietary technologies.

We provide our data intelligence platform to our customers on a managed services basis, and also offer a self-service alternative through our MobiExchange product, which is a software-as-a-service (or SaaS) fee model. MobiExchange is a data-focused technology solution that enables users to rapidly build actionable data and insights for its own use or for resale. MobiExchange’s easy-to-use, self-service tools allow anyone to reduce the complex technical and financial barriers typically associated with turning offline data, and other business data, into actionable digital products and services. MobiExchange provides out-of-the box private labeling, flexible branding, content management, user management, user communications, subscriptions, payment, invoices, reporting, gateways to third party platforms, and help desk, among other things.

Our Revenue Sources

We target brands, advertising agencies and other advertising technology companies as our audience for our ATOS platform products. Our sales and marketing strategy is focused on providing a de-fragmented operating system that facilitates a considerably more efficient and effective way for advertisers and publishers to transact with each other. Our goal is to become the programmatic display advertising industry standard for small and medium sized advertisers. We generate revenue from our ATOS platform through three verticals:

•	managed services, where we handle all aspects of the programmatic display advertising campaign for an additional fee;

•	seats, which allows a brand or agency to log into our ATOS platform and run their own campaigns at predetermined margins; and

•	full white-label solutions, which allows our customers to license our ATOS technology as a SaaS for a fee to use on their own platform.

Our data intelligence revenue is driven by managed services for advertising agencies, brands, market researchers, university research departments, healthcare, financial, sports, pet, civil planning, transportation and other data and technology companies and our MobiExchange self-service product. Often-times sales to users of our data intelligence platform will lead to those users using our ATOS platform as well.

Risk Factors

Investing in our securities involves risks. You should carefully consider the risks described in the “Risk Factors” section beginning on page 7 before making a decision to invest in our securities. If any of these risks actually occur, our business, financial condition and/or results of operations would likely be materially adversely affected. In each case, the trading price of our securities would likely decline, and you may lose all or part of your investment. The following is a summary of some of the principal risks we face:

•	We have a history of operating losses and our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal years ended December 31, 2020 and 2019.

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•	We cannot predict our future capital needs and we may not be able to secure additional financing.

•	The Company’s financial condition and results of operations have been and may continue to be adversely affected by the COVID-19 pandemic.

•	The reliability of our product solutions is dependent on data from third-parties and the integrity and quality of that data.

•	Our business practices with respect to data and consumer protection could give rise to liabilities or reputational harm as a result of governmental regulation, legal requirements or industry standards relating to consumer privacy, data protection and consumer protection.

•	We face intense and growing competition, which could result in reduced sales and reduced operating margins, and limit our market share.

•	The market for programmatic advertising campaigns is relatively new and evolving. If this market develops slower or differently than we expect, our business, growth prospects and financial condition would be adversely affected.

•	If we fail to innovate and make the right investment decisions in our offerings and platform, we may not attract and retain advertisers and publishers and our revenue and results of operations may decline.

•	We need to protect our intellectual property or our operating results may suffer.

•	Our business practices with respect to data and consumer protection could give rise to liabilities or reputational harm as a result of governmental regulation, legal requirements or industry standards relating to consumer privacy, data protection and consumer protection.

•	Our failure to recruit or the loss of management and highly trained and qualified personnel could adversely affect our operations.

•	Our substantial amount of indebtedness may adversely affect our cash flow and our ability to operate our business, and make payments on our indebtedness.

•	We currently have identified significant deficiencies in our internal control over financial reporting that, if not corrected, could result in material misstatements of our financial statements.

•	There is a very limited public trading market for our common stock and; therefore, our investors may not be able to sell their shares and the price of our common stock may fluctuate substantially.

Corporate Information

We are based in New York and were incorporated in New York on March 16, 1998.

Our principal executive offices are located at 35 Torrington Lane, Shoreham, NY 11786. Our telephone number is (516) 246-9422, and our website is www.mobiquitytechnologies.com.

Our website and the information contained therein, or connected thereto, are not intended to be incorporated into this Registration Statement on Form S-1.

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THE OFFERING

Securities Being Offered by the Company	1,833,334 shares of our common stock (2,108,334 including Over-Allotment Option).

Securities Being Offered by the Selling Shareholders	281,250 shares of our common stock are being offered by the Selling Shareholders in a Resale Prospectus.

Shares of Common Stock Outstanding Prior to the Offering	3,685,689 shares of our common stock.

Shares of Common Stock Outstanding Immediately Following this Offering	5,519,023 shares of our common stock (or 5,794,023 shares if the underwriters exercise of their over-allotment option to purchase additional shares in full).

Offering Price Per Share Being Offered by the Company	$6.00 per share of common stock, pursuant to the terms herein.

Representative’s Warrant	The registration statement of which this prospectus is a part also registers for sale warrants (the “Representative’s Warrants”) to purchase 168,667 shares of our common stock (8% of the shares of common stock sold in this offering) to the underwriters, as a portion of the underwriting compensation payable in connection with this offering. The Representative’s Warrants will be exercisable at any time, and from time to time, in whole or in part, during the five year period commencing 180 days following the effective date of the registration statement of which this prospectus is a part at an exercise price of $6.60 (110% of the public offering price of the common stock). Please see “Underwriting—Representative’s Warrants” for a description of these warrants.

OTCQB Trading Symbol and Proposed NASDAQ Trading Symbol	Our shares of common stock trade on the OTCQB market under the symbol “MOBQ”. We have applied to The Nasdaq Capital Market to list our common stock under the symbol “MOBQ.” No assurance can be given that our application for a NASDAQ Capital Market listing will be approved.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 7.

Voting Rights	Shares of our common stock are entitled to one vote per share. There are no other classes of stock entitled to vote and, therefore, all holders of our common stock, including our officers and directors, are entitled to the same voting rights.

Lock-Ups	We, our officers and directors, and certain holders of our capital stock will enter into lock-ups restricting the transfer of shares of, or relating to, our capital stock for 180 days after the date of this prospectus.

Over-Allotment	We have granted to the underwriters an option, exercisable no later than 45 calendar days after the date of the underwriting agreement, to purchase up to an additional 275,000 shares of common stock at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions.

The number of shares of our common stock to be outstanding prior to and after this offering is based on 3,685,689 shares of our common stock outstanding as of November 8, 2021.

The preceding table excludes the following as of November 8, 2021:

•	304,930 shares of our common stock issuable upon exercise of outstanding stock options by the members of our board of directors and third parties at a weighted average exercise price of $46.16 per share;

•	904,136 shares of our common stock issuable upon exercise of outstanding warrants held by investors at a weighted average price of $47.68 per share;

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•	168,667 shares of our common stock issuable upon the exercise of warrants we expect to grant to the underwriters in this offering at an exercise price of $6.60 per share;

•	923,833 shares of our common stock issuable upon conversion of outstanding convertible debt at a weighted average price of $4.97;

•

1,100,000 shares of our common stock reserved for future grants pursuant to the exercise of options or other equity awards under our stock incentive plans, including 825,000 options which are being granted on the date of this Prospectus at an exercise price equal to 110% of the public offering price of this offering, and

•	168,324 shares issuable upon conversion of outstanding Preferred Stock.

Unless otherwise indicated, this prospectus assumes no exercise by the representatives of the underwriters of its option to purchase up to an additional 275,000 shares of common stock from us to cover over-allotments.

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RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occurs, then our business, financial condition or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein. In addition to the risks outlined below, risks and uncertainties not presently known to us or that we currently consider immaterial may also impair our business operations. Potential risks and uncertainties that could affect our operating results and financial condition include, without limitation, the following:

Risks Relating to our Business Operations

We have a history of operating losses and our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal years ended December 31, 2020 and 2019.

To date, we have not been profitable and have incurred significant losses and cash flow deficits. For the fiscal years ended December 31, 2020 and 2019, we reported net losses of $15,029,395 and $43,747,375, respectively, and negative cash flow from operating activities of $4,750,443 and $8,342,506, respectively. For the nine months ended September 30, 2021, we reported a net loss of $9,000,988 and had negative cash flow from operating activities of $5,060,535. As of September 30, 2021, we had an aggregate accumulated deficit of $194,904,072. Our operating losses for the past several years are primarily attributable to the transformation of our company into an advertising technology corporation. We can provide no assurances that our operations will generate consistent or predictable revenue or be profitable in the foreseeable future. Our management has concluded that our historical recurring losses from operations and negative cash flows from operations as well as our dependence on private equity and other financings raise substantial doubt about our ability to continue as a going concern, and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal year ended December 31, 2020 and 2019.

Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. These adjustments would likely include substantial impairment of the carrying amount of our assets and potential contingent liabilities that may arise if we are unable to fulfill various operational commitments. In addition, the value of our securities, including common stock issued in this offering, would be greatly impaired. Our ability to continue as a going concern is dependent upon generating sufficient cash flow from operations and obtaining additional capital and financing, including funds to be raised in this offering. If our ability to generate cash flow from operations is delayed or reduced and we are unable to raise additional funding from other sources, we may be unable to continue in business even if this offering is successful. For further discussion about our ability to continue as a going concern and our plan for future liquidity, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Ability to Continue as a Going Concern.”

We cannot predict our future capital needs and we may not be able to secure additional financing.

From January 2013 through September 2021, we raised a total of over $40 million in private equity and debt financing to support our transformation from an integrated marketing company to a technology company. Since we might be unable to generate recurring or predictable revenue or cash flow to fund our operations, we will likely need to seek additional (perhaps substantial) equity or debt financing even following this offering to provide the capital required to maintain or expand our operations. We expect that we will also need additional funding for developing products and services, increasing our sales and marketing capabilities, and acquiring complementary companies, technologies and assets (there being no such acquisitions which we have identified or are pursuing as of the date of this prospectus), as well as for working capital requirements and other operating and general corporate purposes. We cannot predict our future capital needs with precision, and we may not be able to secure additional financing on terms satisfactory to us, if at all, which could lead to termination of our business.

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If we elect to raise additional funds or additional funds are required, we may seek to raise funds from time to time through public or private equity offerings, debt financings or other financing alternatives. Additional equity or debt financing may not be available on acceptable terms, if at all. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we will be prevented from pursuing operational development and commercialization efforts and our ability to generate revenues and achieve or sustain profitability will be substantially harmed.

If we raise additional funds by issuing equity securities, our shareholders will experience dilution. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Any debt financing or additional equity that we raise may contain terms, such as liquidation and other preferences, which are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish valuable rights to our technologies, future revenue streams or product candidates or to grant licenses on terms that may not be favorable to us. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, our business, operating results, financial condition and prospects could be materially and adversely affected, and we may be unable to continue our operations. Failure to secure additional financing on favorable terms could have severe adverse consequences to us.

The Company’s financial condition and results of operations have been and may continue to be adversely affected by the COVID-19 pandemic.

Since March 2020, COVID -19 has caused a material and substantial adverse impact on our general economy and our business operations. It has caused there to be a substantial decrease in our sales, cancellations of purchase orders and has resulted in accounts receivables not being timely paid as anticipated. Further, it has caused us to have concerns about our ability to meet our obligations as they become due and payable. In this respect, our business is directly dependent upon and correlates closely to the marketing levels and ongoing business activities of our existing clients. If material adverse developments in domestic and global economic and market conditions adversely affect our clients’ businesses, such as COVID-19, our business and results of operations could (and in the case of COVID-19) equally suffer. Our results of operations are affected directly by the level of business activity of our clients, which in turn is affected by the level of economic activity in the industries and markets that they serve. COVID-19 future widespread economic slowdowns in any of these markets, particularly in the United States, may negatively affect the businesses, purchasing decisions and spending of our clients and prospective clients, and payment of accounts receivable due us, which could result in reductions in our existing business as well as our new business development and difficulties in meeting our cash obligations as they become due. In the event of continued widespread economic downturn caused by COVID-19, we will likely continue to experience a reduction in projects, longer sales and collection cycles, deferral or delay of purchase commitments for our data products, processing functionality, software systems and services, and increased price competition, all of which could substantially adversely affect revenue and our ability to remain a going concern.

In the event we remain a going concern, the impacts of the global emergence of Coronavirus disease (COVID-19) on our business, sources of revenues and then general economy, are currently not fully known. We are conducting business as usual with some modifications to employee work locations, and cancellation of certain marketing events, among other modifications. We lost a purchase order in excess of one million dollars with major US sports organization. We have observed other companies taking precautionary and preemptive actions to address COVID-19 and companies may take further actions that alter their normal business operations. We will continue to actively monitor the situation and may take further actions that alter our business operations as may be required by federal, state or local authorities or that we determine are in the best interests of our employees, customers, partners, suppliers and stockholders. It is not clear what the potential effects any such alterations or modifications may have on our business, including the effects on our customers and prospects, although we do anticipate it to continue to negatively impact our financial results during fiscal years 2021 and 2022.

Forecasts of our revenue is difficult.

When purchasing our products and services, our clients and prospects are often faced with a significant commitment of capital, the need to integrate new software and/or hardware platforms and other changes in company-wide operational procedures, all of which result in cautious deliberation and evaluation by prospective clients, longer sales cycles and delays in completing transactions. Additional delays result from the significant up-front expenses and substantial time, effort and other resources necessary for our clients to implement our solutions. For example, depending on the size of a prospective client’s business and its needs, a sales cycle can range from two weeks to 12 months. Because of these longer sales cycles, revenues and operating results may vary significantly from period to period. As a result, it is often difficult to accurately forecast our revenues for any fiscal period as it is not always possible for us to predict the fiscal period in which sales will actually be completed. This difficulty in predicting revenue, combined with the revenue fluctuations we may experience from period to period, can adversely affect and cause substantial fluctuations in our stock price.

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The reliability of our product solutions is dependent on data from third-parties and the integrity and quality of that data.

Much of the data that we use is licensed from third-party data suppliers, and we are dependent upon our ability to obtain necessary data licenses on commercially reasonable terms. We could suffer material adverse consequences if our data suppliers were to withhold their data from us. For example, data suppliers could withhold their data from us if there is a competitive reason to do so; if we breach our contract with a supplier; if they are acquired by one of our competitors; if legislation is passed restricting the use or dissemination of the data they provide; or if judicial interpretations are issued restricting use of such data. Additionally, we could terminate relationships with our data suppliers if they fail to adhere to our data quality standards. If a substantial number of data suppliers were to withdraw or withhold their data from us, or if we sever ties with our data suppliers based on their inability to meet our data standards, our ability to provide products and services to our clients could be materially adversely impacted, which could result in decreased revenues.

The reliability of our solutions depends upon the integrity and quality of the data in our database. A failure in the integrity or a reduction in the quality of our data could cause a loss of customer confidence in our solutions, resulting in harm to our brand, loss of revenue and exposure to legal claims. We may experience an increase in risks to the integrity of our database and quality of our data as we move toward real-time, non-identifiable, consumer-powered data through our products. We must continue to invest in our database to improve and maintain the quality, timeliness and coverage of the data if we are to maintain our competitive position. Failure to do so could result in a material adverse effect on our business, growth and revenue prospects.

Our business practices with respect to data and consumer protection could give rise to liabilities or reputational harm as a result of governmental regulation, legal requirements or industry standards relating to consumer privacy, data protection and consumer protection.

Federal, state and international laws and regulations govern the collection, use, retention, sharing and security of data that we collect. We strive to comply with all applicable laws, regulations, self-regulatory requirements and legal obligations relating to privacy, data protection and consumer protection, including those relating to the use of data for marketing purposes. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. We cannot assure you that our practices have complied, comply, or will comply fully with all such laws, regulations, requirements and obligations. Any failure, or perceived failure, by us to comply with federal, state or international laws or regulations, including laws and regulations regulating privacy, data security, marketing communications or consumer protection, or other policies, self-regulatory requirements or legal obligations could result in harm to our reputation, a loss in business, and proceedings or actions against us by governmental entities, consumers, retailers or others. We may also be contractually liable to indemnify and hold harmless performance marketing networks or other third parties from the costs or consequences of noncompliance with any laws, regulations, self-regulatory requirements or other legal obligations relating to privacy, data protection and consumer protection or any inadvertent or unauthorized use or disclosure of data that we store or handle as part of operating our business. Any such proceeding or action, and any related indemnification obligation, could hurt our reputation, force us to incur significant expenses in defense of these proceedings, distract our management, increase our costs of doing business and cause consumers and retailers to decrease their use of our marketplace, and may result in the imposition of monetary liability. Furthermore, the costs of compliance with, and other burdens imposed by, the data and privacy laws, regulations, standards and policies that are applicable to the businesses of our clients may limit the use and adoption of, and reduce the overall demand for, our products.

A significant breach of the confidentiality of the information we hold or of the security of our or our customers’, suppliers’, or other partners’ computer systems could be detrimental to our business, reputation and results of operations. Our business requires the storage, transmission and utilization of data. Although we have security and associated procedures, our databases may be subject to unauthorized access by third parties. Such third parties could attempt to gain entry to our systems for the purpose of stealing data or disrupting the systems. We believe we have taken appropriate measures to protect our systems from intrusion, but we cannot be certain that advances in criminal capabilities, discovery of new vulnerabilities in our systems and attempts to exploit those vulnerabilities, physical system or facility break-ins and data thefts or other developments will not compromise or breach the technology protecting our systems and the information we possess. Furthermore, we face increasing cyber security risks as we receive and collect data from new sources, and as we and our customers continue to develop and operate in cloud-based information technology environments. In the event that our protection efforts are unsuccessful, and we experience an unauthorized disclosure of confidential information or the security of such information or our systems are compromised, we could suffer substantial harm. Any breach could result in one or more third parties obtaining unauthorized access to our customers’ data or our data, including personally identifiable information, intellectual property and other confidential business information. Such a security breach could result in operational disruptions that impair our ability to meet our clients’ requirements, which could result in decreased revenues. Also, whether there is an actual or a perceived breach of our security, our reputation could suffer irreparable harm, causing our current and prospective clients to reject our products and services in the future and deterring data suppliers from supplying us data. Further, we could be forced to expend significant resources in response to a security breach, including repairing system damage, increasing cyber security protection costs by deploying additional personnel and protection technologies, and litigating and resolving legal claims, all of which could divert the attention of our management and key personnel away from our business operations. In any event, a significant security breach could materially harm our business, financial condition and operating results.

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Significant system disruptions, loss of data center capacity or interruption of telecommunication links could adversely affect our business and results of operations.

Our product platforms are hosted and managed on Amazon Web Service (AWS) and takes full advantage of open standards for processing, storage, security and big data technology. Significant system disruptions, loss of data center capacity or interruption of telecommunication links could adversely affect our business, results of operations and financial condition. Our business is heavily dependent upon highly complex data processing capability. The ability or our platform hosts and managers to protect these data centers against damage or interruption from fire, flood, tornadoes, power loss, telecommunications or equipment failure or other disasters is beyond our control and is critical to our ability to succeed.

We rely on information technology to operate our business and maintain competitiveness, and any failure to adapt to technological developments or industry trends could harm our business.

We depend on the use of information technologies and systems. As our operations grow in size and scope, we will be required to continuously improve and upgrade our systems and infrastructure while maintaining or improving the reliability and integrity of our infrastructure. Our future success also depends on our ability to adapt our systems and infrastructure to meet rapidly evolving consumer trends and demands while continuing to improve the performance, features and reliability of our solutions in response to competitive services and product offerings. The emergence of alternative platforms will require new investment in technology. New developments in other areas, such as cloud computing, could also make it easier for competition to enter our markets due to lower up-front technology costs. In addition, we may not be able to maintain our existing systems or replace or introduce new technologies and systems as quickly as we would like or in a cost-effective manner.

Our technology and associated business processes may contain undetected errors, which could limit our ability to provide our services and diminish the attractiveness of our offerings.

Our technology may contain undetected errors, defects or bugs. As a result, our customers or end users may discover errors or defects in our technology or the systems incorporating our technology may not operate as expected. We may discover significant errors or defects in the future that we may not be able to fix. Our inability to fix any of those errors could limit our ability to provide our solution, impair the reputation of our brand and diminish the attractiveness of our product offerings to our customers.  In addition, we may utilize third party technology or components in our products, and we rely on those third parties to provide support services to us. Failure of those third parties to provide necessary support services could materially adversely impact our business.

We need to protect our intellectual property or our operating results may suffer.

Third parties may infringe our intellectual property and we may suffer competitive injury or expend significant resources enforcing our rights. As our business is focused on data-driven results and analytics, we rely heavily on proprietary information technology. Our proprietary portfolio consists of various intellectual property including source code, trade secrets, and know-how. The extent to which such rights can be protected is substantially based on federal, state and common law rights as well as contractual restrictions. The steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information or deter independent development of similar technologies by others. If we do not enforce our intellectual property rights vigorously and successfully, our competitive position may suffer which could harm our operating results.

We could incur substantial costs and disruption to our business as a result of any claim of infringement of another party’s intellectual property rights, which could harm our business and operating results.

From time to time, third parties may claim that one or more of our products or services infringe their intellectual property rights. We analyze and take action in response to such claims on a case-by-case basis. Any dispute or litigation regarding patents or other intellectual property could be costly and time-consuming due to the complexity of our technology and the uncertainty of intellectual property litigation, which could divert the attention of our management and key personnel away from our business operations. A claim of intellectual property infringement could force us to enter into a costly or restrictive license agreement, which might not be available under acceptable terms or at all, or could subject us to significant damages or to an injunction against development and sale of certain of our products or services.

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We face intense and growing competition, which could result in reduced sales and reduced operating margins, and limit our market share.

We compete in the data, marketing and research business and in all other facets of our business against small, medium and large companies throughout the United States. Some examples include companies such as LiveRamp, Beeswax and TradeDesk. If we are unable to successfully compete for new business our revenue growth and operating margins may decline. The market for our advertising and marketing technology operating system platform is competitive. We believe that our competitors’ product offerings in that our competitor’s products do not provide the end-to-end solutions our product solutions do, and their minimum fees are substantially higher than ours for a comparative suite of solutions. However, barriers to entry in our markets are relatively low. With the introduction of new technologies and market entrants, we expect competition to intensify in the future. Some of these competitors may be in a better position to develop new products and strategies that more quickly and effectively respond to changes in customer requirements in our markets. The introduction of competent, competitive products, pricing strategies or other technologies by our competitors that are superior to or that achieve greater market acceptance than our products and services could adversely affect our business. Our failure to meet a client’s expectations in any type of contract may result in an unprofitable engagement, which could adversely affect our operating results and result in future rejection of our products and services by current and prospective clients. Some of our principal competitors offer their products at a lower price, which may result in pricing pressures. These pricing pressures and increased competition generally could result in reduced sales, reduced margins or the failure of our product and service offerings to achieve or maintain more widespread market acceptance.

Many of our competitors are substantially larger than we are and have significantly greater financial, technical and marketing resources, and established direct and indirect channels of distribution. As a result, they are able to devote greater resources to the development, promotion and sale of their products than we can.

We can provide no assurance that our business will be able to maintain a competitive technology advantage in the future.

Our ability to generate revenues is substantially based upon our proprietary intellectual property that we own and protect through trade secrets and agreements with our employees to maintain ownership of any improvements to our intellectual property. Our ability to generate revenues now and in the future is based upon maintaining a competitive technology advantage over our competition. We can provide no assurances that we will be able to maintain a competitive technology advantage in the future over our competitors, many of whom have significantly more experience, more extensive infrastructure and are better capitalized than us.

No assurances can be given that we will be able to keep up with a rapidly changing business information market.

Consumer needs and the business information industry as a whole are in a constant state of change. Our ability to continually improve our current processes and products in response to these changes and to develop new products and services to meet those needs are essential in maintaining our competitive position and meeting the increasingly sophisticated requirements of our customers. If we fail to enhance our current products and services or fail to develop new products in light of emerging industry standards and information requirements, we could lose customers to current or future competitors, which could result in impairment of our growth prospects and revenues.

The market for programmatic advertising campaigns is relatively new and evolving. If this market develops slower or differently than we expect, our business, growth prospects and financial condition would be adversely affected.

A substantial portion of our revenue has been derived from customers that programmatically purchase and sell advertising inventory through our platform. We expect that spending on programmatic ad buying and selling will continue to a significant source of revenue for the foreseeable future, and that our revenue growth will largely depend on increasing spend through our platform. The market for programmatic ad buying is an emerging market, and our current and potential customers may not shift quickly enough to programmatic ad buying from other buying methods, reducing our growth potential. Because our industry is relatively new, we will encounter risks and difficulties frequently encountered by early-stage companies in similarly rapidly evolving industries, including the need to:

•	Maintain our reputation and build trust with advertisers and digital media property owners;

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•	Offer competitive pricing to publishers, advertisers, and digital media agencies;

•	Maintain quality and expand quantity of our advertising inventory;

•	Continue to develop, launch and upgrade the technologies that enable us to provide our solutions;

•	Respond to evolving government regulations relating to the internet, telecommunications, mobile, privacy, marketing and advertising aspects of our business;

•	Identify, attract, retain and motivate qualified personnel; and

•	Cost-effectively manage our operations, including our international operations.

If the market for programmatic ad buying deteriorates or develops more slowly than we expect, it could reduce demand for our platform, and our business, growth prospects and financial condition would be adversely affected.

In addition, revenue may not necessarily grow at the same rate as spend on our platform. Growth in spend may outpace growth in our revenue as the market for programmatic advertising matures due to a number of factors including quantity discounts and product, media, customer and channel mix shifts. A significant change in revenue as a percentage of spend could reflect an adverse change in our business and growth prospectus. In addition, any such fluctuations, even if they reflect our strategic decisions, could cause our performance to fall below the expectations of securities analysts and investors, and adversely affect the price of our common stock.

Our failure to maintain and grow the customer base on our platform may negatively impact our revenue and business.

To sustain or increase our revenue, we must regularly add both new advertiser customers and publishers, while simultaneously keeping existing customers to maintain or increase the amount of advertising inventory purchased through our platform and adopt new features and functionalities that we add to our platform. If our competitors introduce lower cost or differentiated offerings that compete with or are perceived to compete with ours, our ability to sell access to our platform to new or existing customers could be impaired. Our agreements with our customers allow them to change the amount of spending on our platform or terminate our services with limited notice. Our customers typically have relationships with different providers and there is limited cost to moving budgets to our competitors. As a result, we may have limited visibility as to our future advertising revenue streams. We cannot assure you that our customers will continue to use our platform or that we will be able to replace, in a timely or effective manner, departing customers with new customers that generate comparable revenue. If a major customer representing a significant portion of our business decides to materially reduce its use of our platform or to cease using our platform altogether, it is possible that our revenue could be significantly reduced.

We rely substantially on a limited number customers for a significant percentage of our sales.

During the nine-month period ending on September 30, 2021, sales of our products to four customers generated 35.93% of our revenues. Our contracts with our customers generally do not obligate them to a specified term and they can generally terminate their relationship with us at any time with a minimal amount of notice. If we lose any of our customers, or any of them decide to scale back on purchases of our products, it will have a material adverse effect on our financial condition and prospects. Therefore, we must engage in continual sales efforts to maintain revenue, sustain our customer relationships and expand our client base or our operating results will suffer. If a significant client fails to renew a contract or renews the contract on terms less favorable to us than before, our business could be negatively impacted if additional business is not obtained to replace or supplement that which was lost. We require financial resources to expand our internal and external sales capabilities, and plan to use a portion of the net proceeds from the offering of our shares under this prospectus for such purpose. We cannot assure that we will be able to sustain our customer relationships and expand our client base. The loss of any of our current customers or our inability to expand our customer base will have a material adverse effect on our business plans and prospects.

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If we fail to innovate and make the right investment decisions in our offerings and platform, we may not attract and retain advertisers and publishers and our revenue and results of operations may decline.

Our industry is subject to rapid and frequent changes in technology, evolving customer needs and the frequent introduction by our competitors of new and enhanced offerings. We must constantly make investment decisions regarding our offerings and technology to meet customer demand and evolving industry standards. We may make wrong decisions regarding these investments. If new or existing competitors have more attractive offerings or functionalities, we may lose customers or customers may decrease their use of our platform. New customer demands, superior competitive offerings or new industry standards could require us to make unanticipated and costly changes to our platform or business model. If we fail to adapt to our rapidly changing industry or to evolving customer needs, demand for our platform could decrease and our business, financial condition and operating results may be adversely affected.

We may not be able to integrate, maintain and enhance our advertising solutions to keep pace with technological and market developments.

The market for digital video advertising solutions is characterized by rapid technological change, evolving industry standards and frequent introductions of new products and services. To keep pace with technological developments, satisfy increasing publisher and advertiser requirements, maintain the attractiveness and competitiveness of our advertising solutions and ensure compatibility with evolving industry standards and protocols, we will need to anticipate and respond to varying product lifecycles, regularly enhance our current advertising solutions and develop and introduce new solutions and functionality on a timely basis. This requires significant investment of financial and other resources. For example, we will need to invest significant resources into expanding and developing our platforms in order to maintain a comprehensive solution. Ad exchanges and other technological developments may displace us or introduce an additional intermediate layer between us and our customers and digital media properties that could impair our relationships with those customers.

If we fail to detect advertising fraud, we could harm our reputation and hurt our ability to execute our business plan.

As we are in the business of providing services to publishers, advertisers and agencies, we must deliver effective digital advertising campaigns. Despite our efforts to implement fraud protection techniques in our platforms, some of advertising and agency campaigns may experience fraudulent and other invalid impressions, clicks or conversions that advertisers may perceive as undesirable, such as non-human traffic generated by computers designed to simulate human users and artificially inflate user traffic on websites. These activities could overstate the performance of any given digital advertising campaign and could harm our reputation. It may be difficult for us to detect fraudulent or malicious activity because we do not own content and rely in part on our digital media properties to control such activity. Industry self-regulatory bodies, the U.S. Federal Trade Commission and certain influential members of Congress have increased their scrutiny and awareness of, and have taken recent actions to address, advertising fraud and other malicious activity. If we fail to detect or prevent fraudulent or other malicious activity, the affected advertisers may experience or perceive a reduced return on their investment and our reputation may be harmed. High levels of fraudulent or malicious activity could lead to dissatisfaction with our solutions, refusals to pay, refund or future credit demands or withdrawal of future business.

The loss of advertisers and publishers as customers could significantly harm our business, operating results and financial condition.

Our customer base consists primarily of advertisers and publishers. We do not have exclusive relationships with advertising agencies, companies that are advertisers, or publishers, such that we largely depend on agencies to work with us as they embark on advertising campaigns for advertisers. The loss of agencies as customers and referral sources could significantly harm our business, operating results and financial condition. If we fail to maintain satisfactory relationships with an advertising agency, we risk losing business from the advertisers represented by that agency.

Furthermore, advertisers and publishers may change advertising agencies. If an advertiser switches from an agency that utilizes our platform to one that does not, we will lose revenue from that advertiser. In addition, some advertising agencies have their own relationships with publishers that are different that our relationships, such that they might directly connect advertisers with such publishers. Our business may suffer to the extent that advertising agencies and inventory suppliers purchase and sell advertising inventory directly from one another or through intermediaries other than us.

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Our sales efforts with advertisers and publishers require significant time and expense.

Attracting new advertisers and publishers requires substantial time and expense, and we may not be successful in establishing new relationships or in maintaining or advancing our current relationships.

Our solutions, including our programmatic solutions, and our business model often requires us to spend substantial time and effort educating our own sales force and potential advertisers, advertising agencies, supply side platforms and digital media properties about our offerings, including providing demonstrations and comparisons against other available solutions. This process is costly and time-consuming. If we are not successful in targeting, supporting and streamlining our sales processes, our ability to grow our business may be adversely affected.

Changes in consumer sentiment or laws, rules or regulations regarding tracking technologies and other privacy matters could have a material adverse effect on our ability to generate net revenues and could adversely affect our ability to collect data on consumer shopping behavior.

The collection and use of electronic information about user is an important element of our data intelligence technology and solutions. However, consumers may become increasingly resistant to the collection, use and sharing of information, including information used to deliver advertising and to attribute credit to publishers in performance marketing programs, and take steps to prevent such collection, use and sharing of information. For example, consumer complaints and/or lawsuits regarding advertising or other tracking technologies in general and our practices specifically could adversely impact our business. In addition to this change in consumer preferences, if retailers or brands perceive significant negative consumer reaction to targeted advertising or the tracking of consumers’ activities, they may determine that such advertising or tracking has the potential to negatively impact their brand. In that case, advertisers may limit or stop the use of our solutions, and our operating results and financial condition would be adversely affected.

Government regulation of the Internet, e-commerce and m-commerce is evolving, and unfavorable changes or failure by us to comply with these laws and regulations could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet, e-commerce and m-commerce in a number of jurisdictions around the world. Existing and future regulations and laws could impede the growth of the Internet, e-commerce, m-commerce or other online services. These regulations and laws may involve taxation, tariffs, privacy and data security, anti-spam, data protection, content, copyrights, distribution, electronic contracts, electronic communications and consumer protection. It is not clear how existing laws and regulations governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet as the vast majority of these laws and regulations were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet, e-commerce or m-commerce. It is possible that general business regulations and laws, or those specifically governing the Internet, e-commerce or m-commerce may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. We cannot assure you that our practices have complied, comply or will comply fully with all such laws and regulations. Any failure, or perceived failure, by us to comply with any of these laws or regulations could result in damage to our reputation, a loss in business, and proceedings or actions against us by governmental entities or others. Any such proceeding or action could hurt our reputation, force us to spend significant resources in defense of these proceedings, distract our management, increase our costs of doing business, and cause consumers and retailers to decrease their use of our marketplace, and may result in the imposition of monetary liability. We may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of noncompliance with any such laws or regulations. In addition, it is possible that governments of one or more countries may seek to censor content available on our websites and mobile applications or may even attempt to completely block access to our marketplace. Adverse legal or regulatory developments could substantially harm our business. In particular, in the event that we are restricted, in whole or in part, from operating in one or more countries, our ability to retain or increase our customer base may be adversely affected and we may not be able to maintain or grow our net revenues as anticipated.

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We may be required to invest significant monies upfront in capital intensive project(s) which we may be unable to recover.

Failure to recover significant, up-front capital investments required by certain client contracts could be harmful to the Company’s financial condition and operating results. Certain of our client contracts require significant investment in the early stages, which we expect to recover through billings over the life of the contract. These contracts may involve the construction of new computer systems and communications networks or the development and deployment of new technologies. Substantial performance risk exists in each contract with these characteristics, and some or all elements of service delivery under these contracts are dependent upon successful completion of the development, construction and deployment phases. Failure to successfully meet our contractual requirements under these contracts over their life increases the possibility that we may not recover our capital investments in these contracts. Failure to recover our capital investments could be detrimental to the particular engagement as well as our operating results.

We are subject to payment-related risks and, if our customers do not pay or dispute their invoices, our business, financial condition and operating results may be adversely affected.

We may be involved in disputes with agencies and their advertisers over the operation of our platform, the terms of our agreements or our billings for purchases made by them through our platform. If we are unable to collect or make adjustments to bills to customers, we could incur write-offs for bad debt, which could have a material adverse effect on our results of operations for the periods in which the write-offs occur. In the future, bad debt may exceed reserves for such contingencies and our bad debt exposure may increase over time. Any increase in write-offs for bad debt could have a materially negative effect on our business, financial condition and operating results. Even if we are not paid by our customers on time or at all, we are still obligated to pay for the advertising inventory we have purchased for the advertising campaign, and as a consequence, our results of operations and financial condition would be adversely impacted.

If we default on our credit obligations, our operations may be interrupted and our business and financial results could be adversely affected.

Publishers extend us credit terms for the purchase of advertising inventory. We currently have outstanding payables to existing publishers. If we are unable to pay our publishers in a timely fashion, they may elect to no longer sell us inventory to provide for sale to advertisers. Also, it may be necessary for us to incur additional indebtedness to maintain operations of the Company. If we default on our credit obligations, our lenders and debt financing holders may, among other things:

•	require repayment of any outstanding obligations or amounts drawn on our credit facilities;

•	terminate our credit;

•	stop delivery of ordered equipment;

•	discontinue our ability to acquire inventory that is sold to advertisers;

•	require us to accrue interest at higher rates; or

•	require us to pay significant damages.

If some or all of these events were to occur, our operations may be interrupted and our ability to fund our operations or obligations, as well as our business, financial results, and financial condition, could be adversely affected.

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Our failure to recruit or the loss of management and highly trained and qualified personnel could adversely affect our operations.

Our future success depends in large part on our current senior management team and our ability to attract and retain additional high-quality management and operating personnel. Our senior management team’s in-depth knowledge of and deep relationships with the participants in our industry are extremely valuable to us. Our business also requires skilled technical and marketing personnel, who are in high demand and are often subject to competing offers. Our failure to recruit and retain qualified personnel could hinder our ability to successfully develop and operate our business, which could have a material adverse effect on our financial position and operating results.

The complexity of our data products, processing functionality, software systems and services require highly trained professionals to operate, maintain, improve and repair them. While we presently have a sophisticated, dedicated and experienced team of associates who have a deep understanding of our business, some of whom have been with Mobiquity for years, the labor market for these individuals has historically been, and is currently, very competitive due to the limited number of people available with the necessary technical skills and understanding, compensation strategies, general economic conditions and various other factors. As the business information and marketing industries continue to become more technologically advanced, we anticipate increased competition for qualified personnel. The loss of the services of highly trained personnel like the Company’s current team of associates, or the inability to recruit and retain additional, qualified associates, could have a material adverse effect on our business, financial position or operating results.

Our substantial amount of indebtedness may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness.

Our substantial level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay, when due, the principal of, interest on or other amounts due with respect to our indebtedness. Our indebtedness could have other important consequences to you as a shareholder. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to our indebtedness and any failure to comply with the obligations of any of our debt instruments could result in an event of default under our debt financing agreements;

•	make us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flows to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other purposes.

Any of the above listed factors could materially adversely affect our business, financial condition and results of operations.

Our subsidiary Advangelists, LLC is party to litigation, the outcome of which could have a material adverse effect on us if it is not settled on terms favorable to us, or at all and the plaintiff is successful in its claims.

In July 2020, Fyber Monetization, an Israeli company in the business of digital advertising, commenced an action against the Company’s wholly-owned subsidiary Advangelists LLC in the Magistrate’s Court in Tel Aviv, Israel. In its statement of claim, Fyber alleged that Advangelists owes Fyber license fees of $584,945 invoiced in June through November 3, of 2019 under a February 1, 2017 license agreement for the use of Fyber’s RTB technology and e-commerce platform with connects digital advertising media buyers and media sellers. Advangelists has disputed the claims and is defending this lawsuit. Due to uncertainties inherent in litigation, we cannot predict the outcome on this action with any certainty. If we do not settle this action on terms favorable to us, or at all and Fyber is successful in its claim against Advangelists, the obligation to pay substantial monetary damages could have a material adverse effect on our financial condition and funds available to us pursue our business plans.

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Risks Relating to An Investment in Our Securities

There is a very limited public trading market for our common stock and; therefore, our investors may not be able to sell their shares and the price of our common stock may fluctuate substantially.

Our common stock is thinly traded. Our common shares currently trade on the over-the-counter OTCQB market. We are applying for our common shares to be listed on the NASDAQ Capital Market. Whether or not our shares are accepted for listing on NASDAQ, we cannot assure that the trading market for our common shares will develop or expand. As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock. If an active trading market does develop, the market price of our common stock is likely to be highly volatile due to, among other things, the nature of our business and because we are a thinly-traded public company. Further, a few individual stockholders dominate our shares. The limited trading volume subjects the price of our common stock to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time. The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

•	variations in our quarterly and annual operating results;

•	changes in general economic conditions;

•	changes in technologies favored by consumers;

•	price competition or pricing changes by us or our competitors; and

•	the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies’ securities and that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

A lack of an active market may impair the ability of our stockholders to sell shares at the time they wish to sell or at a price that they consider favorable. The lack of an active market may also reduce the fair market value of our common stock, impair our ability to raise capital by selling shares of capital stock and may impair our ability to use common stock as consideration to attract and retain talent or engage in business transactions (including mergers and acquisitions).

Our future sales of common stock by management and other stockholders may have an adverse effect on the then prevailing market price of our common stock.

In the event a public market for our common stock is sustained in the future, sales of our common stock may be made by holders of our public float or by holders of restricted securities in compliance with the provisions of Rule 144 of the Securities Act of 1933. In general, under Rule 144, a non-affiliated person who has satisfied a six-month holding period in a fully reporting company under the Securities Exchange Act of 1934, as amended, may, sell their restricted common stock without volume limitation, so long as the issuer is current with all reports under the Exchange Act in order for there to be adequate common public information. Affiliated persons may also sell their common shares held for at least six months, but affiliated persons will be required to meet certain other requirements, including manner of sale, notice requirements and volume limitations. Non-affiliated persons who hold their common shares for at least one year will be able to sell their common stock without the need for there to be current public information in the hands of the public. Future sales of shares of our public float or by restricted common stock made in compliance with Rule 144 may have an adverse effect on the then prevailing market price, if any, of our common stock.

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A significant portion of our total outstanding shares are eligible to be sold into the market in the near future, which could cause the market price of our common shares to drop significantly, even if our business is doing well.

In this offering, we have registered 1,833,334 shares (as well as 281,250 shares for selling shareholders for resale by them), which is a substantial increase to approximately 1,417,000 shares of common stock free trading before this offering for a total of approximately 3,251,000 shares freely tradable after the Offering (excluding shares held by Selling Shareholders). Any increase in freely trading shares, or the perception that such shares will or could come onto the market could have an adverse effect on the trading price of the stock. No prediction can be made as to the effect, if any, that sales of these shares, or the availability of such shares for sale, will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for our common stock and could impair our ability to raise capital through the sale of our equity securities or impair our shareholders’ ability to sell on the open market.

Additionally, the substantial increase of our shares that are eligible to be sold into the market in the near future could cause the market price of our common shares to drop significantly, even if our business is doing well.

If our shares of common stock are listed on NASDAQ and we are unable to maintain compliance with NASDAQ continued listing standards our common stock may be delisted from NASDAQ.

If our common shares become listed on NASDAQ, there can be no assurances that we will be able to maintain our NASDAQ listing in the future. In the event we are unable to maintain compliance with NASDAQ continued listing standards and our common stock is delisted from NASDAQ, it could likely lead to a number of negative implications, including an adverse effect on the price of our common stock, reduced liquidity in our common stock, the loss of federal preemption of state securities laws and greater difficulty in obtaining financing. In the event of a delisting, we would take actions to restore our compliance with NASDAQ’s continued listing standards, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the NASDAQ minimum bid price requirement or prevent future non-compliance with NASDAQ’s continued listing requirements.

Our common stock may be subject to the “penny stock” rules in the future. It may be more difficult to resell securities classified as “penny stock.”

Our common stock may be subject to “penny stock” rules (generally defined as non-exchange traded stock with a per-share price below $5.00) in the future. While our common stock will not be considered “penny stock” following this offering since they will be listed on the Nasdaq Capital Market, if we are unable to maintain that listing and our common stock is no longer listed on the Nasdaq Capital Market, unless we maintain a per-share price above $5.00, our common stock will become “penny stock.” These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

•	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

•	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

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These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock or our warrants and may affect your ability to resell our common stock and our warrants.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our common stock or our warrants will not be classified as a “penny stock” in the future.

We do not intend to pay dividends for the foreseeable future and thus you must rely on stock appreciation for any return on your investment.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. We may not have sufficient funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors our board of directors may consider relevant. There is no assurance that we will pay any dividends in the future, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend. As a result, you must rely on stock appreciation and a liquid trading market for any return on your investment. If an active and liquid trading market does not develop, you may be unable to sell your shares of common stock at or above the price in this offering at the time you would like to sell.

Our principal stockholders, directors and executive officers have a material level of control over us, which could delay or prevent a change in our corporate control favored by our other stockholders.

As of the date of this Prospectus, our principal stockholders, directors and executive officers beneficially own, in the aggregate, more than 50% of our outstanding common stock. The interests of our current directors and executive officers may differ from the interests of other stockholders. As a result, these current directors and officers could have the ability to exercise material influence over all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

•	approval of certain mergers and other significant corporate transactions, including a sale of substantially all of our assets and material financing transactions;

•	election of directors;

•	adoption of or amendments to stock option plans;

•	amendment of charter documents; or

•	issuance of “blank check” preferred stock.

Our certificate of incorporation grants our board of directors the authority to issue a new series of preferred stock without further approval by our shareholders, which could adversely affect the rights of the holders of our common shares.

Our board of directors has the power to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the power to issue preferred stock without further shareholder approval, subject to applicable listing regulations. As a result, our board of directors could authorize the issuance of new series of preferred stock that would grant to holders thereof certain rights in preference to the rights of our common stock holders to:

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•	our assets upon liquidation;

•	receive dividend payments ahead of holders of common shares;

•	the redemption of the shares, together with a premium, prior to the redemption of our common shares;

•	vote to approve matters as a separate class or have more votes per share relative to shares of common stock.

In addition, our board of directors could authorize the issuance of new series of preferred stock that is convertible into our common shares, or may also authorize the sale of additional shares of authorized common stock, which could decrease the relative voting power of our common shares or result in dilution to our existing shareholders.

If you invest in our securities in this offering, your ownership will be immediately diluted.

If you invest in our securities in this offering, your ownership interest will be immediately diluted to the extent of the difference between the assumed public offering price per share of common stock and the as adjusted net tangible book value per share after giving effect to this offering.

The net tangible book value (deficit) of our Company as of September 30, 2021 was $(6,601,083). The proforma net tangible book value (deficit) of our Company (see Capitalization) as of September 30, 2021 was $(6,512,703), after giving effect on a pro forma basis to reflect the (i) conversion of a note in the principal amount of $89,100 in the fourth quarter through November 8, 2021 into 13,103 common shares and (ii) the issuance of 2,500 common shares as consulting services, as if such transactions had occurred on September 30, 2021. After deducting the book value of $5,803,909 attributable to the Series AAA Preferred Stock and Series E Preferred Stock, the net tangible book value (deficit) of our Common Stock on September 30, 2021 was $(12,405,712) or approximately $(3.37) per share of common stock. Net tangible book value (deficit) per common share is determined by dividing the net tangible book value of our Company (total tangible assets less total liabilities less book value of Preferred Stock) by the number of outstanding shares of our common stock. After giving effect to the issuance and sale in this offering of 1,833,334 shares of common stock at an assumed public offering price of $6.00 per share after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, the as adjusted net tangible book value (deficit) on September 30, 2021, would have been approximately $(2,715,708), or $(0.49) per share of common stock. This represents an immediate dilution in the as adjusted net tangible book value of $6.49 per share of common stock to investors purchasing our common stock in this offering.

As a public company, we are subject to complex legal and accounting requirements that will require us to incur significant expenses and will expose us to risk of non-compliance.

As a public company, we are subject to numerous legal and accounting requirements, and the maintenance listing requires if we become listed on NASDAQ, that do not apply to private companies. The cost of compliance with many of these requirements is material, not only in absolute terms but, more importantly, in relation to the overall scope of the operations of a small company. Our management team is relatively inexperienced in complying with these requirements, and our management resources are limited, which may lead to errors in our accounting and financial statements and which may impair our operations. This inexperience and lack of resources may also increase the cost of compliance and may also increase the risk that we will fail to comply. Failure to comply with these requirements can have numerous adverse consequences including, but not limited to, our inability to file required periodic reports on a timely basis or comply with NASDAQ listing requirements, resulting in loss of market confidence and/or governmental or private actions against us, or delisting from NASDAQ. We cannot assure you that we will be able to comply with all of these requirements or that the cost of such compliance will not prove to be a substantial competitive disadvantage vis-à-vis our privately held and larger public competitors.

We could become subject to shareholder litigation, thereby diverting our resources that may have a material effect on our profitability and results of operations.

The market for our common shares may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price may continue to be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may become the target of similar litigation. Securities litigation will result in substantial costs and liabilities and will divert management’s attention and resources.

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Our management will have broad discretion as to the use of proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will not have the opportunity, as part of your investment decision, to assess whether these proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

We currently have identified significant deficiencies in our internal control over financial reporting that, if not corrected, could result in material misstatements of our financial statements.

We have concluded that we have not maintained effective internal control over financial reporting through the years ended December 31, 2020 and December 31, 2019. The Company determined that it has deficiencies over financial statements recording in areas of recording revenue and expenses in proper cut off as well as proper classification of accounts. Significant deficiencies and material weaknesses in our internal control could have a material adverse effect on us. Due to these deficiencies, there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. We are working to remediate these deficiencies and material weaknesses. We are taking steps to enhance our internal control environment establish and maintain effective disclosure and financial controls and procedures, internal control over financial reporting and changes in corporate governance. In this regard, the Company will be adopting several corporate governance policies and it has established various committees of the Board of Directors, including an Audit Committee comprised of three independent directors in accordance with Nasdaq Rule 5605(c)(2), which will take effect at the time that our registration statement of which this prospectus is a part becomes effective. One of the Audit Committee’s priorities will be to begin the process of segregating tasks and processes to ensure proper internal controls. In connection with this process, the Company plans to implement the following initiatives under the oversight of the Audit committee, and will dedicate a portion of the net proceeds of its offering under this prospectus allocated to working capital to fund them:

•	Hire additional staff to the Finance department with sufficient GAAP experience.

•	Implement ongoing training in U.S. GAAP requirements for our CFO and accounting and other finance personnel.

•	Hire a consultant to assist in internal control review, testing of procedures and processes, and analysis.

•	Initiate a preliminary assessment of management’s internal controls over financial reporting.

•	Improve documentation of existing internal controls and procedures and train personnel to help ensure they are properly followed.

Although we plan to undertake and complete this remediation process as quickly as possible, we are unable, at this time to estimate how long it will take; and our efforts may not be successful in remediating the deficiencies or material weaknesses.

A material weakness in our internal control over financial reporting could adversely impact our ability to provide timely and accurate financial information, and to timely or accurately report our financial condition, results of operations or cash flows or maintain effective disclosure controls and procedures. If we are unable to report financial information timely and accurately or to maintain effective disclosure controls and procedures, we could be subject to, among other things, regulatory or enforcement actions by the SEC, any one of which could adversely affect our business prospects.

General Risk Factors

Certain provisions of our certificate of incorporation, bylaws and New York law make it more difficult for a third party to acquire us and make a takeover more difficult to complete, even if such a transaction were in the stockholders’ interest.

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Our restated certificate of incorporation, as amended, and by-laws and New York law contain provisions that are intended to deter coercive takeover practices and inadequate takeover bids by making such practices or bids unacceptably expensive to the raider and to encourage prospective acquirers to negotiate with our board of directors rather than to attempt a hostile takeover. In addition, provisions of our restated certificate of incorporation, as amended, by-laws and New York law impose various procedural and other requirements, which could make it more difficult for shareholders to effect certain corporate actions. These provisions include, among others:

•	the inability of our shareholders to call a special meeting;

•	rules regarding how shareholders may present proposals or nominate directors for election at shareholder meetings;

•	the right of our Board to issue preferred stock without shareholder approval; and

•	the ability of our directors, and not shareholders, to fill vacancies on our Board.

We believe these provisions may help protect our shareholders from coercive or otherwise unfair takeover tactics by requiring potential acquirers to negotiate with our Board and by providing our Board with more time to assess any acquisition proposal. These provisions are not intended to make our Company immune from takeovers. In addition, although we believe these provisions collectively provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with our Board, they would apply even if the offer may be considered beneficial by some shareholders. These provisions may also frustrate or prevent any attempts by our shareholders to replace or remove our current management team by making it more difficult for shareholders to replace members of our Board, which is responsible for appointing the members of our management.

Our bylaws provide for limitations of director liability and indemnification of directors and officers and employees.

Our bylaws provide that we will indemnify our directors, officers and employees to the fullest extent permitted by law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

Section 402(b) of the BCL permits a New York corporation to include in its certificate of incorporation a provision eliminating the potential monetary liability of a director to the corporation or its shareholders for breach of fiduciary duty as a director; provided that this provision may not eliminate the liability of a director (i) for acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of law, (ii) for any transaction from which the director receives an improper personal benefit or (iii) for any acts in violation of Section 719 of the BCL. Section 719 provides that a director who votes or concurs in a corporate action will be liable to the corporation for the benefit of its creditors and shareholders for any damages suffered as a result of an action approving (i) an improper payment of a dividend, (ii) an improper redemption or purchase by the corporation of shares of the corporation, (iii) an improper distribution of assets to shareholders after dissolution of the corporation without adequately providing for all known liabilities of the corporation or (iv) the making of an improper loan to a director of the corporation.

The limitation of liability in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, numerous assumptions, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. We have based these forward-looking statements on our current expectations and projections about future events. We believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to us on the date of this prospectus, but we cannot assure you that these assumptions and expectations will prove to have been correct or that we will take any action that we may presently be planning. These statements are inherently subject to known and unknown risks, uncertainties and other factors, including, but not limited to, such forward-looking statements contained in the sections “Description of the Business,” “Management Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” and the following:

•	our ability to effectively execute our business strategy;

•	our ability to manage our expansion, growth and operating expenses;

•	our ability to evaluate and measure our business, prospects and performance metrics;

•	our ability to compete and succeed in a highly competitive and evolving industry;

•	our ability to respond and adapt to changes in technology and customer behavior;

•	our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; and,

•	our significant losses since inception and anticipation that we will continue to incur significant losses for the foreseeable future;

•	our need for substantial additional funding to finance our operations.

These and other factors should be considered carefully, and readers should not place undue reliance on our forward-looking statements. Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made. Except as required by U.S. federal securities laws, we have no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

Information regarding market and industry statistics contained in this prospectus is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services., we have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

Our financial statements are stated in United States dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common stock” refer to the common shares in our capital stock.

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USE OF PROCEEDS

We estimate that we will receive gross proceeds of approximately $11,000,004 (or approximately $12,650,004 if the underwriter exercises in full its option to purchase up to 275,000 additional shares of common stock) based on the assumed public offering price of $6.00 per share before deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase (decrease) in the assumed initial public offering price of $6.00 per share would increase (decrease) the net proceeds to us from this offering by $1.686 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 1.0 million shares in the number of shares offered by us would increase (decrease) the net proceeds to us from this offering by approximately $5.52 million, assuming the assumed initial public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We do not expect that a change in the initial public offering price or the number of shares by these amounts would have a material effect on our uses of the proceeds from this offering, although it may accelerate the time at which we will need to seek additional capital.

We intend to use the net proceeds ($9,690,004 calculated as follows: $11,000,004 less estimated underwriting discounts and commissions of $880,000 and estimated offering costs of $430,000) from the sale of the 1,833,334 shares of common stock for the following:

•	$2,500,000 to purchase digital media ad space inventory;

•	$2,900,000 for expansion of our technology engineering, data, and sales human capital resources;

•	$1,600,000 for repayment of short term debt that is payable through June 15, 2022;

•	$790,000 for marketing and business development; and

•	$1,900,004 for other general working capital, investor relations, internal controls remediation and other corporate purposes.

This expected use of the net proceeds from this offering represents our intentions based on our current plans and business conditions, which could change in the future as our plans and business conditions evolve. If management reasonably determines that the net proceeds from this offering would not be sufficient to meet the Company’s development plans and other working capital obligations after closing, management will re-evaluate and revise its current plans and/or seek other sources of financing, although management currently has no specific additional financing plans. The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering, and our investors will be relying on the judgment of our management regarding the application of the net proceeds of this offering. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

Pending their use, we intend to invest the net proceeds of this offering in short-term interest-bearing investment-grade securities, certificates of deposit or government securities. The goal with respect to the investment of these net proceeds is capital preservation and liquidity so that such funds are readily available to fund our operations.

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MARKET PRICE FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock trades on the OTCQB under the symbol "MOBQ" on a limited basis. In October 2021, our Board of Directors approved the filing, and we submitted an application in compliance with the NASDAQ rules and regulations to list and trade our Company’s securities on the NASDAQ Capital Market. As of the date of this prospectus, we have not been given approval by NASDAQ regarding the listing of our Company’s securities on the NASDAQ Capital Market. The following table sets forth the range of high and low sales prices of our Common Stock for the last two fiscal years. On September 9, 2020, the Company effected a one-for-400 reverse stock split. All share and per share amounts set forth herein give retroactive effect to the stock split unless the context indicates otherwise.

Quarters Ended	High	Low
March 31, 2019	$96.00	$40.00
June 30, 2019	76.00	40.00
June 30, 2019	72.00	28.00
December 31, 2019	64.00	28.00
March 31, 2020	48.00	8.00
June 30, 2020	16.00	8.00
June 30, 2020	16.00	4.00
December 31, 2020	11.00	5.50
March 31, 2021	10.95	6.15
June 30, 2021	9.50	5.50
September 30, 2021	10.25	6.45

The closing sales price on November 8, 2021 was $9.25 per share. All quotations provided herein reflect inter-dealer prices, without retail mark-up, markdown or commissions.

In the event a public market for our common stock is sustained in the future, sales of our common stock may be made by holders of our public float or by holders of restricted securities in compliance with the provisions of Rule 144 of the Securities Act of 1933. In general, under Rule 144, a non-affiliated person who has satisfied a six-month holding period in a fully reporting company under the Securities Exchange Act of 1934 may, sell their restricted Common Stock without volume limitation, so long as the issuer is current with all reports under the Exchange Act in order for there to be adequate public information disclosed. Affiliated persons may also sell their common shares held for at least six months, but affiliated persons will be required to meet certain other requirements, including manner of sale, notice requirements and volume limitations. Non-affiliated persons who hold their common shares for at least one year will be able to sell their shares without the need for there to be current public information in the hands of the public. Future sales of shares of our public float or by restricted common stock made in compliance with Rule 144 may have an adverse effect on the then prevailing market price, if any, of our common stock. See "Risk Factors –Our future sales of common stock by management and other stockholders may have an adverse effect on the then prevailing market price of our common stock."

Holders of Record

As of November 8, 2021, there were 130 active holders of record of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Continental Stock Transfer & Trust Company, New York NY.

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DIVIDEND POLICY

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying cash dividends on our capital stock in the foreseeable future. It is the present intention of management to utilize all available funds and future earnings for the development of the Company’s business. Any future determination to declare cash dividends will be made at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board of Directors may deem relevant. Our future ability to pay cash dividends on our capital stock may be limited by any future debt instruments or preferred securities.

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CAPITALIZATION

The following table sets forth our actual cash and cash equivalents and our capitalization as of September 30, 2021 as follows:

•	on an actual basis;

•	on a pro forma basis to reflect (i) the conversion of convertible notes in the principal amount of $89,100 in the fourth quarter through November 8, 2021, and (ii) the issuance of 2,500 shares as consulting fees in the fourth Quarter through November 8, 2021, as if such transactions had occurred on September 30, 2021 (1); and

•	on a pro forma, as adjusted basis to further reflect our issuance and sale of 1,833,334 shares of common stock in this offering at the assumed initial public offering price of $6.00 per share after deducting the underwriting discount and estimated offering expenses payable by us.

The pro forma information set forth in the table below is illustrative only and will be adjusted based on the assumed public offering price and other terms of this offering determined at pricing.

You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes which is included elsewhere in this prospectus.

As of September 30, 2021

	Actual (unaudited)	Pro forma (unaudited)	Pro forma As Adjusted(2) (unaudited)
CASH AND CASH EQUIVALENTS	$735,505	$735,505	$8,825,509 (1)
CONVERTIBLE NOTES	5,111,523	5,022,423	3,422,423
STOCKHOLDERS’ EQUITY:
Preferred stock Series AAA: $0.0001 par value; 4,930,000 authorized; 56,413 shares issued and outstanding on an actual, pro forma and pro forma as adjusted basis as of September 30, 2021	868,869	868,869	868,869

Preferred stock Series E: 70,000 authorized; 61,688 shares issued and outstanding on an actual, pro forma and pro forma as adjusted basis as of September 30, 2021	4,935,040	4,935,040	4,935,040
Common stock: $0.0001 par value; 100,000,000 authorized; 3,670,086 shares issued and outstanding on an actual, 3,685,689 shares pro forma and 5,519,023 shares pro forma as adjusted basis as of September 30, 2021, respectively	372	373	556
Treasury stock: 37,500 shares outstanding at September 30, 2021	(1,350,000)	(1,350,000)	(1,350,000)
Additional paid-in capital	189,498,056	189,587,155	199,276,976
Accumulated deficit	(194,904,072)	(194,904,072)	(194,904,072)
Total stockholders’ equity	(951,735)	(862,635)	8,827,369
Total capitalization	$4,159,788	$4,159,788	$12,249,792

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(1)    Cash is shown net of $1,600,000 of Offering expenses utilized to repay debt(see “Use of Proceeds”)

(2)    Each $1.00 increase (decrease) in the assumed initial public offering price of $6.00 per share would increase (decrease) the net proceeds to us from this offering by $1.686 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 1.0 million shares in the number of shares offered by us would increase (decrease) the net proceeds to us from this offering by approximately $5.52 million, assuming the assumed initial public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The number of shares of our common stock to be outstanding prior to and after this offering is based on 3,685,689 shares of our common stock outstanding as of November 8, 2021.

The preceding table excludes the following as of November 8, 2021:

•	304,930 shares of our common stock issuable upon exercise of outstanding stock options by the members of our board of directors and third parties at a weighted average exercise price of $46.16 per share;

•	904,136 shares of our common stock issuable upon exercise of outstanding warrants held by investors at a weighted average price of $47.68 per share;

•	168,667 shares of our common stock issuable upon the exercise of warrants we expect to grant to the underwriters in this offering at an exercise price of $6.60 per share;

•	923,833 shares of our common stock issuable upon conversion of outstanding convertible debt at a weighted average price of $4.97;

•	1,100,000 shares of our common stock reserved for future grants pursuant to the exercise of options or other equity awards under our stock incentive plans, including 825,000 options which are being granted on the date of this Prospectus at an exercise price equal to 110% of the public offering price of this offering, and

•	168,324 shares issuable upon conversion of outstanding Preferred Stock.

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DILUTION

If you invest in our securities in this offering, your ownership interest will be immediately diluted to the extent of the difference between the assumed public offering price per share of common stock and the as adjusted net tangible book value per share after giving effect to this offering.

The net tangible book value (deficit) of our Company as of September 30, 2021 was $(6,601,083). The proforma net tangible book value (deficit) of our Company (see Capitalization) as of September 30, 2021 was $(6,512,703), after giving effect on a pro forma basis to reflect the (i) conversion of a note in the principal amount of $89,100 in the fourth quarter through November 8, 2021 into 13,103 common shares and (ii) the issuance of 2,500 common shares as consulting services, as if such transactions had occurred on September 30, 2021. After deducting the book value of $5,803,909 attributable to the Series AAA Preferred Stock and Series E Preferred Stock, the net tangible book value (deficit) of our Common Stock on September 30, 2021 was $(12,405,712) or approximately $(3.37) per share of common stock. Net tangible book value (deficit) per common share is determined by dividing the net tangible book value of our Company (total tangible assets less total liabilities less book value of Preferred Stock) by the number of outstanding shares of our common stock. After giving effect to the issuance and sale in this offering of 1,833,334 shares of common stock at an assumed public offering price of $6.00 per share after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, the as adjusted net tangible book value (deficit) on September 30, 2021, would have been approximately $(2,715,708), or $(0.49) per share of common stock. This represents an immediate dilution in the as adjusted net tangible book value of $6.49 per share of common stock to investors purchasing our common stock in this offering.

The following table illustrates the range of immediate dilution to new investors:

Assumed public offering price per common share	$6.00
Proforma net tangible book value per common share as of September 30, 2021	$(3.37)
Increase in net tangible book value per share attributable to new investors in this offering	$2.88
Pro forma as adjusted net tangible book value per common share after this offering	$0.49
Dilution per share to investors in this offering	$6.49

The information above assumes that the underwriters do not exercise their over-subscription option. If the underwriters exercise their over-subscription option in full, the as adjusted net tangible book value will increase to $(1,197,708) or $(0.21) per share, representing an immediate increase to existing stockholders of $3.16 per share and an immediate dilution of $6.21 per share to new investors. If any shares are issued upon exercise of outstanding options or warrants, new investors will experience further dilution.

The number of shares of our common stock that will be issued and outstanding immediately after this offering as shown above is based on 3,670,086 shares outstanding as of September 30, 2021, with adjustments as shown under Capitalization. Assuming the 15% over-allotment option is exercised and the Underwriter exercises their option in full then there will be 5,794,023 common shares outstanding immediately after this offering.

If you purchase securities in this offering, your interest will be immediately and substantially diluted to the extent of the difference between the assumed public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock after giving effect to this offering.

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DESCRIPTION OF THE BUSINESS

Company Background

Mobiquity Technologies, Inc. is next-generation marketing and advertising technology and data intelligence company who operates through our proprietary software platforms in the programmatic advertising space. Our product solutions are comprised of two proprietary software platforms:

•	Our advertising technology operating system (or ATOS) platform; and
•	Our data intelligence platform.

Our Products

The ATOS Platform

Our ATOS platform blends artificial intelligence (or AI) and machine learning (ML) based optimization technology for automatic ad serving that manages digital advertising inventory and campaigns. The ATOS platform:

•	creates an automated marketplace of advertisers and publishers on digital media outlets to host online auctions to facilitate the sale of digital advertising (known as digital real estate) targeted at users while engaged on their internet-connected TV, laptop, tablet, desktop computer, mobile, and over-the-top (or OTT ) streaming media devices; and
•	gives advertisers the capability to understand and interact with their audiences and engage them in a meaningful way by using ads in both image and video formats (known as rich media) to increase their awareness, customer base and foot traffic to their e-commerce site, voting site or physical locations.

Our ATOS platform engages with approximately 20 billion advertisement opportunities per day, based on our daily logs. Our sales and marketing strategy for our ATOS platform is focused on providing a de-fragmented operating system that facilitates a considerably more efficient and effective way for advertisers and publishers to transact with each other. Our goal is to become the programmatic display advertising industry standard for small and medium sized advertisers.

Our ATOS technology is proprietary and primarily consists of know-how and trade secrets developed internally, as well as certain open source software.

Users of the ATOS platform get access to benefits including among other things:

•	ease of set up;
•	targeting features based on audience profiles and location through an in-house data management platform (or DMP);
•	Inventory management and yield optimization;
•	support for all rich media creators’ ad tags;
•	machine learning and AI powered optimization which aids in delivering a higher click through rate on ad links;
•	support for third-party trackers and custom scripts for make-the-most-of-your media (or MOAT) analytics, Integral Ad Science (or IAS), and forensics to enable independent verification by advertisers for transparency;
•	detailed campaign wrap-up reporting that gives a breakdown on publishers, categories, demonstrations, and devices to better understand advertisement campaign performance;
•	access to business intelligence via an analytics dashboard;
•	advanced ad targeting;
•	easy campaign uploading;
•	automated performance optimization;
•	real time reporting;
•	fraud prevention tools; and
•	24x7 support, along with guided managed services to enable users to rapidly harness and operate all the features of the ATOS platform.

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Our ATOS platform includes:

•	Adserver;
•	Demand Side Platform;
•	Advertisement quality tools;
•	Analytics dashboard;
•	Avails Engine;
•	Advertisement prediction and delivery tools;
•	Supply quality tools;
•	Private marketplace tools;
•	Audience and location targeting;
•	Wrap up reports;
•	An Advertisement software development kit (or SDK);
•	Prebid adaptor;
•	contextual targeting;
•	identity graph capabilities;
•	cookie syncing; and
•	the updated version of our quality and security tools, among other things for our ATOS platform.

The Data Intelligence Platform

Our data intelligence platform provides precise data and insights on consumer’s real-world behavior and trends for use in marketing and research. We believe, based on our experience in our industry, that we provide one of the most accurate and scaled solutions for data collection and analysis, utilizing multiple proprietary technologies. Our data intelligence platform technology allows for the ingestion and normalization of various data sources, such as location data, transactional data, contextual data, and search data to reach the right target audience with the right message. Utilizing massively parallel cluster computing and machine learning algorithms and technology, our data intelligence solutions make available actionable data for marketers, researchers and application publishers through an automated platform. We are seeking to generate several revenue streams from our data collection and analysis, including, among other things; advertising, data licensing, attribution reporting, and custom research.

We also offer a self-service alternative through our MobiExchange product, which is a SaaS fee model. MobiExchange is a data focused technology solution that enables individuals and companies to rapidly build actionable data and insights for their own use or for resale. MobiExchange’s easy-to-use, self-service tools allow users to reduce the complex technical and financial barriers typically associated with turning offline data, and other business data, into actionable digital products and services. MobiExchange provides out-of-the-box private labeling, flexible branding, content management, user management, user communications, subscriptions, payment, invoices, reporting, gateways to third party platforms, and help desk among other things.

We believe, based on our experience in our industry, that we provide one of the most accurate and scaled solution for data collection and analysis, utilizing multiple proprietary technologies. MobiExchange is a data focused technology solution that enables individuals and companies to rapidly build actionable data and insights for its own use or for resale. MobiExchange’s easy-to-use, self-service tools allow anyone to reduce the complex technical and financial barriers typically associated with turning offline data, and other business data, into actionable digital products and services. MobiExchange provides out-of-the box private labeling, flexible branding, content management, user management, user communications, subscriptions, payment, invoices, reporting, gateways to third party platforms, and help desk, among other things.

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Our data intelligence platform is hosted and managed on Amazon Web Service (AWS) and takes full advantage of open standards for processing, storage, security and big data technology. Specifically, our data intelligence platform uses the following AWS services: EC2, Lambda, Kafka, Kinesis, S3, Storm, Spark, Machine Learning, RDS, Redshift, Elastic Map Reduction, CloudWatch, DataBricks, and Elastic Search Service with built-in Kibana integration.

Our Strategy

Our strategy in the programmatic advertising space is to provide small- to medium-sized enterprises with an efficient and effective end-to-end, fully integrated ATOS platform. We believe that our ATOS platform gives users in these markets the capability of running marketing and branding campaigns without the need for an extensive marketing team, which enables them to better compete with their larger competitors who have greater marketing financial and human capital resources. Our sales and marketing approach is focused on providing a de-fragmented operating system that facilitates a considerably more efficient and effective way for advertisers and publishers to transact with each other. Our goal is to become the programmatic display advertising industry standard for small- and medium-sized advertisers. Mobiquity plans to hire several new sales and sales support individuals to help generate additional revenue through the use of our ATOS platform.

Our strategy is based on a problem we perceived in the advertising technology industry as it has rapidly grown over the last 10 years. We viewed the technology in the industry to be highly fragmented and thus inefficient. Many advertisers have had to mix multiple vendors’ different technologies, or bolt-on third-party technology to legacy technology, in an effort to create an integrated solution. Often this has resulted in the absence of a central source to address problems with an integrated system that arise. The flaws that this type of stacked technology ecosystem has includes:

•	Increased cost -- this results from integration costs, technology management costs and revenue sharing arrangements among vendors providing different components of the system.
•	Decreased speed -- the automated buying and selling of digital advertising space happens in micro-seconds and when the technology stack comprising the system has to work through several distinct vendor components, the system is inherently slower than a single vendor all-inclusive platform.
•	Lack of transparency – a digital programmatic advertising campaign is comprised of a multitude of metrics each of which can be optimized by the advertiser according to its needs. Lack of transparency occurs when the digital programmatic advertising campaign jumps from its primary platform to the add-on vendors’ platform and the advertiser is unable to see or access certain of the metrics covered by a particular vendor’s component. The user thus loses the ability to optimize that part of the campaign. This is exacerbated as more add-on technologies are added to the system.

We believe our products address and solve the flaws of a stacked system.

A typical digital advertising campaign requires the following components:

•	Data Management Platform (or DMP)
•	Demand-Side Platform (or DSP)
•	Supply-Side Platform (or DSP)
•	Bidder
•	Ad Server
•	Ad Network
•	Supply Quality Tools
•	Fraud Detection
•	Analytical Tools
•	Reporting Dashboard

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Many of the companies we target have between 50-70% of the above components and outsource the rest to vendors who bolt-on technology to those companies’ legacy technology which often results in the flaws discussed above. We provide a single-vendor end-to-end solution integrating the required components from a single source that work together because they are built together, in an effective and cost-efficient way. Our ATOS platform decreases the effective cost-basis for users by integrating all the necessary capabilities at no additional cost: DSP and bidding technologies, AdCop™ Fraud Protection, rich media and ad serving, attribution, reporting dashboard and DMP are all included.

Our Revenue Streams

We target brands, advertising agencies and other advertising technology companies as our audience for our ATOS platform products. The ATOS platform creates three revenue streams.

•	The first is licensing the ATOS platform as a white-label product for use by advertising agencies, demand-side platforms (or DSP’s), brands and publishers. Under the white-label scenario, the user licenses the ATOS platform from us and is responsible for running its own business operations and is billed a percentage of amounts spent on advertising run through the platform.
•	The second revenue stream is a managed services model, in which, the user is billed a higher percentage of revenue run through the platform, but all services are managed by us.
•	The third revenue model is a seat model in which our customer uses our platform and we provide customer service but the customer does everything else, where the user is billed a percentage of revenue run through the platform and business operations are shared between the user and us.

Our data intelligence revenue is driven by managed services for advertising agencies; brands; market researchers; university research departments; healthcare; and financial, sports, pet, civil planning, transportation, and other data and technology companies. Often-times sales to users of our data intelligence platform will lead to them to our ATOS platform as well.

Our Intellectual Property

Our portfolio of technology consists of various intellectual property including proprietary source code, trade secrets and know-how that we have developed internally. We own our technology, although we use open source software for certain aspects, and we protect it though trade secrets and confidentiality requirements set out in our employee handbook which each employee acknowledges, and assigning any technology creations and improvements to us. We also have two patents that relate to our location-based mobile advertising technology business which we are not operating. These patents and patents pending are not material to, or used in, our ATOS or data intelligence related technology that we use in our current operations.

Governmental Regulations

Federal, state and international laws and regulations govern the collection, use, retention, sharing and security of data that we collect. We strive to comply with all applicable laws, regulations, self-regulatory requirements and legal obligations relating to privacy, data protection and consumer protection, including those relating to the use of data for marketing purposes. As we develop and provide solutions that address new market segments, we may become subject to additional laws and regulations, which could create unexpected liabilities for us, cause us to incur additional costs or restrict our operations. From time to time, we may be notified of or otherwise become aware of additional laws and regulations that governmental organizations or others may claim should be applicable to our business. Our failure to anticipate the application of these laws and regulations accurately, or other failure to comply, could create liability for us, result in adverse publicity or cause us to alter our business practices, which could cause our net revenues to decrease, our costs to increase or our business otherwise to be harmed. See “Risk Factors—Our business practices with respect to data and consumer protection could give rise to liabilities or reputational harm as a result of governmental regulation, legal requirements or industry standards relating to consumer privacy, data protection and consumer protection”; and “Risk Factors-- Changes in consumer sentiment or laws, rules or regulations regarding tracking technologies and other privacy matters could have a material adverse effect on our ability to generate net revenues and could adversely affect our ability to collect data on consumer shopping behavior.”

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We are subject to general business regulations and laws as well as regulations and laws specifically governing the internet, e-commerce and m-commerce in a number of jurisdictions around the world. Existing and future regulations and laws could impede the growth of the Internet, e-commerce, m-commerce or other online services. These regulations and laws may involve taxation, tariffs, privacy and data security, anti-spam, data protection, content, copyrights, distribution, electronic contracts, electronic communications and consumer protection. It is not clear how existing laws and regulations governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet as the vast majority of these laws and regulations were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet, e-commerce or m-commerce. It is possible that general business regulations and laws, or those specifically governing the Internet, e-commerce or m-commerce may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. See “Risk Factors-- Government regulation of the Internet, e-commerce and m-commerce is evolving, and unfavorable changes or failure by us to comply with these laws and regulations could substantially harm our business and results of operations.”

Competition

We compete in the data, marketing and research business and in all other facets of our business against small, medium and large companies throughout the United States. Some examples include companies such as Liveramp, Groundtruth and Nielsen. Although we can give no assurance that our business will be able to compete against other companies with greater experience and resources, we believe we have a competitive advantage with our proprietary software and technology platform based on our view that our competitor’s products do not provide the end-to-end solutions that our product solutions do, and their minimum fees are substantially higher than ours for a comparative suite of solutions. See “Risk Factors — We face intense and growing competition, which could result in reduced sales and reduced operating margins, and limit our market share.”

We believe that our competitors’ product offerings in that our competitor’s products do not provide the end-to-end solutions our product solutions do, and their minimum fees are substantially higher than ours for a comparative suite of solutions.

Employees and Contractors

As of September 30, 2021, we have eleven full time employees, including executive management, technical personnel, salespeople, and support staff employees. We also utilize several additional firms/persons who provide services to us on a non-exclusive basis as independent consultants.

Customers

During 2020 and the nine-month period ending on September 30, 2021, sales of our products to four customers generated approximately 36% of our revenues. Our contracts with our customers generally do not obligate them to a specified term and they can generally terminate their relationship with us at any time with a minimal amount of notice.

Debt and Receivables Purchase Financing

We have the following debt financing in place:

Dr. Gene Salkind, who is our Chairman of the Board and one of our directors, and his affiliate provided us an aggregate of $2,700,000 in convertible debt financing for convertible promissory notes and common stock purchase warrants, as discussed in more detail under the heading “Certain Relationships and Related Party Transactions – Related Party Debt Financing”.

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Business Capital Providers, Inc. purchased certain future receivables from the Company at a 26% discount under the following agreements on the following terms:

•	Pursuant to a Merchant Agreement dated July 28, 2021 Business Capital Providers purchased $405,000 of future receivables for a purchase price of $300,000. Under the agreement, the Company agrees to have all receivables collected be deposited into a bank account from which the purchased receivables are remitted to Business Capital Providers daily, at the daily percentage of 9% of the daily banking deposits, or daily amounts of $2,531.25, for the term of 160 days. The Company is responsible for ensuring there are sufficient funds in the account to cover the daily payments. Under the agreement, the Company paid an origination fee of 5% of the purchase price. In the event of a default under the agreement, Business Capital Providers may institute an action to enforce its rights, including recovery of its costs of enforcement. Events of default under the agreement include, among others: the Company’s breach of any provision or representation under the agreement; failure to give 24 hours’ notice there will be insufficient funds to cover a daily remittance; the Company offers for sale or sells a substantial portion of its assets or its business; the Company uses other depository accounts, or closes or changes its depository account from which daily remittances are made; a material change in the Company’s operations; loss of a key employee, customer or supplier of the Company; any change in stock float, voting rights or issuance of voting shares; the Company’s failure to renew a real property lease; any Company default under another agreement with Business Capital Providers; or any form of bankruptcy filing or declaration by or for the Company. The Agreement further provides that in the event of a default, lieu of personal guarantees by any Company principals, or if otherwise mutually agreed, Business Capital Providers may convert any portion of amounts payable to it into shares of common stock of the Company at a price equal to 85% of the lowest volume weighted average price for each of the five trading days preceding the conversion date; provided that Business Capital Providers will not convert into shares that will result in it owning more than 4.99% of the Company’s then outstanding shares of common stock.
•	Pursuant to a Merchant Agreement dated April 29, 2021 purchased $405,000 of future receivables for a purchase price of $300,000 on terms which are substantially the same as the July 28, 2021 Merchant Agreement, except that the daily percentage is 13% and the daily payment is $2,700 per day for a term of 150 business days.
•	In the fourth quarter of 2021, Business Capital Providers assigned its Merchant Agreement and related debt described in this paragraph to non-affiliated third parties, which subsequently converted $89,100 in outstanding indebtedness into 13,103 common shares pursuant to its terms.
•	The Company previously entered into separate Merchant Agreements with Business Capital Providers on eight occasions prior to the April 29, 2021 Merchant Agreement, starting in June 2019, for an aggregate of $1,060,000 in financing, at varying purchase amounts, daily percentages and daily payments, all of which were satisfied in full.

19 private lender-investors, who were unaffiliated shareholders of the Company and accredited investors as provided under Regulation D Rule 501 promulgated under the Securities Act of 1933, provided us convertible debt financing during the period May, 2021 through September, 2021 pursuant to subscription agreements as described below. (Certain of these investors provided us multiple investments in one or more of these convertible debt structures.):

•	Nine of the lender-investors provided us an aggregate of $668,000 in convertible debt financing on the following terms:

o	The lender-investors were issued shares of Company common stock valued at $6 per share equal to 5% of their investments as original issue discount.

o	The debt maturity date is October 31, 2021. If the Company receives debt or equity financing of $200,000 or more, the debt is payable within two business days after the Company receives those funds. The maturity dates of six of these investors’ convertible debt was extended to December 31, 2021.

o	The debt is convertible into shares of Company common stock at a conversion price of $6 per share at any time at the investor’s option until the maturity date.

•	Three of the lender-investors provided us an aggregate of $200,000 in convertible debt financing on the following terms:

o	The lender-investors were issued shares of Company common stock valued at $6 per share equal to 6,000 per $100,000 of principal loan, or on a pro-rata basis if less than $100,000 is loaned (effectively 6% of the amount loaned) as original issue discount.

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o	The debt is convertible into shares of Company common stock at a conversion price of $6 per share at any time at the investor’s option until the maturity date.

o	These investors converted all of this convertible debt into a total of 40,000 shares of common stock.

•	Eleven of the lender-investors provided us an aggregate of $819,500 in convertible debt financing on the following terms:

o	The investment amounts included a 10% original issue discount. Accordingly, the total net principal proceeds of this debt that we received was $745,000.

o	The debt maturity date is June 30, 2022.

o	The investors may convert the debt at any time through the maturity date at a 30% discount to the volume weighted average price per share over the 60 day period prior to conversion, with a floor conversion price of $4 per share. The debt will automatically convert on July 1, 2022 at $4 per share if it not repaid, or converted by the investor, prior to then.

o	All of these investors converted a total of $819,500 of this convertible debt into a total of 156,761 shares of common stock.

•	Four of the lender-investors provided us $130,000 in convertible debt financing on the following terms:

o	Interest at the annual rate of 10%.

o	The debt maturity date is June 30, 2022.

o	The investor may convert the debt at any time through the maturity date at a 30% discount to the volume weighted average price per share over the 60 day period prior to conversion, with a floor conversion price of $4 per share. The debt will automatically convert on July 1, 2022 at $4 per share if it not repaid, or converted by the investor, prior to then.

o	One of these investors converted a total of $30,000 of this convertible debt into a total of 5,904 shares of common stock.

In May of 2020, the Company received Small Business Administration Cares Act loan of $265,842 due to the COVID-19 pandemic. This loan carried a five-year term, with interests at the annual rate of 1%. During second fiscal quarter of 2021 the Cares Act loan was forgiven in full under the SBA Cares Act loan rules.

In June 2020, the Company received a $150,000 Economic Injury Disaster Loan from the SBA which carries a 30-year term, payable in monthly installments of principal plus interest at the annual rate of 3.75%. This loan is secured by all the assets of the Company. The loan proceeds were used for working capital to alleviate economic injury cause by disaster in January 2020 and after that as required by the loan agreement.

On September 20, 2021, the Company entered into securities purchase agreements, with two accredited investors, Talos Victory Fund, LLC and Blue Lake Partners LLC, pursuant to which the Company issued 10% promissory notes with a maturity date of September 20, 2022, in the aggregate principal amount of $1,125,000. In addition, the Company issued warrants to purchase an aggregate of 56,250 shares of its common stock to these holders. Spartan Capital Securities LLC and Revere Securities LLC acted as placement agents on this transaction. The promissory notes include the following terms:

•	Interest at the annual rate of 10%.
•	The notes carry original issue discount of $112,500 in the aggregate. Accordingly, the total net principal of this debt was $1,012,500.
•	The Company is required to make interim payments to the holders in the aggregate amount of $225,000, on or before March 18, 2022, towards the repayment of the balance of the notes. The Company may prepay the principal sum under the notes then outstanding plus accrued and unpaid interest in full at any time without any prepayment premium; however the Company is required to pay a minimum amount of the first 12 months of interest under the notes
•	The holders may convert the notes and exercise the warrants into the Company’s common stock (subject to contractual beneficial ownership limitations of 4.99%). The holders have the right to convert the notes at any time into shares of common stock at a conversion price of $5.00 per share; provided, however, if the Company consummates a so-called uplisting offering to a national exchange within 180 days after the closing date, then the Note conversion price shall adjust to equal 70% of the price per share of common stock in that offering. The warrants may also be exercised at any time from date of issuance over a period of five years at the exercise price then in effect. The initial warrant exercise price shall equal $10.00 per share; provided however, if the Company consummates the uplisting offering within the 180-day period noted above, then the exercise price shall adjust to equal 130% of the price per share in that offering. The warrants contain cashless exercise provisions. Both the notes and the warrants contain customary anti-dilution provisions which could cause an adjustment to the conversion price of the notes and the exercise price of the warrants.

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•	The Company is required to make interim payments to the holders in the aggregate amount of $225,000, on or before March 18, 2022, towards the repayment of the balance of the notes. The Company may prepay the principal sum under the notes then outstanding plus accrued and unpaid interest in full at any time without any prepayment premium; however the Company is required to pay a minimum amount of the first 12 months of interest under the notes.
•	The holders may convert the notes and exercise the warrants into the Company’s common stock (subject to contractual beneficial ownership limitations of 4.99%). The holders have the right to convert the notes at any time into shares of common stock at a conversion price of $5.00 per share; provided, however, if the Company consummates a so-called uplisting offering to a national exchange within 180 days after the closing date, then the Note conversion price shall adjust to equal 70% of the price per share of common stock in that offering. The warrants may also be exercised at any time from date of issuance over a period of five years at the exercise price then in effect. The initial warrant exercise price shall equal $10.00 per share; provided however, if the Company consummates the uplisting offering within the 180-day period noted above, then the exercise price shall adjust to equal 130% of the price per share in that offering. The warrants contain cashless exercise provisions. Both the notes and the warrants contain customary anti-dilution provisions which could cause an adjustment to the conversion price of the notes and the exercise price of the warrants.
•	The notes provide that so long as the Company has any obligations under the Notes, the Company will not, among other things:

o	Incur or guarantee any indebtedness which is senior or equal to the notes.
o	Redeem or repurchase any shares of stock, warrants, rights or options without the holders’ consent.
o	Sell, lease or otherwise dispose of a significant portion of its assets without the holders’ consent.

•	The notes contain customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the notes or security purchase agreements.
•	In an event of default under the notes, which has not been cured within any applicable cure period, if any, the notes shall become immediately due and payable and the Company shall pay to the holders an amount equal to the principal sum then outstanding plus accrued interest, multiplied by 125%. Additionally, upon the occurrence of an event of default, additional interest will accrue from the date of the event of default at the rate equal to the lower of 16% per annum or the highest rate permitted by law.

On the closing date of this financing, the holders delivered the net amount of $910,000 of the purchase price to the Company in exchange for the notes (which was net of the original issue discount and other fees and expenses relate to this financing).

On October 19,2021, the Company filed a Form S-1 Registration Statement (File no.333-260364) with the Securities and Exchange Commission of which this Prospectus is a part for a public Offering to raise approximately $11 million dollars in an underwritten public offering. The next day the Company filed an application to list our common stock on the NASDAQ Capital Market under the symbol “MOBQ.” In the event that the Offering is completed, the Company has allocated an estimated $1,600,000 to retire the loans of, Talos Victory Fund, LLC, Blue Lake Partners LLC and other unsecured short term indebtedness.

In the fourth quarter of 2021, Business Capital Providers assigned one of its Merchant Agreements and related debt described in note 6 above to non-affiliated third parties, which subsequently converted $89,100 in outstanding indebtedness into 13,103 common shares pursuant to their terms.

Corporate Structure

We operate our business through two wholly-owned subsidiaries, Advangelists, LLC and Mobiquity Networks, Inc. Our corporate structure is as follows:

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Subsidiaries

Advangelists, LLC

Advangelists LLC operates our ATOS platform business.

We originally acquired a 48% membership interest and Glen Eagles Acquisition LP acquired a 52% membership interest in Advangelists in a merger transaction in December 2018 for consideration valued at $20 Million. At the time Glen Eagles was a shareholder of the Company, owning 412,500 shares of our common stock. The Company became, and remains, the sole manager of Advangelists following the merger with sole management power. In consideration for the merger:

•	Mobiquity issued warrants for 269,384 shares of common stock at an exercise price of $56 per share to the pre-merger Advangelsts’ members, and, in February 2019, upon the attainment of the vesting threshold of Advangelists’ combined revenues for the months of December 2018 and January 2019 being at least $250,000, the Company transferred 9,209,722 shares of Gopher Protocol, Inc. common stock to the pre-merger Advangelists members. The Mobiquity warrants were valued at a total of $3,844,444, and the Gopher shares of common stock were valued at a total of $6,155,556.

•	Glen Eagles paid the pre-merger Advangelists members $10 million. $500,000 was paid at closing in cash (which the Company advanced on behalf of Glen Eagles without any agreement regarding repayment of the advance), and $9,500,000 was paid by Glen Eagles’ promissory note to Deepanker Katyal, as representative of pre-merger Advangelists members, payable in 19 monthly installments of $500,000 each.

The Company acquired 3% of the Advangelists’ membership interests from Glen Eagles in April 2019 in satisfaction of the Company’s $500,000 closing payment advance to Glen Eagles, resulting in Mobiquity owning 51% and Glen Eagles owning 49% of Advangelists.

In May 2019 the Company acquired the remaining 49% of Advangelists’ membership interests from Glen Eagles, becoming the 100% owner of Advangelists, in a transaction involving the Company, Glen Eagles, and Gopher Protocol, Inc. In that transaction, Gopher acquired the 49% Advangelists membership interest from Glen Eagles and assumed Glen Eagles’ promissory note to Deepanker Katyal, as representative of the pre-merger Advangelists owners, which had a remaining balance of $7,512,500, in satisfaction of indebtedness owed by Glen Eagles to Gopher. Concurrently with that transaction, the Company acquired the 49% of Advangelists membership interest from Gopher and assumed the promissory note in consideration. Additionally, warrants for 300,000 shares of Company common stock which are issuable upon the conversion of Mobiquity Class AAA preferred stock owned by Gopher were amended to provide for a cashless exercise. In September 2019, the assumed note, which then had a principal balance of $6,780,000, was amended and restated to provide that:

•	$5,250,000 of the principal was payable in 65,625 shares of the Company’s Class E Preferred Stock, which is convertible into 164,062.50 shares the Company’s common stock, plus warrants to purchase 82,031.25 Company shares of common stock, at an exercise price of $48 per share; and

•	$1,530,000 of the principal balance, plus all accrued and unpaid interest under the promissory note was payable in three monthly installments of $510,000 each.

The promissory note was paid in full in November 2019.

Mobiquity Networks, Inc.

We have established Mobiquity Networks, Inc and have operated it since January 2011. Mobiquity Networks started and developed as a mobile advertising technology company focused on driving foot-traffic throughout its indoor network and has evolved and grown into a next generation data intelligence company. Mobiquity Networks operates our data intelligence platform business.

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Properties

The Company is presently utilizing the office space of its Chief Financial Officer as its principal executive office located at 35 Torrington Lane, Shoreham, NY 11786. The Company was leasing on a month-to-month basis a fully furnished executive suite in Manhattan at a monthly cost of approximately $9,000. The executive suite was located at 61 Broadway, 11th Floor, Suite 1105, New York, NY 10006. Since COVID-19 we have not been able to use the space nor been responsible to pay rent for the period April 2020 through January 2021 when we terminated this office lease.

Legal Proceedings

We are not a party to any pending material legal proceedings, except as follows:

Washington Prime Group, Inc. (“WPG”), a successor in interest to Simon Property Group, L.P., commenced an action in the Marion Superior Court, County of Marion, State of Indiana against the Company in February 2020 alleging default on 36 commercial leases which the Company had entered into in 36 separate shopping mall locations across the United States for the placement of Mobiquity’s Bluetooth messaging system equipment in the shopping malls to send advertisements through to shoppers’ phones as they walked through mall common areas. WPG alleged damages from unpaid rent of $892,332. WPG sought a judgment from the court to collect the claimed unpaid rent plus attorneys’ fees and other costs of collection. The Company disputed the claim. On September 18, 2020, the parties entered into a settlement agreement with respect to this lawsuit. Under the settlement agreement, Mobiquity paid WPG $100,000.00 in five $20,000 monthly installments ending in January 2021 and mutual general releases were exchanged.

In December 2019, Carter, Deluca & Farrell LP, a law firm, commenced an action in the Supreme Court of New York, County of Nassau, against the Company seeking $113,654 in past due legal fees allegedly owed. The Company disputed the amount owed to that firm. On March 13, 2021 the Company entered into a settlement agreement with the law firm and paid them $60,000 to settle the lawsuit.

In July 2020, Fyber Monetization, an Israeli company in the business of digital advertising, commenced an action against the Company’s wholly-owned subsidiary Advangelists LLC in the Magistrate’s Court in Tel Aviv, Israel. In its statement of claim, Fyber alleged that Advangelists owes Fyber license fees of $584,945 invoiced in June through November 3, of 2019 under a February 1, 2017 license agreement for the use of Fyber’s RTB technology and e-commerce platform with connects digital advertising media buyers and media sellers. Advangelists has disputed the claims and is defending this lawsuit. Due to uncertainties inherent in litigation, we cannot predict the outcome on this action with any certainty. If we do not settle this action on terms favorable to us, or at all and Fyber is successful in its claim against Advangelists, the obligation to pay substantial monetary damages could have a material adverse effect on our financial condition and funds available to pursue our business plans. See “Risk Factors -- Our subsidiary Advangelists, LLC is party to litigation, the outcome of which could have a material adverse effect on us if it is not settled on terms favorable to us, or at all and the plaintiff is successful in its claims.”

In October 2020, FunCorp Limited, a Cypriot company which owns and operates social networking websites and mobile applications, commenced an action against the Company’s wholly-owned subsidiary Advangelists LLC in Superior Court, State of Washington, County of King alleging Advangelists owed FunCorp for unpaid amounts due under an insertion order for placement of Advangelists’ advertisements on FunCorp’s iFunny website totaling $42,464 plus legal fees. Advangelists disputed the claim. In September, 2021 the action was settled in payment of $44,000 and the exchange of general releases, without Advangelists admitting any liability. The settlement agreement provides that the terms of the settlement agreement and FunCorp’s allegations are confidential, and may not be disclosed except as required by law, court order or subpoena with certain limitations.

Reports to Securities Holders

We provide an annual report that includes audited financial information to our shareholders. We make our financial information equally available to any interested parties or investors through compliance with the disclosure rules for a small business issuer under the Exchange Act. We are subject to disclosure filing requirements including filing Annual Reports on Form 10-K annually and Quarterly Reports on Form 10-Q quarterly. In addition, we will file Current Reports on Form 8-K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, including our Forms 10-K, 10-Q and 8-K and registration statements and proxy and information statements, at the SEC’s Public Reference Room at 100 F Street NE, Washington, DC 20549, or you can read our SEC filings, including the Registration Statement on Form S-1 of which this prospectus is a part, over the Internet at the SEC’s website at http://www.sec.gov.1

The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited financial statements and notes thereto included herein. In connection with, and because we desire to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we caution readers regarding certain forward-looking statements in the following discussion and elsewhere in this prospectus and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or our behalf. We disclaim any obligation to update forward-looking statements.

Company Overview

Mobiquity Technologies, Inc. is a next-generation marketing and advertising technology and data intelligence company who operates through our proprietary software platforms in the programmatic advertising space.

Our product solutions are comprised of two proprietary software platforms:

•	Our advertising technology operating system (or ATOS) platform; and
•	Our data intelligence platform.

Our ATOS platform blends artificial intelligence (or AI) and machine learning (ML) based optimization technology for automatic ad serving that manages digital advertising inventory and campaigns. Our data intelligence platform provides precise data and insights on consumer’s real-world behavior and trends for use in marketing and research.

We operate our business through two wholly-owned subsidiaries. Advangelists LLC operates our ATOS platform business, and Mobiquity Networks, Inc. operates our data intelligence platform business.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of financial statements requires management to make estimates and disclosures on the date of the financial statements. On an on-going basis, we evaluate our estimates including, but not limited to, those related to revenue recognition. We use authoritative pronouncements, historical experience and other assumptions as the basis for making judgments. Actual results could differ from those estimates. We believe that the following critical accounting policies affect our more significant judgments and estimates in the preparation of our financial statements.

Revenue Recognition –On May 28, 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), to update the financial reporting requirements for revenue recognition. Topic 606 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The guidance is based on the principle that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to fulfill a contract. This guidance became effective for the Company beginning on January 1, 2018, and entities have the option of using either a full retrospective or a modified retrospective approach for the adoption of the new standard. The Company adopted this standard using the modified retrospective approach on January 1, 2018.

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In preparation for adoption of the standard, the Company evaluated each of the five steps in Topic 606, which are as follows: (1) Identify the contract with the customer; (2) Identify the performance obligations in the contract; (3) Determine the transaction price; (4) Allocate the transaction price to the performance obligations; and (5) Recognize revenue when (or as) performance obligations are satisfied.

Reported revenue will not be affected materially in any period due to the adoption of ASC Topic 606 because: (1) the Company expects to identify similar performance obligations under Topic 606 as compared with deliverables and separate units of account previously identified; (2) the Company has determined the transaction price to be consistent; and (3) the Company records revenue at the same point in time, upon delivery of services, under both ASC Topic 605 and Topic 606, as applicable under the terms of the contract with the customer. Additionally, the Company does not expect the accounting for fulfillment costs or costs incurred to obtain a contract to be affected materially in any period due to the adoption of Topic 606.

There are also certain considerations related to accounting policies, business processes and internal control over financial reporting that are associated with implementing Topic 606. The Company has evaluated its policies, processes, and control framework for revenue recognition, and identified and implemented the changes needed in response to the new guidance.

Lastly, disclosure requirements under the new guidance in Topic 606 have been significantly expanded in comparison to the disclosure requirements under the current guidance, including disclosures related to disaggregation of revenue into appropriate categories, performance obligations, the judgments made in revenue recognition determinations, adjustments to revenue which relate to activities from previous quarters or years, any significant reversals of revenue, and costs to obtain or fulfill contract.

The Company generates revenue from service contracts with certain customers. These contracts are accounted for under the proportional performance method. Under this method, revenue is recognized in proportion to the value provided to the customer for each project as of each reporting date. We recognize revenues in the period in which the data transmission is provided to the licensee.

Allowance for Doubtful Accounts

We are required to make judgments as to the realizability of our accounts receivable. We make these assessments based on the following factors: (a) historical experience, (b) customer concentrations, (c) customer credit worthiness, (d) current economic conditions, and (e) changes in customer payment terms.

Accounting for Stock Based Compensation

Stock based compensation cost is measured at the grant date fair value of the award and is recognized as expense over the requisite service period. The Company uses the Black-Sholes option-pricing model to determine fair value of the awards, which involves certain subjective assumptions. These assumptions include estimating the length of time employees will retain their vested stock options before exercising them (“expected term”), the estimated volatility of the company’s common stock price over the expected term (“volatility”) and the number of options for which vesting requirements will not be completed (“forfeitures”). Changes in the subjective assumptions can materially affect estimates of fair value stock-based compensation, and the related amount recognized on the consolidated statements of operations.

Goodwill and Intangible Assets

Goodwill represents the future economic benefit arising from other assets acquired that could not be individually identified and separately recognized. The goodwill arising from the Company’s acquisitions is attributable to the value of the potential expanded market opportunity with new customers. Intangible assets have either an identifiable or indefinite useful life. Intangible assets with identifiable useful lives are amortized on a straight-line basis over their economic or legal life, whichever is shorter. The Company’s amortizable intangible assets consist of customer relationships and non-compete agreements. Their useful lives range from 1.5 to 10 years. The Company’s indefinite-lived intangible assets consist of trade names.

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Goodwill and indefinite-lived assets are not amortized but are subject to annual impairment testing unless circumstances dictate more frequent assessments. The Company performs an annual impairment assessment for goodwill during the fourth quarter of each year and more frequently whenever events or changes in circumstances indicate that the fair value of the asset may be less than the carrying amount. Goodwill impairment testing is a two-step process performed at the reporting unit level. Step one compares the fair value of the reporting unit to its carrying amount. The fair value of the reporting unit is determined by considering both the income approach and market approaches. The fair values calculated under the income approach and market approaches are weighted based on circumstances surrounding the reporting unit. Under the income approach, the Company determines fair value based on estimated future cash flows of the reporting unit, which are discounted to the present value using discount factors that consider the timing and risk of cash flows. For the discount rate, the Company relies on the capital asset pricing model approach, which includes an assessment of the risk-free interest rate, the rate of return from publicly traded stocks, the Company’s risk relative to the overall market, the Company’s size and industry and other Company specific risks. Other significant assumptions used in the income approach include the terminal value, growth rates, future capital expenditures and changes in future working capital requirements. The market approaches use key multiples from guideline businesses that are comparable and are traded on a public market. If the fair value of the reporting unit is greater than its carrying amount, there is no impairment. If the reporting unit’s carrying amount exceeds its fair value, then the second step must be completed to measure the amount of impairment, if any. Step two calculates the implied fair value of goodwill by deducting the fair value of all tangible and intangible net assets of the reporting unit from the fair value of the reporting unit as calculated in step one. In this step, the fair value of the reporting unit is allocated to all of the reporting unit’s assets and liabilities in a hypothetical purchase price allocation as if the reporting unit had been acquired on that date. If the carrying amount of goodwill exceeds the implied fair value of goodwill, an impairment loss is recognized in an amount equal to the excess.

Determining the fair value of a reporting unit is judgmental in nature and requires the use of significant estimates and assumptions, including revenue growth rates, strategic plans and future market conditions, among others. There can be no assurance that the Company’s estimates and assumptions made for purposes of the goodwill impairment testing will prove to be accurate predictions of the future. Changes in assumptions and estimates could cause the Company to perform impairment test prior to scheduled annual impairment tests.

The Company performed its annual fair value assessment at December 31, 2019, there were no impairment charges during the year. For the year ended December 31, 2020, there was a $4,000,000 impairment.

Plan of Operation

Mobiquity intends to hire several new sales and sales support individuals to help generate additional revenue through the use of the Advangelists platform. Mobiquity’s sales team will focus on Advertising Agencies, Brands and publishers to help increase both supply and demand across the Advangelists platform. The Advangelists platform creates three revenue streams for Mobiquity. The first is licensing the Advangelists platform as a white-label product for use by Advertising Agencies, DSP’s, Publishers and Brands. Under the White-Label scenario, the user licenses the technology and is responsible for running its own business operations and is billed a percentage of volume run through the platform. The second revenue stream is a managed services model, in which, the user is billed a higher percentage of revenue run through the platform, but all services are managed by the Mobiquity/Advangelists team. The third revenue model is a seat model, whereas the user is billed a percentage of revenue run through the platform and business operations are shared between the user and the Mobiquity/Advangelists team. The goal of the sales team is to inform potential users of the benefits in efficiency and effectiveness of utilizing the end-to-end, fully integrated ATOS created by Advangelists.

Results of Operations

Quarter Ended September 30, 2021, versus Quarter Ended September 30, 2020

The following table sets forth certain selected condensed statement of operations data for the periods indicated in dollars. In addition, we note that the period-to-period comparison may not be indicative of future performance.

	Quarter Ended
	September 30, 2021	September 30, 2020
Revenue	$572,745	$1,429,696
Cost of Revenues	(690,702)	(952,779)
Gross Income (Loss)	(117,957)	476,917
Selling, General and Administrative Expenses	(3,076,255)	(2,078,382)
Loss from operations	(3,194,212)	(1,601,465)

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We generated revenues of $572,745 in the third quarter of 2021 as compared to $1,429,696 in the same period for 2020, a change in revenues of $856,951. The nationwide economic shutdown due to COVID-19 during the third quarter severely reduced current operations.

Cost of revenues was $690,702 or 120.6% of revenues in the third quarter of 2021 as compared to $952,779 or 66.6% of revenues in the same fiscal period of fiscal 2020. Cost of revenues include web services for storage of our data and web engineers who are building and maintaining our platforms. Our ability to capture and store data for sales does not translate to increased cost of sales.

Gross Income (Loss) was $(117,957) or 20.6% of revenues for the third quarter of 2021 as compared to $476,917 in the same fiscal period of 2020 or 33.4% of revenues. When the country comes out of COVID-19 and the economy begins to turn around we anticipate income to increase.

Selling, general, and administrative expenses were $3,076,255 for the third quarter of fiscal 2021 compared to $2,078,382 in the comparable period of the prior year, an increase of $997,873. Increased operating costs include cash expense for salaries of $105,308, non-cash operating costs include stock-based compensation of $662,579, and origination fees of $605,880.

The net loss from operations for the third quarter of fiscal 2021 was $3,194,212 as compared to $1,601,465 for the comparable period of the prior year. The continuing operating loss is attributable to the focused effort in creating the infrastructure required to move forward with our Mobiquity and Advangelists network business.

No benefit for income taxes is provided for in the reported periods due to the full valuation allowance on the net deferred tax assets. Our ability to be profitable in the future is dependent upon the successful introduction and usage of our data collection and analysis including Advertising, Data Licensing, Footfall Reporting, Attribution Reporting, Real Estate Planning, Financial Forecasting and Custom Research services.

Nine months Ended September 30, 2021, versus Nine months Ended September 30, 2020

The following table sets forth certain selected condensed statement of operations data for the periods indicated in dollars. In addition, we note that the period-to-period comparison may not be indicative of future performance.

	Nine Months Ended
	September 30, 2021	September 30, 2020
Revenue	$1,797,052	$3,032,064
Cost of Revenues	(2,439,501)	(2,612,690)
Gross Income (Loss)	(642,449)	419,374
Selling, General and Administrative Expenses	(6,179,909)	(8,013,595)
Loss from operations	(6,822,358)	(7,594,221)

We generated revenues of $1,797,052 in the nine months of 2021 as compared to $3,032,064 in the same period for 2020, a change in revenues of $1,235,012. The nationwide economic shutdown due to COVID-19 during the six months ended severely reduced current operations.

Cost of revenues was $2,439,501 or 135.8% of revenues in the nine months of 2021 as compared to 2,612,690 or 86.2% of revenues in the same fiscal period of fiscal 2020. Cost of revenues include web services for storage of our data and web engineers who are building and maintaining our platforms. Our ability to capture and store data for sales does not translate to increased cost of sales.

Gross Income (Loss) was $(642,449) or 35.8% of revenues for the nine months of 2021 as compared to $419,374 in the same fiscal period of 2020 or 13.8% of revenues. When the country fully comes out of COVID-19 and the economy turns around we anticipate income to increase.

Selling, general, and administrative expenses were $6,179,909 for the nine months of fiscal 2021 compared to $8,013,595 in the comparable period of the prior year, a decrease of approximately $1,833,686. Decreased operating costs include professional fees of $359,064, salaries of $273,304, non-cash expenses of amortization costs of $600,000 and warrant expense of $598,894.

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The net loss from operations for the nine months of fiscal 2021 was $6,822,358 as compared to $7,594,221 for the comparable period of the prior year. The continuing operating loss is attributable to the focused effort in creating the infrastructure required to move forward with our Mobiquity and Advangelists network business.

No benefit for income taxes is provided for in the reported periods due to the full valuation allowance on the net deferred tax assets. Our ability to be profitable in the future is dependent upon the successful introduction and usage of our data collection and analysis including Advertising, Data Licensing, Footfall Reporting, Attribution Reporting, Real Estate Planning, Financial Forecasting and Custom Research services.

Year Ended December 31, 2020 versus Year Ended December 31, 2019

	Year Ended December 31
	2020	2019
Revenue	$6,184,010	$9,717,796
Cost of Revenues	4,360,645	7,297,550
Gross Profit	1,823,365	2,420,246
Operating Expenses	13,204,465	15,882,475
Loss from operations	(11,381,100)	(13,462,229)
Net Loss	(15,029,395)	(43,747,375)
Loss from operations per common share	(5.92)	(22.55)
Weighted average common shares outstanding	2,537,811	1,952,538

We generated revenues of $6,184,010 in fiscal 2020 compared to $9,717,796 in the same period for fiscal 2019, a change in revenues of $3,533,786, which is a decrease of over 36%. Decreased revenues from the onset of COVID-19 started during the first quarter of 2020 and continues currently.

Cost of revenues was $4,360,645 or 70.5% of revenues in fiscal 2020 compared to $7,297,550 or 75.1% of revenues in the same fiscal period of fiscal 2019. Cost of revenues include web services for storage and processing of our data and web engineers who are building and maintaining our platforms.

Gross Profit was $1,823,365 for fiscal 2020 or 29.5% of revenues compared to $2,420,246 in the same fiscal period of 2019 or 24.9% of revenues. The increase in gross profit margin from fiscal year 2019 to 2020 pertains to discounts given to our current customer base with some introductory rates for the new services we designed in 2019 have been removed in 2020.

Operating expenses were $13,204,465 for fiscal 2020 compared to $15,882,475 in the comparable period of the prior year, a decrease of $2,678,010. Such operating cost decreases include technology integration costs, payroll and related expenses, commissions, insurance, rents, professional (consulting) and public awareness fees. Non-cash stock-based compensation decreased $5,251,952 along with an increase in amortization costs of $1,076,488 and impairment expense of $4,000,000.

The loss from operations for 2020 was $11,381,100 as compared to $13,462,229 for the comparable period of the prior year, a $2,081,129 decrease. The loss from operations included the non-cash decrease in stock-based compensation of $1,347,048, amortization costs of $2,600,735, and warrant expense $598,894 and an increase in impairment costs of $4,000,000. Cash costs include a decrease in salaries of $783,474, rents $93,573 and commissions of $116,406 an increase in bad debts of $444,697 due to the COVID-19 pandemic.

The net loss for 2020 was $15,029,395 as compared to $43,747,375 for the comparable period of the prior year, a 34.4% decrease from the previous year. Decrease in net loss from 2020 include noncash expenses totaling $22,791,640, including $22,614,303 in warrant expense and stock-based compensation of $5,251,952.

No benefit for income taxes is provided for in the reported periods due to the full valuation allowance on the net deferred tax assets. Our ability to be profitable in the future is dependent upon the successful introduction and usage of our data collection and analysis including Advertising, Data Licensing, Footfall Reporting, Attribution Reporting, Real Estate Planning, Financial Forecasting and Custom Research services.

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Liquidity and Capital Resources

The Company had cash and cash equivalents of $735,505 at September 30, 2021. Cash used in operating activities for the nine months ended September 30, 2021, was $5,060,535. This resulted primarily from a net loss of $8,735,146 offset by stock-based compensation of $1,289,899, amortization of $1,350,551, common stock issued for services of $173,300, accrued interest of $301,919, decrease in accounts receivable of $1,013,223 and $474,650 decrease in accounts payable, decrease in prepaid expenses of $43,696. Cash used in investing activities results from note converted to common stock of $1,810,506, common stock issued for cash $898,990 and Original issue discount of $724,031. Cash flow from financing activities of $1,760,240 resulted from the proceeds from the issuance of notes of $2,643,000, and cash paid on loans $616,918 and the forgiveness of Small Business Administration of $265,842.

We had cash and cash equivalents of $602,182 at December 31, 2020. Cash used by operating activities for the year ended December 31, 2020 was $4,750,443. This resulted from a net loss of $15,032,404, partially offset by non-cash expenses, including depreciation and amortization of $1,807,007, stock-based compensation of $1,347,048, warrant expense of $1,472,367 and impairment expense of $4,000,000. Cash provided by financing activities of $485,033 was the result of issuance of notes and cash payments on notes outstanding.

The Company had cash and cash equivalents of $539,757 at September 30, 2020. Cash used in operating activities for the nine months ended September 30, 2020, was $4,490,623. This resulted primarily from a net loss of $10,980,423 offset by stock-based compensation of $1,331,459, warrant expense of $1,472,368 amortization of $1,950,552, increase in allowance of uncollectible receivables of $306,000, common stock issued for professional services of $470,000, decrease in accounts receivable of $1,512,216, change in accrued expenses and other current liabilities of $95,310 and a change in of accounts payable and accrued expenses of $447,906. Cash flow from investing activities includes the issuance of common stock for cash of $3,338,084and the conversion of a note for common stock of $30,695, purchase of property and equipment of $6,599. Cash flow from financing activities of $425,103 resulted from the proceeds from the issuance of the Company's convertible notes of $915,842 and cash paid on bank loans $490,739.

Our company commenced operations in 1998 and was initially funded by our three founders, each of whom has made demand loans to our company that have been repaid. Since 1999, we have relied on equity financing and borrowings from outside investors to supplement our cash flow from operations and expect this to continue in 2019 and beyond until cash flow from our proximity marketing operations become substantial.

We had cash and cash equivalents of $1,240,064 at December 31, 2019. Cash used by operating activities for the year ended December 31, 2019 was $8,342,506. This resulted from a net loss of $44,027,719, partially offset by non-cash expenses, including depreciation and amortization of $1,528,644, stock-based compensation of $6,599,000, and warrant expense of $3,153,991, other warrant costs from the conversion/issuance of debt of $23,213,197. Cash provided by financing activities of $9,018,251 was the result of issuance of notes, proceeds from the issuance of common stock, sales of investments, and notes from bank.

Our company commenced operations in 1998 and was initially funded by our three founders, each of whom has made demand loans to our company that have been repaid. Since 1999, we have relied on equity financing and borrowings from outside investors to supplement our cash flow from operations and expect this to continue in 2021 and beyond until cash flow from our proximity marketing operations become substantial.

Recent Financings

We have completed various financings as described as described under the Notes to Consolidated Financial Statements.

Off-Balance Sheet Arrangements

As of September 30, 2021, we did not have any off-balance-sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K.

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Internal Control over Financial Reporting

Under the supervision and with the participation of our management, including the Chief Executive Officer and Chief Financial Officer, we have evaluated the effectiveness of our disclosure controls and procedures as required by Exchange Act Rule 13a-15(b) as of the end of the period covered by this report. Based on that evaluation, the Chief Executive Officer and Chief Financial Officer have concluded that these disclosure controls and procedures are not effective.

Report of Management on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting for the Company. Internal control over financial reporting is a process to provide reasonable assurance regarding the reliability of our financial reporting for external purposes in accordance with accounting principles generally accepted in the United States of America. Internal control over financial reporting includes maintaining records that in reasonable detail accurately and fairly reflect our transactions; providing reasonable assurance that transactions are recorded as necessary for preparation of our financial statements; providing reasonable assurance that receipts and expenditures of company assets are made in accordance with management authorization; and providing reasonable assurance that unauthorized acquisition, use or disposition of company assets that could have a material effect on our financial statements would be prevented or detected on a timely basis. Because of its inherent limitations, internal control over financial reporting is not intended to provide absolute assurance that a misstatement of our financial statements would be prevented or detected.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our company’s annual or interim financial statements will not be prevented or detected on a timely basis. In its assessment of the effectiveness of internal control over financial reporting as of December 31, 2020, our company determined that there were control deficiencies that constituted material weaknesses, as described below:

We did not maintain appropriate financial reporting controls – As of December 31, 2020, our company has not maintained sufficient internal controls over financial reporting for the financial reporting process. As at December 31, 2018, our company did not have sufficient financial reporting controls with respect to timely financial reporting and the ability to process complex accounting issues such as debt conversions. Subsequent to December 31, 2018, our company has obtained the necessary assistance to ensure that the performance of complex accounting issues can be performed accurately and on a timely basis.

Management conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this evaluation, management concluded that the company’s internal control over financial reporting was not effective as of December 31, 2018. There were no significant changes in our internal control over financial reporting during the year ended December 31, 2018 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting. Our independent auditors have not audited and are not required to audit this assessment of our internal control over financial reporting for the fiscal year ended December 31, 2020.

Internal Controls Remediation Efforts

We are working to remediate the deficiencies and material weaknesses in our internal controls. We are taking steps to enhance our internal control environment establish and maintain effective disclosure and financial controls and procedures, internal control over financial reporting and changes in corporate governance., In this regard, the Company will be adopting several corporate governance policies and it has established various committees of the Board of Directors, including an Audit Committee comprised of three independent directors in accordance with Nasdaq Rule 5605(c)(2), which will take effect at the time that our registration statement of which this prospectus is a part becomes effective. One of the Audit Committee’s priorities will be to begin the process of segregating tasks and processes to ensure proper internal controls. In connection with this process, the Company plans to implement the following initiatives under the oversight of the Audit committee, and will dedicate a portion of the net proceeds of its offering under this prospectus allocated to working capital to fund them:

•	Hire additional staff to the Finance department with sufficient GAAP experience.
•	Implement ongoing training in U.S. GAAP requirements for our CFO and accounting and other finance personnel.
•	Hire a consultant to assist in internal control review, testing of procedures and processes, and analysis.
•	Initiate a preliminary assessment of management’s internal controls over financial reporting.
•	Improve documentation of existing internal controls and procedures and train personnel to help ensure they are properly followed.

Although we plan to undertake and complete this remediation process as quickly as possible, we are unable, at this time to estimate how long it will take; and our efforts may not be successful in remediating the deficiencies or material weaknesses.

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MANAGEMENT

The following table presents information with respect to our officers, directors and significant employees as of the date of this prospectus:

NAME	AGE	POSITION

Dean L. Julia	53	Chief Executive Officer/President/Treasurer/Director/Co-Founder/Secretary
Paul Bauersfeld	57	Chief Technology Officer
Sean J. McDonnell, CPA	59	Chief Financial Officer
Sean Trepeta	53	President of Mobiquity Networks /Secretary of the Company
Dr. Gene Salkind, M.D.	68	Chairman of the Board of Directors
Deepanker Katyal	35	Chief Executive Officer of Advangelists

Our Company is governed by our board. Directors are elected at the annual meeting of stockholders and hold office until the following annual meeting. The terms of all officers expire at the annual meeting of directors following the annual stockholders meeting. Officers serve at the pleasure of our board of directors and may be removed, either with or without cause, by our board of directors, and a successor elected by a majority vote of our board of directors, at any time. Nevertheless, the foregoing is subject to the employment contracts of our executive officers.

Independent Directors

Currently we have no independent directors. The following persons have consented to become directors of the Company upon the effectiveness of the registration statement of which this prospectus is a part to fill vacancies on the board. Each of them are deemed to be independent directors under NASDAQ listing rules. When Messrs. Zurkow, Wright and Iacovone become directors, only they will be independent directors; and all standing committees of our board of directors will be composed either entirely of independent directors, in each case under NASDAQ’s independence definition applicable to boards of directors, or a majority of independent directors with a non-independent director as and to the extent permitted under NASDAQ’s listing rules.

NAME	AGE	POSITION

Peter L. Zurkow	68	Director Candidate
Michael A. Wright	59	Director Candidate
Anthony Iacovone	48	Director Candidate

For a director to be considered independent, our board of directors must determine that the director has no relationship which, in the opinion of our board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Business Experience of our Directors, Officers and Significant Employees

Dean L. Julia. Mr. Julia works at Mobiquity Technologies, Inc. where he has served as its Chief Executive Officer since December 2000. Mr. Julia co-founded Mobiquity in 1998. Mr. Julia is responsible for establishing our overall strategy and fostering key relationships with technology partners and developers. Mr. Julia also works at Mobiquity Networks, Inc., Mobiquity’s wholly-owned subsidiary, since its formation in 2011. Mr. Julia is responsible for the integration of the sales and intellectual property departments of Mobiquity. From September 1996 through February 1998, Mr. Julia served as President and Chief Executive Officer of DLJ Consulting, a financial intermediary consultant for public and private companies. Mr. Julia has served on the board since its inception. Mr. Julia is a graduate of Hofstra University with a Bachelor of Business Administration in 1990. Except for Mobiquity Technologies, Inc., Mr. Julia does not hold, and has not previously held, any directorships in any publicly-traded reporting companies.

Paul Bauersfeld. Mr. Bauersfeld works at Mobiquity Technologies, Inc. where he has served as the Chief Technology Officer since June 2013. From 2003 to 2013, he worked at Varsity Networks, an online media and services company dedicated to serving the local sports market through technology, which he founded and where he served as its Chief Executive Officer. From 2000 to 2001, he worked at MessageOne, where he served as its Chief Executive Officer. From 1999 to 2000, he worked at Ziff-Davies where he served as its Vice President of eCommerce. From 1997 to 1999, he worked at Viacom’s Nickelodeon Online, where he served as its Technology Director. From 1996 to 1997, he worked at GiftOne, where he served as its President. From 1988 to 1993, he worked at Apple Computer where he served in various engineering positions. From 1986 to 1988 he worked at Xerox Corporation. Mr. Bauersfeld brings over 20 years of knowledge and experience as an executive, engineer and entrepreneur in the technology, and software product development industries. His experience in these industries will help the company develop its products and technologies. Mr. Bauersfeld is a graduate of the Rochester Institute of Technology with a B.S. in Electrical Engineering in 1986. Mr. Bauersfeld does not hold, and has not previously held, any directorships in any publicly-traded reporting companies.

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Sean J. McDonnell, CPA. Mr. McDonnell works at Mobiquity Technologies, Inc. where he has served as the Chief Financial Officer since January 2005. From January 1990 to present, he has owned and operated Sean J. McDonnell CPA, P.C., a private accounting and tax practice. From 1985 to 1990, he worked at Breiner & Bodian CPAs where he served as a senior staff member. Mr. McDonnell brings knowledge and experience in the accounting, finance and tax industries. Mr. McDonnell is a graduate of Dowling College with a Bachelor of Business Administration in 1984. Mr. McDonnell does not hold, and has not previously held, any directorships in any reporting companies.

Sean Trepeta. Mr. Trepeta works at our wholly-owned subsidiary, Mobiquity Networks, Inc. where he has served as President since January 2011. He is also the Secretary of the Company since November 2021. From 2007 to 2011, he worked at Varsity Networks where he served as its President. From 1998 to 2007, Mr. Trepeta worked at OPEX Communications, Inc., a telecommunication service provider specializing in traditional long-distance, wireless, and dedicated services, where he served as its President. From 1996 to 1998 he worked at U.S. Buying Group, Inc., where he served as Vice President of Sales and Marketing and was responsible for developing a small business-buying program, which included value added services such as overnight shipping, office supplies, and computer software products, as well as a full line of telecommunications services. Mr. Trepeta also developed and implemented the agent and carrier divisions of U.S. Buying Group. Mr. Trepeta brings 25 years of knowledge and experience in sales and marketing to our Company to help us grow sales and develop marketing strategies. Mr. Trepeta is a graduate of the State University of New York at Cortland with a B.S. in Education in 1990. Except for Mobiquity Technologies, Inc., Mr. Trepeta does not hold, and has not previously held, any directorships in any publicly-traded reporting companies. We plan to have a board of directors comprised of five members, including three independent directors if and when we are approved to have our common stock listed on the NASDAQ Capital Market. Mr. Trepeta is expected to resign from the board if this occurs, on the listing date of our common stock on the Nasdaq Capital Market to accommodate this board restructure.

Gene Salkind, M.D. Dr. Salkind has served as a director of Mobiquity since January 2019 and Chairman of our board of directors since October, 2019. Dr. Salkind is a prominent practicing neurosurgeon and he has been a shareholder and has worked as President of Bruno & Salkind M.D. P.C. since 1985. He has also worked at Holy Redeemer Hospital where he is the Chief of Neurosurgery, a position he has held since 2001. Dr. Salkind is board certified in neurological surgery by the American Board of Neurological Surgery. He served as Chief of Neurosurgery of Albert Einstein Medical Center in Philadelphia from 1997 to 2002, and of Jeanes Hospital in Philadelphia from 1990 to 2000. In addition to Dr. Salkind’s medical career, he is a tech-company investor, with experience guiding small and micro-cap companies in their development and growth, including up-listings to national securities exchanges. His experience will help the Company with its business growth and corporate finance strategies. Dr. Salkind is a graduate of Lewis Katz School of Medicine at Temple University with a Doctor of Medicine in 1979. Dr. Salkind is a graduate of the University of Pennsylvania with a B.A. in Biology, cum laude in 1974. From 2021 to present, Dr. Salkind has served as a director at Grove Holdings, Inc., which expects to be a publicly traded company in sixty to ninety days. From 2018 to present, Dr. Salkind has served as a director at CURE Pharmaceutical Holding Corp., a publicly traded company. From 2014 to 2020, Dr. Salkind served as a director at Dermtech Intl., a publicly traded company.

Deepanker Katyal. Mr. Katyal works at the Company’s wholly-owned subsidiary, Advangelists, LLC where he has served as the Chief Executive Officer since the 2017 (prior to the Company’s acquisition of an interest in Advangelists by merger in November 2018). From January 2017 to present, he has also served as an advisor providing business and product advice to Q1media, a digital media services company. Additionally, from 2016 to present, he has served as a strategic advisor to Silicon Valley Stealth Mode Products, a private company. From May 2016 to April 2017, he served as a strategic advisor to Airupt Inc., a mobile marketing platform for brands. From May 2016 to March 2017, he was head of Partnership and Strategy for Adtile Technologies, a mobile publishing and advertising solution company. From November 2015 to 2016, he served as a strategic advisor to Moonraft Innovation Labs, a company that creates customer experiences to differentiate the entities’ clients in the market by creating and designing interactive experiences across physical and digital customer touch points. From April 2014 to May 2016, he also served as a member of the innovation team at Opera Mediaworks, a mobile advertising platform company. Mr. Katyal brings knowledge and experience in software engineering, leading business development efforts, strategic partnerships, and product development and strategy. His experience will help the Company grow and develop its technology and product strategies. Mr. Katyal was a director of our Company from December 2018 following our merger transaction with Advangelists until May 2020, when he stepped down from that position to attend to family matters and focus his working-time commitment on running the day-to-day operations of Advangelists. He does not hold any directorships in any publicly-traded reporting companies.

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Business Experience of our Director Candidates

Peter L. Zurkow. Mr. Zurkow serves as a consultant to Sustainability Industries since 2019. From 2014 to 2019, he worked at Perpetual Recycling Solutions LLC where he served as the Chief Executive Officer and the head of sales and raw materials procurement. From 2011 to 2013, Mr. Zurkow worked at Britton Hill Capital where he served as Managing Director and Head of Corporate Finance. From 2010 to 2012, Mr. Zurkow worked at Advanced Brain Technologies where he served as Acting EVP and Director of Finance and Business Development. Prior to that Mr. Zurkow worked in management positions in investment banking, fixed income and asset management as various securities firms and funds. Mr. Zurkow brings knowledge and experience in corporate finance, financial matters, and investments, with a background in law. His experience will help the Company with its corporate financing strategies and financial matters. Mr. Zurkow is a graduate of Harvard College, with an A.B., cum laude, in 1975 and a graduate of Syracuse University College of Law, with a J.D., magna cum laude, in 1978. From 2012 to 2014, Mr. Zurkow served as a director and member of the audit committee for National Holdings Corporation, a public company until it was acquired by Fortress Biotech. From 1992 through 2005 Mr. Zurkow served a Director (and Chairman of the Board from 1999 to 2002) of Penn Traffic, a public company until it acquired by Giant Eagle and Tops Markets. From 1996 to 1998 he served as a Director of Streamline, Inc., a former public company. From 1994 through 1996 Mr. Zurkow served as a Director and representative of majority investor for Kash n’ Karry Supermarkets, then a public company.

Michael A. Wright. Mr. Wright works at Seiden Krieger Associates, where he has served as an Executive Vice President and the head of Human Resources and Diversity Practice since 2018. From 2009 to 2019, Mr. Wright worked at Covanta Holding Corporation where he served as Chief Human Resources Officer. From 1984 to 2008, Mr. Wright worked at the Atria family of companies (Kraft and Philip Morris) where he served in various roles including Vice President of Human Resources and HR Technology. Mr. Wright brings knowledge and experience in human resources, human resources technology and diversity. Mr. Wright is a graduate of North Carolina State University, with a B.S. in 1984, and a graduate of Columbia University with a MBA in 1996. Mr. Wright currently serves as the Chair of the HR/Legal committee and Vice Chair of the Board of Directors of the YMCA of Greater Monmouth County. He is also a member of the Board of Trustees and President of the Advisory Council for Lunch Break.

Anthony Iacovone. Mr. Iacovone is currently the Co-Founder and, since 2018, has served as the Chief Executive Officer of BioSymetrics, Inc. and Barometric Inc. From 2010 to 2018, Mr. Iacovone worked at AdTheorent/Ad Tech where he served as the Chief Executive Officer. Mr. Iacovone brings knowledge and experience in the technology and advertising industries. His experience will help the Company with its business development strategies. Mr. Iacovone serves as an advisory board member of Accelerate NY Biotech Seed Fund, BrandVerge, Commerce Signals, EVZDRP, PainQX, Prospect Dugout, Targagenix and Wylie. As an advisory board member Mr. Iacovone provides counsel on business and advertising technology industry issues. He is also the founder of the Beautiful Lives Project, a not-for-profit organization that brings sports and leisure accessibility to disabled individuals throughout the United States. He previously served as a director of Mobiquity from January 2019 to May 2019, when he stepped down to for personal reasons and he has now agreed to rejoin our board of directors.

Family Relationships

There are no family relationships among any of our executive officers and directors.

Director Attendance at Meetings

Our board of directors conducts its business through meetings, both in person and telephonic, and by actions taken by written consent in lieu of meetings. During the year ended December 31, 2020, our board of directors held no meetings and acted through unanimous written consents six times. Our board of directors encourages all directors to attend our future annual meetings of stockholders unless it is not reasonably practicable for a director to do so.

Corporate Governance

Our business, property and affairs are managed by, or under the direction of, our Board, in accordance with the New York Business Corporation Law and our by-laws. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other key members of management, by reviewing materials provided to them by management.

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We continue to review our corporate governance policies and practices by comparing our policies and practices with those suggested by various groups or authorities active in evaluating or setting best practices for corporate governance of public companies. Based on this review, we have adopted, and will continue to adopt, changes that the Board believes are the appropriate corporate governance policies and practices for our Company. We have adopted changes and will continue to adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and subsequent rule changes made by the SEC, and the listing rules of the NASDAQ Capital Market and any applicable securities exchange.

Director Qualifications and Diversity

The board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the board’s deliberations and decisions. Candidates shall have substantial experience with one or more publicly traded companies or shall have achieved a high level of distinction in their chosen fields. The board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in the finance and capital market industries.

In evaluating nominations to the board of directors, our board also looks for certain personal attributes, such as integrity, ability and willingness to apply sound and independent business judgment, comprehensive understanding of a director’s role in corporate governance, availability for meetings and consultation on Company matters, and the willingness to assume and carry out fiduciary responsibilities. Qualified candidates for membership on the board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

Oversight of Risk Management

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, financial risks, legal and regulatory risks and others, such as the impact of competition. Management is responsible for the day-to-day management of the risks that we face, while our board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors is responsible for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our board of directors assesses major risks facing our Company and options for their mitigation in order to promote our stockholders’ interests in the long-term health of our Company and our overall success and financial strength. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The involvement of our full board of directors in the risk oversight process allows our board of directors to assess management’s appetite for risk and also determine what constitutes an appropriate level of risk for our Company. Our board of directors regularly includes agenda items at its meetings relating to its risk oversight role and meets with various members of management on a range of topics, including corporate governance and regulatory obligations, operations and significant transactions, risk management, insurance, pending and threatened litigation and significant commercial disputes.

While our board of directors is ultimately responsible for risk oversight, we plan to establish various committees of our board of directors to oversee risk management in their respective areas and regularly report on their activities to our entire board of directors. In particular, the Audit Committee will have the primary responsibility for the oversight of financial risks facing our Company. The Audit Committee’s charter will provide that it will discuss our major financial risk exposures and the steps we have taken to monitor and control such exposures. Our board of directors will also delegate primary responsibility for the oversight of all executive compensation and our employee benefit programs to the Compensation Committee. The Compensation Committee will strive to create incentives that encourage a level of risk-taking behavior consistent with our business strategy.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing our Company and that our board’s leadership structure provides appropriate checks and balances against undue risk taking.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of ethical conduct that applies to our principal executive officer, principal financial officer and senior financial management. This code of ethical conduct is embodied within our Code of Business Conduct and Ethics, which applies to all persons associated with our Company, including our directors, officers and employees (including our principal executive officer, principal financial officer, principal accounting officer and controller). In order to satisfy our disclosure requirements under the Exchange Act, we will disclose amendments to, or waivers of, certain provisions of our Code of Business Conduct and Ethics relating to our chief executive officer, chief financial officer, chief accounting officer, controller or persons performing similar functions on our website promptly following the adoption of any such amendment or waiver. The Code of Business Conduct and Ethics provides that any waivers of, or changes to, the code that apply to the Company’s executive officers or directors may be made only by the Audit Committee. In addition, the Code of Business Conduct and Ethics includes updated procedures for non-executive officer employees to seek waivers of the code.

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Board Leadership Structure

In accordance with the Company's by-laws, the Chairman of the Board presides at all meetings of the board. Currently, the Chief Executive Officer is held by a person who is not the Chairman. The Company has no fixed policy with respect to the separation of these titles.

Committees of our board of directors

Our board of directors has established and will delegate certain responsibilities to its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, effective at the time that the registration statement of which this prospectus is a part becomes effective.

Audit Committee

We have established a separately designated Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act, which will take effect at the time that the registration statement of which this prospectus is a part becomes effective. The Audit Committee’s primary duties and responsibilities include monitoring the integrity of our financial statements, monitoring the independence and performance of our external auditors, and monitoring our compliance with applicable legal and regulatory requirements. The functions of the Audit Committee also include reviewing periodically with our independent registered public accounting firm the performance of the services for which they are engaged, including reviewing the scope of the annual audit and its results, reviewing with management and the auditors the adequacy of our internal accounting controls, reviewing with management and the auditors the financial results prior to the filing of quarterly and annual reports, reviewing fees charged by our independent registered public accounting firm and reviewing any transactions between our Company and related parties. Our independent registered public accounting firm reports directly and is accountable solely to the Audit Committee. The Audit Committee has the sole authority to hire and fire the independent registered public accounting firm and is responsible for the oversight of the performance of their duties, including ensuring the independence of the independent registered public accounting firm. The Audit Committee also approves in advance the retention of, and all fees to be paid to, the independent registered public accounting firm. The rendering of any auditing services and all non-auditing services by the independent registered public accounting firm is subject to prior approval of the Audit Committee.

The Audit Committee will operate under a written charter. The Audit Committee is required to be composed of directors who are independent under the rules of the SEC and the listing standards of the NASDAQ Stock Market. The SEC’s independence requirement provides that members of the Audit Committee may not accept directly or indirectly any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than their directors’ compensation. In addition, under SEC rules, an Audit Committee member who is an affiliate of the issuer (other than through service as a director) cannot be deemed to be independent.

The members of the Audit Committee, who will take office at the time that the registration statement of which this prospectus is a part becomes effective, are Peter Zurkow, the Chairperson of the Audit Committee, Michael Wright and Anthony Iacovone. Messrs. Zurkow, Wright and Iacovone have been determined by the board of directors to be independent under the NASDAQ listing standards and rules adopted by the SEC applicable to audit committee members when they become directors. The board of directors has determined that Mr. Zurkow qualifies as an “audit committee financial expert” under the rules adopted by the SEC and the Sarbanes Oxley Act. The term “Financial Expert” is defined under the Sarbanes-Oxley Act of 2002 as a person who has the following attributes: an understanding of generally accepted accounting principles and financial statements; has the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the company’s financial statements, or experience actively supervising one or more persons engaged in such activities; an understanding of internal controls and procedures for financial reporting; and an understanding of audit committee functions.

Compensation Committee

We have established a separately designated Compensation Committee, which will take effect at the time that the registration statement of which this prospectus is a part becomes effective. The primary duties and responsibilities of the Compensation Committee are to review, modify and approve the overall compensation policies for the Company, including the compensation of the Company’s Chief Executive Officer and other senior management; establish and assess the adequacy of director compensation; and approve the adoption, amendment and termination of the Company’s stock option plans, pension and profit-sharing plans, bonus plans and similar programs. The Compensation Committee may delegate to one or more officers the authority to make grants of options and restricted stock to eligible individuals other than officers and directors, subject to certain limitations. Additionally, the Compensation Committee will have the authority to form subcommittees and to delegate authority to any such subcommittee. The Compensation Committee will also have the authority, in its sole discretion, to select, retain and obtain, at the expense of the Company, advice and assistance from internal or external legal, accounting or other advisors and consultants. Moreover, the Compensation Committee will have the sole authority to retain and terminate any compensation consultant to assist in the evaluation of director, Chief Executive Officer or senior executive compensation, including sole authority to approve such consultant’s reasonable fees and other retention terms, all at the Company’s expense.

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The Compensation Committee will operate under a written charter. All members of the Compensation Committee must satisfy the independence requirements of NASDAQ applicable to Compensation Committee members. In determining the independence of members of the Compensation Committee, NASDAQ listing standards require our board of directors to consider certain factors, including, but not limited to:

•	the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by us to the director; and

•	whether the director is affiliated with us, one of our subsidiaries or an affiliate of one of our subsidiaries.

Under our planned Compensation Committee Charter, members of the Compensation Committee also must qualify as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, and as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee will consist of Michael Wright, Peter Zurkow and Anthony Iacovone, who will take office at the time that the registration statement of which this prospectus is a part becomes effective. Mr. Wright is the Chairperson of the Compensation Committee. Each of the Compensation Committee members has been determined by the board of directors to be independent under NASDAQ listing standards applicable to compensation committee members, outside directors under the Internal Revenue Code, and non-employee directors under Rule 16b-3 under the Exchange Act.

Nominating and Corporate Governance Committee

We have established a separately designated Nominating and Corporate Governance Committee, which will take effect at the time that the registration statement of which this prospectus is a part becomes effective. The Nominating and Corporate Governance Committee identifies, reviews and evaluates candidates to serve on the Board; reviews and assesses the performance of the board of directors and the committees of the Board; and assesses the independence of our directors. The Nominating and Corporate Governance Committee is also responsible for reviewing the composition of the Board’s committees and making recommendations to the entire board of directors regarding the chairpersonship and membership of each committee. In addition, the Nominating and Corporate Governance Committee is responsible for developing corporate governance principles and periodically reviewing and assessing such principles, as well as periodically reviewing the Company’s policy statements to determine their adherence to the Company’s Code of Business Conduct and Ethics.

The Nominating and Corporate Governance Committee will operate under a written charter that identifies the procedures whereby Board of Director candidates are identified primarily through suggestions made by directors, management and stockholders of the Company. The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders that are submitted in writing to the Company’s Corporate Secretary in a timely manner and which provide necessary biographical and business experience information regarding the nominee. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria considered by the Nominating Committee, based on whether or not the candidate was recommended by a stockholder. The board of directors does not prescribe any minimum qualifications for director candidates, and all candidates for director will be evaluated based on their qualifications, diversity, age, skill and such other factors as deemed appropriate by the Nominating and Corporate Governance Committee given the current needs of the board of directors, the committees of the board of directors and the Company. Although the Nominating and Corporate Governance Committee does not have a specific policy on diversity, it considers the criteria noted above in selecting nominees for directors, including members from diverse backgrounds who combine a broad spectrum of experience and expertise. Absent other factors which may be material to its evaluation of a candidate, the Nominating and Corporate Governance Committee expects to recommend to the board of directors for selection incumbent directors who express an interest in continuing to serve on the Board. Following its evaluation of a proposed director’s candidacy, the Nominating and Corporate Governance Committee will make a recommendation as to whether the board of directors should nominate the proposed director candidate for election by the stockholders of the Company.

No member of the Nominating and Corporate Governance Committee may be an employee of the Company, and each member must satisfy the independence requirements of NASDAQ and the SEC, except that the committee may have one member who does not meet the Nasdaq independent standards if that committee member is not a current executive officer or employee of the Company or a family member of any current executive officer of the Company, and the Board determines, under exceptional and limited circumstances, that the director’s membership on the Committee is in the best interests of the Company and its Shareholders.

The Nominating and Corporate Governance Committee currently consists of Gene Salkind, who is the Chairperson of the committee, Peter Zurkow and Michael Wright. Messrs. Zurkow and Wright have been determined by the board of directors to be independent under NASDAQ listing standards. Dr. Salkind, is a non-employee director who is not independent, but the Board has determined that he meets the NASDAQ listing standards criteria to serve on the committee.

We have implemented no material changes in the past year to the procedures by which stockholders may recommend nominees for the Board.

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EXECUTIVE COMPENSATION

The following table sets forth the overall compensation earned over the fiscal years ended December 31, 2020 and 2019 by:

•	each person who served as the principal executive officer of the company during fiscal year 2020 and 2019;

•	the Company’s most highly compensated (up to a maximum of two) executive officers as of December 31, 2019 and 2020 with compensation during fiscal years 2019 and 2020 of $100,000 or more; and

•	those two individuals, if any, who would have otherwise been in included in bullet point above but for the fact that they were not serving as an executive of the company as of December 31, 2020.

Name and Principal		Salary	Bonus	Stock	Option Awards	All Other Compensation	Total
Position	Year	($)	($)	Awards	($)(1)	($)(2)(3)	($)
Dean L. Julia	2020	$275,539	$65,318	–	$–	$61,716	$402,573
CEO of the company	2019	$360,000	$15,900	–	$3,575,000	$70,474	$4,021,374

Deepanker Katyal	2020	$306,154	$7,622	–	$–	$38,119	$351,895
CEO of Advangelists	2019	$400,000	$–	–	$–	$29,799	$429,799

Paul Bauersfeld	2020	$229,616	$39,970	–	$–	$30,533	$300,119
Chief Technology Officer	2019	$300,000	$7,950	–	$500,500	$35,166	$835,666

(1)    The options and restricted stock awards presented in this table for fiscal years 2020 and 2019 reflect the full grant date fair value, as if the total dollar amount were earned in the year of grant. The stock awards are valued based on the fair market value of such shares on the date of grant and are charged to compensation expense over the related vesting period. The options are valued at the date of grant based upon the Black-Scholes method of valuation, which is expensed over the service period over which the options become vested. As a general rule, for time-in-service-based options, the company will immediately expense any option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the option.

(2)    Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000; (ii) any “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the company relating to life insurance for the benefit of the named executive officer; and (vii) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column.

(3)    Includes compensation for service as a director described under Director Compensation, below.

For a description of the material terms of each named executive officers’ employment agreement, including the terms of the terms of any common share purchase option grants, see that section of this prospectus captioned “Employment Agreements.”

No outstanding common share purchase option or other equity-based award granted to or held by any named executive officer in the past two years were re-priced or otherwise materially modified, including extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined, nor was there any waiver or modification of any specified performance target, goal or condition to payout, except as follows:

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For a description of the material terms of any contract, agreement, plan or other arrangement that provides for any payment to a named executive officer in connection with his or her resignation, retirement or other termination, or a change in control of the company see “Employment Agreements” in this prospectus.

The number of shares of common stock referred to in this “Executive Compensation” section gives effect to the one-for 400 share reverse stock split that we effectuated on September 9, 2020, unless the context clearly indicates otherwise.

Executive Officer Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information concerning any common share purchase options, stock awards or equity incentive plan awards held by each of our named executive officers that were outstanding as of December 31, 2020.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Dean L.	12,250	–	–	$20.00	01/24/23	–	–	–	–
Julia (1)	12,500	–	–	$28.00	11/20/23	–	–	–	–
	62,500	–	–	$60.00	4/2/29	–	–	–	–

Deepanker	128,517	–	–	$56.00	12/6/28	–	–	–	–
Katyal (1)	25,000	–	–	$36.00	09/13/24	–	–	–	–
	12,500	–	–	$36.00	09/13/25	–	–	–	–

Paul	10,000	–	–	$20.00	01/24/23	–	–	–	–
Bauersfeld (1)	7,500	–	–	$28.00	11/20/23	–	–	–	–
	25,000	–	–	$60.00	04/2/29	–	–	–	–

(1)	All options contain cashless exercise provisions.

Employment Agreements

In April of 2020, due to the COVID-19 pandemic all employees’ salaries were reduced by 40% and we terminated one employee. In October of 2020 the employees pay reduction was reduced to a 20% reduction where it stands as of the date of the registration statement of which this prospectus is a part.

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Dean Julia

Dean Julia is employed as the Company’s Chief Executive Officer under an employment agreement with an initial term of three years which commenced on April 2, 2019. The agreement will automatically renew for an additional two years, unless terminated 90 days before termination of the initial term. Mr. Julia’s annual base salary is $360,000. In addition to his base salary, Mr. Julia is entitled to a quarterly bonus of at least 1% of gross revenue for each completed fiscal quarter, so long as the Company’s gross revenue meets or exceeds 75% of management’s stated goal. The quarterly bonus may be paid either in cash, common stock or stock options, at Mr. Julia’s election. Should his employment agreement be terminated prior to the end of any fiscal year for any reason, other than for cause by the Company, a pro rata portion of the quarterly bonus shall be paid within 30 days of termination. The Company's board of directors will determine a revenue target each year for the purpose of calculating the quarterly bonus in that year. Mr. Julia also received a signing bonus of vested 10-year options to purchase 62,500 shares, exercisable at $60 per share. Additionally, he is also entitled to 10-year options to purchase an additional 12,500 shares of common stock, exercisable at $60 per share, annually on April 1st of each year which commenced on April 1, 2020. Additionally, if the Company is acquired through a board of directors-approved change in control of at least 50% of the Company’s outstanding voting stock, or the sale of all or substantially all of the Company’s assets, Mr. Julia shall be entitled to receive a payment in-kind equal to 3% of the consideration paid in connection with that transaction. He is also entitled to paid disability insurance and term life insurance at an annual cost of not more than $15,000. Additionally, he is also entitled to receive health, dental and 401(k) benefits as is made available by the Company for its other senior officers, as well as indemnification by the Company to the fullest extent permitted by law, and the Company’s certificate of incorporation and bylaws. Mr. Julia also has the use of a Company-leased or -owned automobile. Mr. Julia’s employment agreement contains customary non-competition and non-solicitation of Company customers or employees provisions during the term of the agreement. The Company may terminate Mr. Julia’s employment for cause, and Mr. Julia may terminate his employment at any time on three-months’ notice. Also, the Company may terminate Mr. Julia’s employment agreement on Mr. Julia’s death or disability – disability being unable to perform his essential functions for four consecutive months due to physical, mental of emotional incapacity resulting from sickness, disease, or injury. In each of these termination cases, the Company is obligated only to pay Mr. Julia amounts that were due or accrued prior to termination, plus, other than in a for-cause-termination, any pro-rata quarterly bonus described above.

Paul Bauersfeld

Paul Bauersfeld is employed as the Company’s Chief Technology Officer under an at-will employment agreement which commenced on April 2, 2019. Mr. Bauersfeld’s monthly salary is $25,000. Mr. Bauersfeld is entitled to a quarterly bonus of at least 1% of gross revenue for each completed fiscal quarter, so long as the Company’s gross revenue meets or exceeds management’s stated goal. The quarterly bonus may be paid either in cash, common stock or stock options, at Mr. Bauersfeld’s election. Should his employment agreement be terminated prior to the end of any fiscal year for any reason, other than for cause by the Company, a pro rata portion of the quarterly bonus shall be paid within 30 days of termination. The Company's board of directors will determine a revenue target each year for the purpose of calculating the quarterly bonus in that year. Mr. Bauersfeld also received a signing bonus of 10-year options to purchase 25,000 shares, exercisable at $60 per share; 35% of which vested immediately, 35% of which vested on April 2, 2020 and 30% of which vested on April 2, 2021. Mr. Bauersfeld is entitled to participate in the Company’s health plans as well as indemnification by the Company to the fullest extent permitted by law, and the Company’s certificate of incorporation and bylaws. Mr. Bauersfeld’s employment agreement contains customary non-competition and non-solicitation of Company customers or employees provisions during the term of the agreement. Although Mr. Bauersfeld’s employment agreement is at-will, the Company may terminate Mr. Bauersfeld’s employment for cause. In the event Mr. Bauersfeld’s employment agreement is terminated other than for cause by the Company, the Company will pay Mr. Bauersfeld severance pay equal to three months of his salary.

Sean Trepeta

Sean Trepeta is employed as President of our wholly-owned subsidiary, Mobiquity Networks, Inc. under an at-will employment agreement which commenced on April 2, 2019. Mr. Trepeta’s monthly salary is $20,000. Mr. Trepeta is entitled to a quarterly bonus of at least 1% of gross revenue for each completed fiscal quarter, so long as the Company’s gross revenue meets or exceeds management’s stated goal. The quarterly bonus may be paid either in cash, common stock or stock options, at Mr. Trepeta’s election. Should his employment agreement be terminated prior to the end of any fiscal year for any reason, other than for cause by the Company, a pro rata portion of the quarterly bonus shall be paid within 30 days of termination. The Company's board of directors will determine a revenue target each year for the purpose of calculating the quarterly bonus in that year. Mr. Trepeta also received a signing bonus of 10-year options to purchase 25,000 shares, exercisable at $60 per share; 35% of which vested immediately, 35% of which vested on April 2, 2020 and 30% of which vested on April 2, 2021. Mr. Trepeta is entitled to participate in the Company’s health plans as well as indemnification by the Company to the fullest extent permitted by law, and the Company’s certificate of incorporation and bylaws. Mr. Trepeta’s employment agreement contains customary non-competition and non-solicitation of Company customers or employees provisions during the term of the agreement. Although Mr. Trepeta’s employment agreement is at-will, the Company may terminate Mr. Trepeta’s employment for cause. In the event Mr. Trepeta’s employment agreement is terminated other than for cause by the Company, the Company will pay Mr. Trepeta severance pay equal to three months of his salary.

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Deepanker Katyal

Deepanker Katyal is employed as Chief Executive Officer of our wholly-owned subsidiary, Advangelists, LLC under employment agreement with Advangelists with a term of three years which commenced on December 7, 2018. The agreement was amended on September 13, 2019. Mr. Katyal’s annual base salary is $400,000. Mr. Katyal’s employment agreement, as amended, also provides the following compensation:

•	a bonus, payable in cash or common stock of the Company, equal to 1% of the Company’s gross revenue for each month during the 2019 fiscal year, subject to certain revenue thresholds as set forth in the agreement. Those revenue thresholds were not attained and this bonus was not earned;

•	commissions equal to 10% of the net revenues derived from all New Katyal Managed Accounts (as defined in the agreement – being accounts directly introduced by Mr. Katyal or assigned to Employee in writing by the Manager of the Company);

•	options to purchase 37,500 shares of the Company’s common stock at an exercise price of $36.00 per share, of which 25,000 vested on September 13, 2019, the date Mr. Katyal’s employment agreement was amended, and 12,500 vested on September 13, 2020; and

•	one share of Company Series B Preferred Stock which was issued to Mr. Katyal. The Series B Preferred Stock, as a class, provided cash dividend rights, payable in cash, to the holders thereof in an aggregate amount equivalent to 10% of the annual gross revenue of Advangelists or the Company, whichever is higher, up to a maximum aggregate annual amount of $1,200,000, for each of its 2019 and 2020 fiscal years. As a holder of 50% of the Series B Preferred Stock, the maximum amount of annual dividends that Mr. Katyal would be entitled to $600,000. The Series B Preferred Stock rights, privileges, preferences, and restrictions was to terminate by its terms as of December 31, 2020; and, immediately upon declaration and payment of the dividend in respect of Mobiquity's 2020 fiscal year, Mobiquity was to withdraw such class from its authorized capital. The Series B Preferred Stock was subject to cancellation if Mr. Katyal terminated his employment without good reason or the Company terminated his employment for cause. Mr. Katyal did not receive any Series B Preferred Stock dividends and the Series B Preferred Stock was redeemed by the Company from Mr. Katyal in consideration for entering into the amendment of his employment agreement on September 13, 2019 and for no other consideration.

During the term of the employment agreement, Mr. Katyal is entitled to a monthly allowance of up to $550 per month to cover lease or purchase finance costs of an automobile. Mr. Katyal’s employment agreement provides for indemnification by the Company to the fullest extent permitted by the Company’s certificate of incorporation and bylaws, as well as participation in all benefit plans, programs and perquisites as are generally provided by Advangelists to its employees, including medical, dental, life insurance, disability and 401(k) participation. Mr. Katyal’s employment agreement contains customary non-solicitation of Company customers or employees provisions during the term of the agreement and for one year after termination. The agreement provides for termination by Advangelists for cause upon 30 days’ prior written notice; and without cause after 60 days’ prior written notice. The employment agreement terminates automatically upon Mr. Katyal’s death, and it may also be terminated by Advangelists if Mr. Katyal is disabled for more than six consecutive months in any 12-month period—disability being the inability to substantially perform Mr. Katyal's duties and responsibilities by reason of mental or physical illness or injury. Mr. Katyal is entitled to terminate the agreement for “good reason”. If Mr. Katyal is terminated by Advangelists for cause, Advangelists is obligated only to pay Mr. Katyal amounts of base salary and expense reimbursements that were due or accrued prior to the termination date. If Mr. Katyal is terminated by Advangelists without cause, and provided Mr. Katyal is not in breach under the agreement, Advangelists is obligated to pay Mr. Katyal his compensation and expense reimbursements that would payable to Mr. Katyal for the remainder of the contractual employment term had Mr. Katyal remained an employee. If Mr. Katyal’s employment is terminated as a result of his death, Advangelists is obligated to pay Mr. Katyal his salary though the date of termination, and his other compensation for the remainder of the contractual employment term had Mr. Katyal remained an employee. If Mr. Katyal’s employment is terminated as a result of his disability, provided Mr. Katyal provides a general release, Advangelists is obligated to pay Mr. Katyal his salary though the date of termination, and his other compensation for the remainder of the contractual employment term had Mr. Katyal remained an employee. If Mr. Katyal terminates his employment for good reason, and provided Mr. Katyal provides a general release, Advangelists is obligated to pay Mr. Katyal his compensation and expense reimbursements that would payable to Mr. Katyal for the remainder of the contractual employment term had Mr. Katyal remained an employee. Mr. Kaytal’s employment agreement provides for assignment of ownership rights regarding intellectual property created by Mr. Katyal relating to the Company’s business.

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Sean McDonnell

Sean McDonnell is employed as the Company’s Chief Executive Officer on a non-full-time basis as an employee at-will with no employment agreement. He has a monthly base salary of $11,000 and he is eligible to receive options and other bonuses at the discretion of the board.

DIRECTOR COMPENSATION

Currently, four directors of the Company are executive officers of the Company. They receive compensation as officers as described above under the heading “Executive Compensation”. The Company is not currently paying Dr. Gene Salkind to serve on the board, as Chairman of the Board, or on any board committees. Future compensation of board members/committee members are at the discretion of the board.

Employee Benefit and Consulting Services Compensation Plans

On January 3, 2005, our company established the 2005 Employee Benefit and Consulting Services Compensation Plan covering 5,000 shares, which 2005 Plan was ratified by our shareholders in February 2005. On August 12, 2005, the company’s stockholders approved a 5,000 share increase in the 2005 Plan to 10,000 shares. On August 28, 2009, the Board adopted the 2009 Employee Benefit and Consulting Services Compensation Plan identical to the 2005 Plan covering 10,000 shares. In September 2013, the Company’s stockholders ratified a board amendment to increase the number of shares covered by the 2009 Plan to 25,000 shares. As the 2005 and 2009 Plans are identical other than the number of shares covered by each Plan, it is the Company’s intention to first utilize the shares issuable (available) under the 2005 Plan prior to issuing shares under the 2009 Plan. In February 2015, the Board approved an increase in the number of shares covered by the 2009 Plan from 25,000 shares to 50,000 shares, subject to shareholder approval within one year. However, shareholder approval was not obtained within the requisite time period, and the Board established the 2016 Employee Benefit and Consulting Services Compensation Plan covering 25,000 shares which is otherwise identical to the 2005 and 2009 Plans. All options granted under the 2009 Plan, which exceed the Plan limits, have been moved to the 2016 Plan. In December 2018, the Company approved the 2018 Employee Benefit and Consulting Services Compensation Plan identical to the other Plans described above, except for the number of shares covered by the Plan is 75,000. The 2018 Plan was ratified by shareholders in February 2019. On April 2, 2019, the Board approved the 2019 Employee Benefit and Consulting Services Compensation Plan identical to the other Plans described above, except for the number of shares covered by the Plan is 150,000. Approval of the 2019 Plan was not approved by the shareholders within one year in order to grant incentive stock options under said Plan, and it remains unratified by our shareholders. On October 13, 2021 the Board approved the Employee Benefit and Consulting Services Compensation Plan identical to the 2019 Plan except that the number of shares underlying the Plan is 1,100,000. The 2021 Plan must be approved by the shareholders within one year in order to grant incentive stock options under said Plan. We refer to the 2005, 2009, 2016, 2018, 2019 and 2021 Plans as the “Plans”.

Administration

Our board of directors administers the Plans, has the authority to determine and designate officers, employees, directors and consultants to whom awards shall be made; and the terms, conditions and restrictions applicable to each award (including, among other things, the option price, any restriction or limitation, any vesting schedule or acceleration of vesting, and any forfeiture restrictions).

Types of Awards

The Plans are designed to enable us to offer certain officers, employees, directors and consultants of us and our subsidiaries equity interests in us and other incentive awards in order to attract, retain and reward such individuals and to strengthen the mutuality of interests between such individuals and our stockholders. In furtherance of this purpose, the Plans contain provisions for granting non-statutory stock options and incentive stock options and common stock awards.

Stock Options

A “stock option” is a contractual right to purchase a number of shares of common stock at a price determined on the date the option is granted. An incentive stock option is an option granted under the Internal Revenue Code of 1986 to our employees with certain tax advantages to the grantee over non-statutory stock options. The option price per share of common stock purchasable upon exercise of a stock option and the time or times at which such options shall be exercisable shall be determined by the Board at the time of grant. Such option price in the case of incentive stock options shall not be less than 100% of the fair market value of the common stock on the date of grant and may be granted below fair market value in the case of non-statutory stock options. Incentive stock options granted to owners of 10% or more of our common stock must be granted at an exercise price of at least 110% of the fair market value of our common stock and may not have a term greater than five years. Also, the value of incentive options vesting to any employee cannot exceed $100,000 in any calendar year. The option price of our options must be paid in cash, money order, check or common stock of the company. The non-statutory stock options may also contain at the time of grant, at the discretion of the board, certain other cashless exercise provisions. These cashless exercise provisions are included in the currently outstanding non-statutory stock options granted by the board.

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Options shall be exercisable at the times and subject to the conditions determined by the Board at the date of grant, but no option may be exercisable more than ten years after the date it is granted. If the optionee ceases to be an employee of our company for any reason other than death, any incentive stock option exercisable on the date of the termination of employment may be exercised for a period of thirty days or until the expiration of the stated term of the option, whichever period is shorter. In the event of the optionee’s death, any incentive stock option exercisable at the date of death may be exercised by the legal heirs of the optionee from the date of death until the expiration of the stated term of the option or six months from the date of death, whichever event first occurs. In the event of disability of the optionee, any incentive stock options shall expire on the stated date that the Option would otherwise have expired or 12 months from the date of disability, whichever event first occurs. The termination and other provisions of a non-statutory stock option shall be fixed by the board of directors at the date of grant of each respective option.

Common Stock Award

Common stock awards are shares of common stock that will be issued to a recipient at the end of a restriction period, if any, specified by the board if he or she continues to be an employee, director or consultant of us. If the recipient remains an employee, director or consultant at the end of the restriction period, the applicable restrictions will lapse and we will issue a stock certificate representing such shares of common stock to the participant. If the recipient ceases to be an employee, director or consultant of us for any reason (including death, disability or retirement) before the end of the restriction period unless otherwise determined by the board, the restricted stock award will be terminated.

Awards

As of December 31, 2020, the Company has granted a total of 276,437 options under the Plans and a total of 4,562 options outside the Plans, or a total of options to purchase 281,000 shares of the Company’s Common Stock with a weighted average exercise price of $48.00 per share. The board has granted options with varying terms. The Company has also granted to various officers, directors and employees of Advangelists, warrants to purchase an aggregate of 274,941 shares at varying terms.

It is not possible to predict the individuals who will receive future awards under the Plans or outside the Plans or the number of shares of Common Stock covered by any future award because such awards are wholly within the discretion of the Board. The table below contains information as of December 31, 2020 on the known benefits provided to certain persons and group of persons who own options under or outside the Plans.

	Number of Shares Subject to Options/Warrants	Average Exercise Price ($) per Share	Value of Unexercised Options/ Warrants at Dec. 31, 2020 (1)
Dean L. Julia	87,250	49.80	$–
Sean McDonnell	3,000	23.33	$–
Sean Trepeta	41,750	45.39	$–
Paul Bauersfeld	42,500	44.94	$–
Deepanker Katyal	166,017	51.48	$–
Five Executive Officers as a group	340,517	49.24	$–

(1)    Value is normally calculated by multiplying (a) the difference between the market value per share at period end (i.e. $6.75 based upon a last sale on (or the last trade date before) December 31, 2020) and the option exercise price by (b) the number of shares of Common Stock underlying the option.

In the past, the Company has granted certain employees and consultants, stock awards for services for the prior year with vesting to occur after the passage of 12 months from grant. These awards totaled the following:

112 shares for 2008, subject to continued services with the Company through December 31, 2009.

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127 shares for 2009 subject to continued services with the Company through December 31, 2010.

262 shares for 2010 subject to continued services with the Company through December 31, 2011.

112 shares for 2011, subject to continued services with the Company through December 31, 2012.

A total of 509 shares were issued under the 2005 Plan pursuant to the stock award program described above (net of cancellations). No stock awards were granted in fiscal 2012 through fiscal 2020.

Eligibility

Our officers, employees, directors and consultants of Mobiquity and our subsidiaries are eligible to be granted stock options, and common stock awards.

Termination or Amendment of the Plans

The board may at any time amend, discontinue, or terminate all or any part of the Plans, provided, however, that unless otherwise required by law, the rights of a participant may not be impaired without his or her consent, and provided that we will seek the approval of our stockholders for any amendment if such approval is necessary to comply with any applicable federal or state securities laws or rules or regulations.

Options granted on the date of this Prospectus

Under the 2021 Plan, the Board approved effective the date of this Prospectus the granting of 10 year options to purchase an aggregate of 825,000 shares to various Board members and executive officers, employees with the options exercisable commencing 61 days after the date of this Prospectus at an exercise price equal to 110 % of the offering price of shares sold in this Offering. The following table reflects the number of options granted to each officer and director:

Name	Amount
Dean L. Julia	250,000
Paul Bauersferld	125,000
Sean J. McDonnell, CPA	25,000
Sean Trepeta	125,000
Dr. Gene Salkind, M.D.	35,000
Peter L. Zurkow	25,000
Michael A. Wright	25,000
Anthony Iacovone	25,000

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of our voting stock as of November 8, 2021 by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of any class of our voting stock;

•	each “named executive officer” of the Company;

•	each of our directors; and

•	all executive officers and directors as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o Mobiquity Technologies, Inc. at the address set forth herein. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below. Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of stock which a person has the right to acquire (i.e., by the exercise of any option or the conversion of such person’s outstanding Preferred Stock) within 60 days after November 8, 2021 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. The percentage of shares owned as of November 8, 2021 is based upon 3,685,689 shares of Common Stock outstanding on that date. The number of shares in this “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” section gives effect to the one-for 400 share reverse stock split that we effectuated on November 8, 2020.

Name and Address of Beneficial Owner	Shares of Common Stock	Number of Shares Underlying Convertible Preferred Stock, Notes Options and Warrants	Total Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
Stockholders
Nehemiah Partners L.P.	226,734	0	226,734	4.7
Norman Kravetz	179,611	5,208	184,819	3.8
Lokesh Mehta	0	225,480	225,480	4.6
Thomas Arnost	148,956	22,083	171,039	3.5

Directors and Executive Officers
Paul Bauersfeld	250	42,500	42,750	0.9
Dean L. Julia	4,884	87,500	92,384	2.4
Sean Trepeta	2,525	41,750	44,275	0.9
Sean McDonnell	417	3,000	3,417	*
Deepanker Katyal	0	230,205	230,205	4.7
Gene Salkind	1,116,021	1,387,500	2,503,521	49.3

All Officers and directors as a group (six persons)	1,124,097	1,792,455	2,916,552	53.2

* Less than one percent.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We describe below all transactions and series of similar transactions, other than compensation arrangements, during our last three fiscal years, to which we were a party or will be a party in which:

•	the amounts exceeded or will exceed $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our directors and named executive officers are described under the heading “Executive Compensation”.

Employment Agreements and Executive Compensation

We have entered into various employment agreements as described under the heading “Executive Compensation”. These agreements also provide for us to indemnify such officers and/or directors to the maximum extent permitted by law. We also carry directors’ and officers’ liability insurance which protects each of our officers and directors up to the policy maximum of $4.0 million, subject to a deductible of $100,000 for securities claims and $75,000 for other claims. For more information regarding our employment agreements and indemnification provisions, see “Executive Compensation.”

Related Party Debt Financing

On September 13, 2019, Dr. Gene Salkind, who is a director of the Company, and an affiliate of Dr. Salkind subscribed for 15% Senior Secured Convertible Promissory Notes and loaned the Company an aggregate of $2,300,000. These notes were amended and restated on December 31, 2019 by Amended and Restated 15% Senior Secured Convertible Promissory Notes which deferred interest payments from the date of the original notes to December 31, 2020 and added an aggregate interim payment of $250,000 payable on December 31, 2020 that covered the deferred interest payments. These notes were again amended and restated on April 1, 2021 by the Second Amended and Restated 15% Senior Secured Convertible Promissory Notes which reflected an additional principal amount of $150,000 loaned by Dr. Salkind, and also amended the interim payment date to December 31, 2021, and the conversion price from $32 to $4 per share. The notes are secured by the assets of the Company and its subsidiaries. The total amount loaned under the notes, as amended and restated, including the principal amount and the interim payment amount is $2,700,000.

The notes, as amended and restated, bear annual interest at 15% which is payable monthly in cash or, at the Salkind lenders’ option, in shares of the Company’s common stock. The principal amount under the Notes is due on September 30, 2029, and the interim payment is payable on December 31, 2021, unless, in either case, earlier converted into shares of our common stock under the terms of the notes, as described below.

The outstanding principal plus any accrued and unpaid interest, and the interim payment under the notes, are convertible into shares of Company common stock at a conversion price of $4 per share at any time, until the notes are fully converted, on the following terms:

•	The Salkind lenders may convert the notes at any time.

•	The Company may convert the notes at any time that the trailing thirty (30) day volume weighted average price per share (as more particularly described in the Notes) of the Company’s common stock is above $400 per share.

The notes contain customary events of default, which, if uncured, entitle the holders to accelerate payment of the principal and all accrued and unpaid interest under their notes.

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In connection with the subscription of the notes, the Company issued to each Salkind lender a warrant to purchase one share of the Company’s common stock for every two shares of common stock issuable upon conversion of the Notes, at an exercise price of $48 per share. The warrant exercise price was amended to 4 per share.

In the second quarter of 2020, we halted required interest payments under the September 2019 and June 30, 2021 Notes to Dr. Salkind and his affiliate due to economic hardships stemming from a downturn in our business and the related decline of our revenue resulting from the COVID 19 pandemic. See “Risk Factors – Impacts of COVID-19 to business and the general economy.“ Dr. Salkind and his affiliate have not declared a default under the Notes due to the non-payment of interest. They have the right to declare the Notes in default at any time if we do not cure the non-payment.

Notes to the Financial Statements and Other Disclosures

The disclosures contained in this prospectus, in particular in the notes to our consolidated financial statements as well under the heading “Executive Compensation”, describe various other transactions between the Company’s and its officers, directors and principal shareholders.

All related party transactions described elsewhere in this prospectus are incorporated herein by reference.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than ten percent (10%) of a registered class of our equity securities to file reports of ownership and changes in ownership of our common stock and other equity securities with the SEC on a timely basis.

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DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share.

	Number of shares at November 8, 2021
Title of Class	Authorized	Issued and Outstanding	Reserved
Common stock, par value $0.0001 per share	100,000,000	3,685,689	421,874

Common Stock

As of November 8, 2021, 3,685,689 shares of our common stock were outstanding. The outstanding shares of our common stock are validly issued, fully paid, and non-assessable.

Dividends

Each share of our common stock is entitled to receive an equal dividend, if one is declared. We cannot provide any assurance that we will declare or pay cash dividends on our common stock in the future. Any future determination to declare cash dividends will be made at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board of Directors may deem relevant. Our Board of Directors may determine it to be necessary to retain future earnings (if any) to finance our growth. See “Risk Factors” and “Dividend Policy.”

Liquidation

If our Company is liquidated, then assets that remain (if any) after the creditors are paid and the owners of preferred stock receive liquidation preferences (as applicable) will be distributed to the owners of our common stock pro rata. At the date of this prospectus, none of the Company’s series of preferred stock have liquidation preferences and they are treated the same as common shares on an as-converted basis for the purposes of distribution of assets upon liquidation.

Voting Rights

Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting, and the minority would not be able to elect any director at that meeting.

Preemptive Rights

Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering such shares to current stockholders.

Redemption Rights

We do not have the right to buy back shares of our common stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

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Conversion Rights

Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Non-assessability

All outstanding shares of our common stock are fully paid and non-assessable.

Options and Warrants

The Company’s Stock Option (Employee Benefit) Plans reserve for issuance an aggregate of 301,533 shares of common stock, such shares shall, when issued and paid for in accordance with the provisions of the Company’s Stock Option Plans, constitute validly issued, fully paid and non-assessable shares of common stock. To date, 509 shares have been issued under the Stock Option Plans. The Company has outstanding Warrants to purchase an aggregate of 904,136 common shares. Warrants are exercisable from prices ranging from $6.00 per share to $72.00 per share. The Options are exercisable at an average price of $45.68 per share. The Warrants are exercisable at an average price of $47.68 per share.

Authorized and Issued Preferred Stock

The Company has 5,000,000 shares of Preferred Stock, par value $.0001 per share authorized. The Board has the right in its sole discretion to designate the rights and preferences of various series of Preferred Stock. It has designated the rights and preferences of the following outstanding preferred shares:

	Number of shares at September 30, 2021
Title of Class	Authorized	Issued and Outstanding
Series AAA Preferred Stock	4,930,000	56,413
Series E Preferred Stock	70,000	61,688

Series AAA Preferred Stock

The rights, preferences and limitations of the Series AAA Preferred Stock (the “Series AAA Shares”), are as follows:

•	Par Value. The par value of the Series AAA Shares is $.0001 per share.

•	Optional Conversion into Common Stock. Each Preferred Share shall be, at the Option of the holder, convertible into .25 shares of Common Stock. Upon conversion of the Preferred Shares, the Subscriber shall also receive 100% warrant coverage with the Warrants (denominated as Class AAA Warrants) exercisable at $20.00 per share through the close of business on December 31, 2019. The Class AAA Warrant shall have anti-dilution protection in the event of stock splits, stock dividend, combination, reclassification or the like. In such event, the board of directors shall make appropriate adjustment to the number of common shares into which the Class AAA Warrants shall be exercisable to put the Warrant holder in the same position as if the Class AAA Warrants were exercised into common shares immediately before the Corporate Event (as defined below) took place.

•	Voting. Each Series AAA Share shall have no voting rights until converted into Common Shares, except as required by state law.

•	Dividends. The Preferred Shares shall have no dividend rights until converted into Common Shares, except as required by state law.

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•	Liquidation Preference. The Preferred Shares shall have no liquidation preference and shall be treated the same as a holder of

Common Shares.

•	Anti-dilution/Adjustment. The Preferred Shares conversion price shall be appropriately adjusted by the Board for certain corporate events.

Series E Preferred Stock

The rights, preferences and limitations of the Series E Preferred Stock (the “Series E Shares”), are as follows:

•	Par Value; Stated Value. The par value of the Series E Shares is $.0001 per share. The stated value of the Series E Shares shall be $80.00 per share (the “Stated Value”).

•	Redemption Rights.

o	Redemption. The Corporation may redeem all of the Series E Shares at any time on 30 days’ notice, and a majority-in-interest of the holders of the Series E Shares may cause the Corporation to redeem all the Series E Shares at any time on 30 days’ notice for cash in the amount of 100% of the Stated Value (the “Redemption Amount”). The date which is thirty (30) days following the date notice is given pursuant to this Section 6(b)(i) is referred to as the “Redemption Date”. Notice shall be given by certified mail return receipt requested, and shall be deemed given three (3) days after mailing. Notice given by a majority-in-interest of the holders of the Series E Shares shall be determined from the latest date that any holder constituted in a majority-in-interest of the holders of the Series E Shares mails such notice.

o	Redemption Date. As of the Redemption Date, the Series E Shares shall be deemed redeemed and the certificates of the Series E Shares shall thereafter represent only the right to receive the Redemption Amount for the shares of Series E Shares represented by such certificates and no other rights, and the shares of Series E Shares represented by such certificates shall be cancelled in the Corporation’s stock books.

o	Payment. The Corporation shall pay each holder of the Series E Shares the Redemption Amount within ten (10) Business Days (as defined herein) after the Corporation receives the certificate(s) for the Series E Shares being redeemed from such holder. The Corporation shall hold the Redemption Amount in trust for any holder of Series E Shares until such holder delivers such holder’s certificate(s) for the redeemed Series E Shares to the Corporation.

•	Conversion Rights.

o	Optional Conversion. Unless the Series E Shares are forfeited under certain circumstances in accordance with the Series E Shares terms, each Series E Share is convertible at the holder’s option into 2.5 shares of common stock (giving effect to the 1-for-400 share reverse split on September 9, 2020 (the “Conversion Rate”).

•	Voting. The Series E Shares shall have no voting rights, except as otherwise required by applicable state law.

•	Dividends. The Series E Shares shall have no dividend rights, except as otherwise required by applicable state law.

•	Liquidation Preference. The Series E Shares shall have no liquidation preference and shall be treated pari-passu with the Common Stock.

•	Adjustments. The number of shares of Common Stock into which each share of Series E Preferred Stock is convertible) shall be subject to adjustment from time to time, for dividends, splits, reclassifications and the like, consolidations and mergers.

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New York Anti-Takeover Law

Section 912 of the New York Business Corporation Law (the “BCL”), prohibits a New York corporation from engaging in certain business combinations with an interested shareholders and prevents certain persons from making a takeover bid for a New York corporation unless certain prescribed requirements are satisfied, or there is an exception. We are excepted from the provisions of Section 912 of the BCL because our shares of common stock are registered under Section 12 of the Securities Exchange Act of 1934.

Limitation on Liability and Indemnification Matters

The Company indemnifies directors, officers, employees and agents, and the heirs of personal representatives of such persons, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, actually and reasonably incurred by such person arising out of their function as a director, officer, employee or agent to the Company.

Limitation of Liability of Directors

Section 402(b) of the BCL permits a New York corporation to include in its certificate of incorporation a provision eliminating the potential monetary liability of a director to the corporation or its shareholders for breach of fiduciary duty as a director; provided that this provision may not eliminate the liability of a director (i) for acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of law, (ii) for any transaction from which the director receives an improper personal benefit or (iii) for any acts in violation of Section 719 of the BCL. Section 719 provides that a director who votes or concurs in a corporate action will be liable to the corporation for the benefit of its creditors and shareholders for any damages suffered as a result of an action approving (i) an improper payment of a dividend, (ii) an improper redemption or purchase by the corporation of shares of the corporation, (iii) an improper distribution of assets to shareholders after dissolution of the corporation without adequately providing for all known liabilities of the corporation or (iv) the making of an improper loan to a director of the corporation. Our restated certificate of incorporation, as amended, provides that our directors shall not be liable to us or our shareholders for a breach of their duties to the fullest extent in which elimination or limitation of the liability of directors is permitted by the BCL.

Indemnification of Officers and Directors

Our restated certificate of incorporation, as amended, provides that we shall indemnify and hold harmless, to the fullest extent permitted by the BCL, each person (and their heirs, executors, or administrators) who was or is a party or is threatened to be made a party to, or is involved in, any civil, criminal, administrative or investigative action, suit or proceeding, by reason of the fact that such person is or was a director or officer of our Company or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. We are also obligated to pay the cost of the expenses incurred by our officers and directors (including attorney’s fees) in defending themselves in such proceedings in advance of final disposition if the officer or director agrees to repay the amount advanced in the event it is ultimately determined that the officer or director was not entitled to be indemnified by us as authorized by our restated certificate of incorporation, as amended. We are not obligated to indemnify any director or officer (or his or her heirs, executors or administrators) in connection with a proceeding initiated by such person unless the proceeding was authorized or consented to by our Board. We have entered into indemnification agreements with each of our current directors to effectuate the indemnification provisions of our restated certificate of incorporation, as amended.

SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Listing

Our common stock is traded on the OTCQB under the trading symbol “MOBQ.” We have applied to list our common stock on The Nasdaq Capital Market under the symbol “MOBQ.”

Transfer Agent

Our independent transfer agent is Continental Stock Transfer & Trust Company. Their address is 1 State Street, 30th floor, New York, NY 10004.

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UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement between us and the underwriters named below, for which Spartan Capital Securities, LLC, is acting as the representative (the “representative”), we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the number of shares of our common stock listed next to its name in the following table:

Underwriter	Number of Shares
Spartan Capital Securities, LLC
Revere Securities, LLC
Total

Under the terms of the underwriting agreement, the underwriters are committed to purchase all of the shares offered by this prospectus (other than the shares subject to the underwriters’ option to purchase additional shares), if the underwriters buy any of such shares. The underwriters’ obligation to purchase the shares is subject to satisfaction of certain conditions, including, among others, the continued accuracy of representations and warranties made by us in the underwriting agreement, delivery of legal opinions and the absence of any material changes in our assets, business or prospects after the date of this prospectus.

The underwriters initially propose to offer our common stock directly to the public at the public offering price set forth on the front cover page of this prospectus and to certain dealers at such offering price less a concession not to exceed $_______ per share. After the initial public offering of the shares of our common stock, the offering price and other selling terms may be changed by the underwriters. Sales of shares of our common stock made outside the United States may be made by affiliates of certain of the underwriters.

Over-Allotment Option

We have granted to the underwriters an option to purchase up to 275,000 additional shares of our common stock (equal to 15% of the shares shown in the above table) at the same price per share as they are paying for the shares shown in the table above. The underwriters may exercise this option in whole or in part at any time within 45 days after the closing of this offering. To the extent the underwriters exercise this option, each underwriter will be committed, so long as the conditions of the underwriting agreement are satisfied, to purchase a number of additional shares proportionate to that underwriters’ initial commitment as indicated in the table at the beginning of this section plus, in the event that any underwriter defaults in its obligation to purchase shares under the underwriting agreement, certain additional shares.

Discounts and Commissions

The following table shows the per share and total underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our common stock.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discount to be paid by us (1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	Represents a blended underwriting discount for all shares. The underwriters will receive an underwriting discount equal to 8.0% on shares sold in this offering.

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We have agreed to reimburse the representative of the underwriters for actual non-accountable expenses of up to $50,000. We have also agreed to reimburse the representative for accountable legal expenses incurred by the representative in connection with the offering, in an estimated amount of up to approximately $150,000, less the Retainer (as defined below). We have paid an expense deposit of $10,000, to the representative, which will be applied against the actual accountable expenses that will be payable by us to the representative in connection with this offering.

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $430,000.

Underwriter Warrants

We have agreed to issue to Spartan Capital Securities, LLC warrants to purchase up to an aggregate of 8% of the shares of common stock (excluding over-allotment shares, if any) sold in this offering (the “Underwriter Warrants”). The Underwriter Warrants are exercisable 180 days after the effective date of the registration statement of which this prospectus forms a part at $6.60 per share (110% of the public offering price), but may not be transferred at any time prior to the date which is 180 days beginning on the date of commencement of sales of securities in connection with this offering and expiring on a date which is no more than five (5) years from the commencement of sales of the public offering in compliance with FINRA Rule 5110(e)(1)(A). The Underwriter Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e). Spartan Capital Securities, LLC (or its respective permitted assignees under Rule 5110(e)(2)(B)) will not sell, transfer, assign, pledge, or hypothecate the Underwriter Warrants or the securities underlying such warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such warrants or the underlying securities for a period of 180 days following the date of commencement of sales pursuant to the offering. In addition, the Underwriter Warrants provide for “piggy- back” registration rights with respect to the shares underlying such warrants, exercisable in certain cases for a period of no more than seven (7) years from the effective date of the offering in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Underwriter Warrants other than underwriting commissions incurred and payable by the holders thereof. The exercise price and number of shares issuable upon exercise of the Underwriter Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the exercise price of the Underwriter Warrants or the underlying shares of such warrants will not be adjusted for issuances of shares of common stock at a price below such warrants’ exercise price.

Right of First Refusal

We have granted Spartan Capital Securities, LLC the fright, subject to FINRA Rule 5110(g)(5), for a period of 18 months from the date of commencement of sales of shares pursuant to this Prospectus to act as sole managing underwriter and sole book-running manager for any and all future public or private equity, equity-linked or debt offerings undertaken by the Company, or any successor to or any subsidiary of the Company. The Company will provide Spartan Capital Securities, LLC written notice with the terms of such offering and if Spartan Capital Securities, LLC fails to accept in writing any such proposal within ten (10) business days after receipt of such written notice, then Spartan Capital Securities, LLC will have no claim or right with respect to any such offering(s).

Stabilization

In accordance with Regulation M under the Exchange Act, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including short sales and purchases to cover positions created by short positions, stabilizing transactions, syndicate covering transactions, penalty bids and passive market making.

•	Short positions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares or purchasing shares in the open market.

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•	Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specific maximum price.

•	Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares. If the underwriters sell more shares than could be covered by the underwriters’ option to purchase additional shares, thereby creating a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

•	In passive market making, market makers in our common stock who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchase shares of our common stock until the time, if any, at which a stabilizing bid is made.

These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result of these activities, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Indemnification

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of such liabilities.

Discretionary Accounts

The underwriters have informed us that they do not expect to make sales to accounts over which they exercise discretionary authority in excess of 5% of the shares of our common stock being offered in this offering.

Determination of the Public Offering Price

Prior to this offering, there has been a limited public market for our common stock. The public offering price will be as determined through negotiations between us and the representative. In addition to prevailing market conditions, the factors considered in determining the public offering price included the following:

•	the information included in this prospectus and otherwise available to the representative;

•	the valuation multiples of publicly traded companies that the representative believes to be comparable to us;

•	our financial information;

•	our prospects and the history and the prospectus of the industry in which we compete;

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•	an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues;

•	the present state of our development; and

•	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

Lock-Up Agreements

We have agreed that for a period of 180 days after the closing of this offering, we and any of our successors will not, without the prior written consent of the representative, which may be withheld or delayed in the representative’s sole discretion:

•	offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly;

•	enter into any swap or other arrangement that transfers to another entity, in whole or in part, any of the economic consequences of ownership of any of our common stock or such other securities, whether any such transaction described above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise; or

•	file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for common stock.

The foregoing restrictions will not apply to (1) the shares of common stock to be sold under this Prospectus, (2) the issuance of common stock upon the exercise of options or warrants or the conversion of outstanding preferred stock or other outstanding convertible securities disclosed as outstanding in the Registration Statement of which this Prospectus is a part, the Time of Sale Disclosure Package, and the Final Prospectus, (3) the issuance of employee stock options not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units or shares of Common Stock pursuant to equity incentive plans described in the Registration Statement (excluding exhibits thereto), or the time of sale disclosure package and final prospectus, (4) the filing of a Registration Statement on Form S-8 or any successor form thereto, (5) the issuance of unregistered securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising more than $500,000 in capital or to an entity whose primary business is investing in securities, and (6) the issuance of unregistered securities in payment or settlement of trade payables, contractor fees, or legal proceedings.

Each of our directors, executive officers and substantially all holders of more than 5% of our outstanding common stock as of the effective date of this registration statement, has entered into lock-up agreements with the representative prior to the commencement of this offering pursuant to which each of these persons or entities has agreed that, for a period ending 180 days after the date of this prospectus (subject to the Leak-Out Provisions, as applicable), none of them will, without the prior written consent of the representative (which may be withheld or delayed in the representative’s sole discretion):

•	Offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission in respect of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock (including without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant);

•	Enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of, whether any such transaction is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise;

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•	Make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock;

•	Publicly announce an intention to effect any transaction specified above.

The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements do not apply, subject in certain cases to various conditions, to the following:

•	Transfers as a bona fide gift or gifts, provided that the donee or donees agree to be bound in writing by the above restrictions;

•	Transfers to any trust for the direct or indirect benefit of the locked-up person or the immediate family of the locked-up person, provided that the trustee of the trust agrees to be bound in writing by the above restrictions, and provided further that any such transfer will not involve a disposition for value;

•	The acquisition or exercise of any stock option issued pursuant to the Company’s existing stock option plan, including any exercise effected by the delivery of shares of Common Stock of the Company held by the locked-up person, or (c) the purchase or sale of the Company’s securities pursuant to a plan, contract or instruction that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act.

Other Relationships

The representative and its affiliates may provide various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they may receive customary fees and commissions. The representative has acted as our as our placement agent in connection with our bridge financing private placement in September 2021, for which it received compensation.

The representative may in the future provide us and our affiliates with investment banking and financial advisory services for which it may in the future receive customary fees. The representative may release, or authorize us to release, as the case may be, the Lock-Up Securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

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Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in the offering. The representative may allocate a number of shares to the underwriters and selling group members, if any, for sale to their online brokerage account holders. Any such allocations for online distributions will be made by the representative on the same basis as other allocations.

Selling Restrictions

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45 106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33 105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each, a Relevant Member State, an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

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United Kingdom

Each underwriter has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or FSMA) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of shares.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or the ASIC, in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons, the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

74

LEGAL MATTERS

The validity of the shares covered by the registration statement of which this prospectus is a part has been passed upon for us by Ruskin Moscou Faltischek P.C. Certain legal matters relating to this offering will be passed upon for the representative by Anthony L.G., PLLC.

EXPERTS

The financial statements included in this prospectus as of years ended December 31, 2020 and 2019 have been audited by BF Borgers CPA PC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. No named experts under this section or under Legal Matters own any shares of our common stock.

ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s website contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a registration statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a registration statement, does not contain all of the information set forth in the registration statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document that is filed as an exhibit to the registration statement. The registration statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates. You may obtain additional information regarding our Company on our website, located at www.mobiquitytechnologies.com.

75

MOBIQUITY TECHNOLOGIES, INC.

F-1

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

Mobiquity Technology, Inc.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2021	2020
Assets
Current Assets
Cash	$735,505	$602,182
Accounts receivable, net	685,496	1,698,719
Prepaid expenses and other current assets	11,700	46,396
Total Current Assets	1,432,701	2,347,297

Property and equipment (net of accumulated depreciation of $18,190 and $12,635, respectively)	15,873	21,428
Goodwill	1,352,865	1,352,865
Intangible assets (net of accumulated amortization of $4,706,473 and $3,355,922, respectively)	4,297,203	5,647,754

Other assets
Security deposits	–	9,000
Investment in corporate stock	–	91

Total Assets	$7,098,642	$9,378,435

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$1,573,862	$2,055,175
Accrued expenses	1,364,992	1,085,292
Notes payable	2,411,523	901,283
Total Current Liabilities	5,350,377	4,041,750

Long term portion convertible notes, net	2,700,000	2,450,000

Total Liabilities	8,050,377	6,491,750

Stockholders' Deficit
AAA Preferred stock; 4,930,000 and 5,000,000 authorized; $0.0001 par value 56,413 and 56,413 shares issued and outstanding at September 30, 2021 and December 31, 2020	868,869	868,869
Preferred stock Series C; $.0001 par value; 1,500 shares authorized 0 and 1,500 shares issued and outstanding at September 30, 2021 and December 31, 2020	–	15,000
Preferred stock Series E; 70,000 authorized; $80 stated value 61,688 and 61,688 shares issued and outstanding at September 30, 2021 and December 31, 2020	4,935,040	4,935,040
Common stock: 100,000,000 authorized; $0.0001 par value 3,670,086 and 2,803,685 shares issued and outstanding at September 30, 2021 and December 31, 2020	372	282
Treasury stock at $36 per share 37,500 and 37,500 shares outstanding at September 30, 2021 and December 31, 2020	(1,350,000)	(1,350,000)
Additional paid in capital	189,498,056	184,586,420
Accumulated deficit	(194,904,072)	(186,168,926)
Total Stockholders' Equity	(951,735)	2,886,685
Total Liabilities and Stockholders' Equity	$7,098,642	$9,378,435

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-2

Mobiquity Technology, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Revenue	$572,745	$1,429,696	$1,797,052	$3,032,064

Cost of Revenues	690,702	952,779	2,439,501	2,612,690

Gross Profit	(117,957)	476,917	(642,449)	419,374

Operating Expenses
Selling, general and administrative	1,229,047	1,527,229	3,158,098	4,676,920
Salaries	1,130,040	496,564	1,731,912	2,005,216
Stock based compensation	717,168	54,589	1,289,899	1,331,459
Total Operating Expenses	3,076,255	2,078,382	6,179,909	8,013,595

Loss from operations	(3,194,212)	(1,601,465)	(6,822,358)	(7,594,221)

Other Income (Expenses)
Interest Income	18	–	18	–
Interest Expense	(203,436)	(201,047)	(606,613)	(532,475)
Original issue discount	(605,880)	–	(715,880)	–
Warrant expense	–	662,758	–	63,864
Loss on sale of company stock	(436,405)	(2,821,393)	(856,155)	(2,914,558)
Total Other Income (Expense)	(1,245,703)	(2,359,682)	(2,178,630)	(3,383,169)

Loss from continuing operations	(4,439,915)	(3,961,147)	(9,000,988)	(10,977,390)

Other Comprehensive Income (loss)
Loan Forgiveness - SBA	–	–	265,842	–
Unrealized holding gain (loss) arising during period	–	(23)	–	(3,033)
Total other Comprehensive Income (loss)	–	(23)	265,842	(3,033)

Net Comprehensive Loss	$(4,439,915)	$(3,961,170)	$(8,735,146)	$(10,980,423)

Net Comprehensive Loss Per Common Share:
For continued operations, basic and diluted	(1.39)	(1.43)	(2.89)	(3.99)

Weighted Average Common Shares Outstanding, basic and diluted	3,201,073	2,761,183	3,027,406	2,753,446

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-3

Mobiquity Technology, Inc.

Condensed Consolidated Statement of Stockholders' Equity (Unaudited)

	Mezzanine		Series E Preferred Stock		Series C Preferred Stock
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, at January 1, 2021	56,413	$868,869	61,688	$4,935,040	1,500	$15,000	2,803,685	$282
Common stock issued for services	–	–	–	–	–	–	10,000	–
Common stock issued for cash	–	–	–	–	–	–	91,502	10
Stock based compensation	–	–	–	–	–	–	–	–
Net Loss	–	–	–	–	–	–	–	–
Balance, at March 31, 2021	56,413	$868,869	61,688	$4,935,040	1,500	$15,000	2,905,187	$292
Common stock issued for services	–	–	–	–	–	–	5,000	–
Common stock issued for cash	–	–	–	–	–	–	58,334	6
Stock based compensation	–	–	–	–	–	–	–	–
Notes converted to common stock	–	–	–	–	–	–	92,761	9
Original issue discount shares	–	–	–	–	–	–	39,500	5
Net Loss	–	–	–	–	–	–	–	–
Balance, at June 30, 2021	56,413	$868,869	61,688	$4,935,040	1,500	$15,000	3,100,782	$312
Common stock issued for services	–	–	–	–	–	–	7,500	–
Common stock issued for cash	–	–	–	–	–	–	–	–
Note conversions	–	–	–	–	–	–	130,904	13
Original issue discount shares	–	–	–	–	–	–	55,900	9
Conversion Series C preferred stock	–	–	–	–	(1,500)	$(15,000)	375,000	38
Stock based compensation	–	–	–	–	–	–	–	–
Net Loss	–	–	–	–	–	–	–	–
Balance, at September 30, 2021	56,413	$868,869	61,688	$4,935,040	–	$–	3,670,086	$372

	Mezzanine		Series E Preferred Stock		Series C Preferred Stock
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, at January 1, 2020	46,413	$714,869	65,625	$5,250,000	1,500	$15,000	2,335,792	$234
Common stock issued for services	–	–	–	–	–	–	14,500	2
Common stock issued for note conversion	–	–	–	–	–	–	1,919	–
Preferred stock series E	–	–	(3,937)	(314,960)	–	–	9,843	1
Warrant conversions	–	–	–	–	–	–	18,443	–
Net Loss	–	–	–	–	–	–	–	–
Balance, at March 31, 2020	46,413	$714,869	61,688	$4,935,040	1,500	$15,000	2,380,497	$237
Common stock issued for services	–	–	–	–	–	–	(750)	–
Preferred stock series E	10,000	154,000	–	–	–	–	–	–
Warrant conversions	–	–	–	–	–	–	44,082	3
Stock based compensation	–	–	–	–	–	–	–	–
Warrants issued	–	–	–	–	–	–	–	–
Net Loss	–	–	–	–	–	–	–	–
Balance, at June 30, 2020	56,413	$868,869	61,688	$4,935,040	1,500	$15,000	2,423,829	$240
Common stock issued for services	–	–	–	–	–	–	11,875	1
Common stock purchased	–	–	–	–	–	–	310,784	36
Warrant conversions	–	–	–	–	–	–	14,695	1
Stock based compensation	–	–	–	–	–	–	–	–
Net Loss	–	–	–	–	–	–	–	–
Balance, at September 30, 2020	56,413	$868,869	61,688	$4,935,040	1,500	$15,000	2,761,183	$278

F-4

Mobiquity Technology, Inc.

Condensed Consolidated Statement of Stockholders' Equity (Unaudited) (Continued)

	Additional				Total
	Paid-in	Treasury Shares		Accumulated	Stockholders'
	Capital	Shares	Amount	Deficit	Deficit
Balance, at January 1, 2021	$184,586,420	37,500	$(1,350,000)	$(186,168,926)	$2,886,685
Common stock issued for services	81,825	–	–	–	81,825
Common stock issued for cash	548,980	–	–	–	548,990
Stock based compensation	16,839	–	–	–	16,839
Net Loss	–	–	–	(2,229,776)	(2,229,776)
Balance, at March 31, 2021	$185,234,064	37,500	$(1,350,000)	$(188,398,702)	$1,304,563
Common stock issued for services	37,975	–	–	–	37,975
Common stock issued for cash	349,994	–	–	–	350,000
Stock based compensation	555,892	–	–	–	555,892
Notes converted to common stock	671,593	–	–	–	671,602
Original issue discount shares	268,145	–	–	–	268,150
Net Loss	–	–	–	(2,593,623)	(2,593,623)
Balance, at June 30, 2021	$187,117,663	37,500	$(1,350,000)	$(190,992,325)	$594,559
Common stock issued for services	53,500	–	–	–	53,500
Common stock issued for cash	–	–	–	–	–
Note conversions	1,138,891	–	–	–	1,138,904
Original issue discount shares	455,872	–	–	–	455,881
Conversion Series C preferred stock	14,962	–	–	–	–
Stock based compensation	717,168	–	–	–	717,168
Net Loss	–	–	–	$(3,911,747)	(3,911,747)
Balance, at September 30, 2021	$189,498,056	37,500	$(1,350,000)	$(194,904,072)	$(951,735)

	Additional				Total
	Paid-in	Treasury Shares		Accumulated	Stockholders'
	Capital	Shares	Amount	Deficit	Deficit
Balance, at January 1, 2020	$177,427,524	37,500	(1,350,000)	$(171,136,522)	$10,921,105
Common stock issued for services	384,000	–	–	–	384,002
Common stock issued for note conversion	30,694	–	–	–	30,694
Preferred stock series E	314,959	–	–	–	–
Warrant conversions	403,267	–	–	–	403,267
Net Loss	–	–	–	(2,435,793)	(2,435,793)
Balance, at March 31, 2020	$178,560,444	37,500	(1,350,000)	$(173,572,315)	$9,303,275
Common stock issued for services	(9,000)	–	–	–	(9,000)
Preferred stock series E	(154,000)	–	–	–	–
Warrant conversions	352,652		–	–	352,655
Stock based compensation	1,276,870	–	–	–	1,276,870
Warrants issued	598,894	–	–	–	598,894
Net Loss	–	–	–	(4,583,460)	(4,583,460)
Balance, at June 30, 2020	$180,625,860	37,500	$(1,350,000)	$(178,155,775)	$6,939,234
Common stock issued for services	94,998	–	–	–	94,999
Common stock purchased	3,338,049	–	–	–	3,338,085
Warrant conversions	117,550	–	–	–	117,551
Stock based compensation	54,589	–	–	–	54,589
Net Loss	–	–	–	(3,961,170)	(3,961,170)
Balance, at September 30, 2020	$184,231,046	37,500	$(1,350,000)	$(182,116,945)	$6,583,288

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-5

Mobiquity Technology, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended
	September 30,
	2021	2020
Cash Flows from Operating Activities:
Net loss	$(8,735,146)	$(10,980,423)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	5,555	4,421
Amortization- Intangible Assets	1,350,551	1,950,552
Allowance for uncollectible receivables	–	306,000
Common stock issued for services	173,300	470,000
Warrant expense	–	1,472,368
Stock based compensation	1,289,899	1,331,459
Changes in operating assets and liabilities
Accounts receivable	1,013,223	1,512,216
Prepaid expenses and other assets	43,696	(14,000)
Accounts payable	(474,650)	(629,419)
Accrued expenses and other current liabilities	(28,882)	(95,310)
Accrued interest	301,919	181,513
Total Adjustments	3,674,611	6,489,800
Net Cash in Operating activities	(5,060,535)	(4,490,623)

Cash Flows from Investing Activities
Common stock issued for cash, net	898,990	3,338,084
Purchase of property and equipment	–	(6,599)
Original Issue Discount shares	724,031	–
Note conversion to common stock	1,810,506	30,695
Net cash used in Investing Activities	3,433,527	3,362,180

Cash Flows from Financing Activities
Proceeds from the issuance of notes, net	2,643,000	915,842
SBA loan forgiveness	(265,842)	–
Cash paid on bank notes	(616,918)	(490,739)
Net cash used in Financing Activities	1,760,240	425,103

Net change in Cash and Cash Equivalents	133,232	(703,340)
Cash and Cash Equivalents, Beginning of period	602,182	1,240,064
Unrealized holding change on securities	91	3,033
Cash and Cash Equivalents, end of period	$735,505	$539,757

Supplemental Disclosure Information
Cash paid for interest	$303,643	$340,951
Cash paid for taxes	$2,005	$14,869

Non-cash investing and financing activities:
Common stock issued for conversion of convertible notes	856,155	–
Original issue discounts	715,880	–

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-6

MOBIQUITY TECHNOLOGIES, INC.

Notes to the unaudited condensed consolidated financial statements
September 30, 2021

(Unaudited)

NOTE 1: ORGANIZATION AND GOING CONCERN

We operate our business through two wholly owned subsidiaries, Advangelists, LLC and Mobiquity Networks, Inc. Our corporate structure is as follows:

Subsidiaries

Advangelists, LLC

Advangelists LLC operates our ATOS platform business.

We originally acquired a 48% membership interest and Glen Eagles Acquisition LP acquired a 52% membership interest in Advangelists in a merger transaction in December 2018 for consideration valued at $20 Million. At the time Glen Eagles was a shareholder of the Company, owning 412,500 shares of our common stock. The Company became, and remains, the sole manager of Advangelists following the merger with sole management power. In consideration for the merger:

•	Mobiquity issued warrants for 269,384 shares of common stock at an exercise price of $56 per share to the pre-merger Advangelists’ members, and, in February 2019, upon the attainment of the vesting threshold of Advangelists’ combined revenues for the months of December 2018 and January 2019 being at least $250,000, the Company transferred 9,209,722 shares of Gopher Protocol, Inc. common stock to the pre-merger Advangelists members. The Mobiquity warrants were valued at a total of $3,844,444, and the Gopher shares of common stock were valued at a total of $6,155,556.

•	Glen Eagles paid the pre-merger Advangelists members $10 million. $500,000 was paid at closing in cash (which the Company advanced on behalf of Glen Eagles without any agreement regarding repayment of the advance), and $9,500,000 was paid by Glen Eagles’ promissory note to Deepankar Katyal, as representative of pre-merger Advangelists members, payable in 19 monthly installments of $500,000 each.

The Company acquired 3% of the Advangelists’ membership interests from Glen Eagles in April 2019 in satisfaction of the Company’s $500,000 closing payment advance to Glen Eagles, resulting in Mobiquity owning 51% and Glen Eagles owning 49% of Advangelists.

F-7

In May 2019 the Company acquired the remaining 49% of Advangelists’ membership interests from Glen Eagles, becoming the 100% owner of Advangelists, in a transaction involving the Company, Glen Eagles, and Gopher Protocol, Inc. In that transaction, Gopher acquired the 49% Advangelists membership interest from Glen Eagles and assumed Glen Eagles’ promissory note to Deepankar Katyal, as representative of the pre-merger Advangelists owners, which had a remaining balance of $7,512,500, in satisfaction of indebtedness owed by Glen Eagles to Gopher. Concurrently with that transaction, the Company acquired the 49% of Advangelists membership interest from Gopher and assumed the promissory note in consideration. Additionally, warrants for 300,000 shares of Company common stock which are issuable upon the conversion of Mobiquity Class AAA preferred stock owned by Gopher were amended to provide for a cashless exercise. In September 2019, the assumed note, which then had a principal balance of $6,780,000, was amended and restated to provide that:

•	$5,250,000 of the principal was payable in 65,625 shares of the Company’s Class E Preferred Stock, which is convertible into 164,062.50 shares the Company’s common stock, plus warrants to purchase 82,031.25 Company shares of common stock, at an exercise price of $48 per share: and

•	$1,530,000 of the principal balance, plus all accrued and unpaid interest under the promissory note was payable in three monthly installments of $510,000 each.

The promissory note was paid in full in November 2019.

Mobiquity Networks, Inc.

We have established Mobiquity Networks, Inc and have operated it since January 2011. Mobiquity Networks started and developed as a mobile advertising technology company focused on driving foot-traffic throughout its indoor network and has evolved and grown into a next generation data intelligence company. Mobiquity Networks operates our data intelligence platform business.

Going Concern

These condensed consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. We have a history of losses and may continue to incur losses in the future, which could negatively impact the trading value of our common stock. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of management to raise additional equity capital through private and public offerings of its common stock, and the attainment of profitable operations. As of September 30, 2021 and December 31, 2020, the Company had an accumulated deficit of $194,904,072 and $186,168,926. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements. We may continue to incur operating and net losses in future periods. These losses may increase, and we may never achieve profitability for a variety of reasons, including increased competition, decreased growth in the unified advertising industry and other factors described elsewhere in this “Risk Factors” section. If we cannot achieve sustained profitability, our stockholders may lose all or a portion of their investment in our company.

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The recently acquired Advangelists LLC has also incurred losses and experienced negative cash flows from operations during the most recent fiscal year. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of management to raise additional capital through private and public offerings of its common stock, and the attainment of profitable operations. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-8

Reverse Stock Split

In September 2020, the Company filed a Certificate of Amendment the Articles of Incorporation with the Secretary of State of the state of New York to implement a 1 for 400 reverse stock- split of its common stock effective September 9, 2020. The reverse stock split did not cause an adjustment to the par value of common stock. As a result of the reverse stock split, the Company adjusted the share amounts under its employee incentive plans, outstanding options and common stock warrant agreements, treasury shares and preferred shares.

Impacts of COVID-19 to Business and the general economy

The Company’s financial condition and results of operations have been and may continue to be adversely affected by the COVID-19 pandemic. Since March 2020, COVID -19 has caused a material and substantial adverse impact on our general economy and our business operations. It has caused there to be a substantial decrease in our sales, cancellations of purchase orders and has resulted in accounts receivables not being timely paid as anticipated. Further, it has caused us to have concerns about our ability to meet our obligations as they become due and payable. In this respect, our business is directly dependent upon and correlates closely to the marketing levels and ongoing business activities of our existing clients. If material adverse developments in domestic and global economic and market conditions adversely affect our clients’ businesses, such as COVID-19, our business and results of operations could (and in the case of COVID-19) equally suffer. Our results of operations are affected directly by the level of business activity of our clients, which in turn is affected by the level of economic activity in the industries and markets that they serve. COVID-19 future widespread economic slowdowns in any of these markets, particularly in the United States, may negatively affect the businesses, purchasing decisions and spending of our clients and prospective clients, and payment of accounts receivable due us, which could result in reductions in our existing business as well as our new business development and difficulties in meeting our cash obligations as they become due. In the event of continued widespread economic downturn caused by COVID-19, we will likely continue to experience a reduction in projects, longer sales and collection cycles, deferral or delay of purchase commitments for our data products, processing functionality, software systems and services, and increased price competition, all of which could substantially adversely affect revenue and our ability to remain a going concern. In the event we remain a going concern, the impacts of the global emergence of Coronavirus disease (COVID-19) on our business, sources of revenues and then general economy, are currently not fully known. We are conducting business as usual with some modifications to employee work locations, and cancellation of certain marketing events, among other modifications. We lost a purchase order more than one million dollars with major US sports organization. We have observed other companies taking precautionary and preemptive actions to address COVID-19 and companies may take further actions that alter their normal business operations. We will continue to actively monitor the situation and may take further actions that alter our business operations as may be required by federal, state, or local authorities or that we determine are in the best interests of our employees, customers, partners, suppliers and stockholders. It is not clear what the potential effects any such alterations or modifications may have on our business, including the effects on our customers and prospects, although we do anticipate it to continue to negatively impact our financial results during fiscal years 2021 and 2022.

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited interim consolidated financial statements of the Company should be read in conjunction with the consolidated financial statements and accompanying notes filed with the U.S. Securities and Exchange Commission in the Company’s Form 10-K for the year ended December 31, 2020. In the opinion of management, the accompanying financial statements reflect all adjustments of a recurring nature considered necessary to present fairly the Company’s financial position and the results of its operations and its cash flows for the periods shown.

F-9

NATURE OF OPERATIONS – Mobiquity Technologies, Inc., a New York corporation (the “Company”), is the parent company of its operating subsidiaries; Mobiquity Networks, Inc. (“Mobiquity Networks”) and Advangelists, LLC (Advangelists). Mobiquity Networks has evolved and grown from a mobile advertising technology company focused on driving Foot-traffic throughout its indoor network, into a next generation location data intelligence company. Mobiquity Networks provides precise unique, at-scale location data and insights on consumer’s real-world behavior and trends for use in marketing and research. Mobiquity Networks provides one of the most accurate and scaled solution for mobile data collection and analysis, utilizing multiple geo-location technologies. Mobiquity Networks is seeking to implement several new revenue streams from its data collection and analysis, including, but not limited to, Advertising, Data Licensing, Footfall Reporting, Attribution Reporting, Real Estate Planning, Financial Forecasting and Custom Research. Advangelists is a developer of advertising and marketing technology focused on the creation, automation, and maintenance of an advertising technology operating system (or ATOS). Advangelists’ ATOS platform blends artificial intelligence (or AI) and machine learning (ML) based optimization technology for automatic ad serving that manages and runs digital advertising campaigns.

The ATOS platform:

•	creates an automated marketplace of advertisers and publishers on digital media outlets to host online auctions to facilitate the sale of ad time slots (known as digital real estate) targeted at users while engaged on their connected TV, computer or mobile device, and

•	gives advertisers the capability to understand and interact with their audiences and engage them in a meaningful way by the using ads in both image and video formats (known as rich media) to increase their customer base and foot traffic to their physical locations.

Advangelists’ marketplace engages with approximately 20 billion advertisement opportunities per day. Our sales and marketing strategy is focused on creating a de-fragmented operating system that makes it considerably more efficient and effective for advertisers and publishers to transact with each other. Our goal is to create a standardized and transparent medium.

Advangelists' technology is proprietary and has all been developed internally. We own all of our technology.

Risks Related to Our Financial Results and Financing Plans

Management has plans to address the Company’s financial situation as follows:

In the near term, management plans to continue to focus on raising the funds necessary to implement the Company’s business plan related to technology. Management will continue to seek out equity and/or debt financing to obtain the capital required to meet the Company’s financial obligations. There is no assurance, however, that lenders and investors will continue to advance capital to the Company or that the new business operations will be profitable.

In the long term, management believes that the Company’s projects and initiatives will be successful and will provide cash flow to the Company that will be used to finance the Company’s future growth. However, there can be no assurances that the Company’s efforts to raise equity and debt at acceptable terms or that the planned activities will be successful, or that the Company will ultimately attain profitability. The Company’s long-term viability depends on its ability to obtain adequate sources of debt or equity funding to meet current commitments and fund the continuation of its business operations, and the ability of the Company to achieve adequate profitability and cash flows from operations to sustain its operations.

F-10

Related Parties

Related parties are any entities or individuals that, through employment, ownership or other means, possess the ability to direct or cause the direction of the management and policies of the Company. We disclose related party transactions that are outside of normal compensatory agreements, such as salaries or board of director fees. We consider the following individuals / companies to be related parties:

Dean Julia - Principal Executive Officer President and Director

Sean McDonnell - Chief Financial Officer

Sean Trepeta - Board Member

Dr. Gene Salkind – Chairman of the Board of Directors

PRINCIPLES OF CONSOLIDATION – The accompanying condensed consolidated financial statements include the accounts of Mobiquity Technologies, Inc., formerly known as Ace Marketing& Promotions, Inc., and its wholly owned subsidiary, Mobiquity Networks, Inc. and its wholly- owned subsidiary, Advangelists, LLC. All intercompany accounts and transactions have been eliminated in consolidation.

The Condensed consolidated balance sheets as of September 30, 2021 and December 31, 2020, the Condensed consolidated statements of operations for the three months and nine months ended September 30, 2021 and 2020, the Condensed consolidated statements of stockholders’ equity for the nine months ended September 30, 2021 and 2020 and the Condensed consolidated statements of cash flows for the nine months ended September 30, 2021 and 2020 have been prepared by us without audit, and in accordance with the requirements of Form 10-Q and, therefore, they do not include all information and footnotes necessary for a fair presentation of financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States of America. In our opinion, the accompanying unaudited condensed financial statements contain all adjustments necessary to present fairly in all material respects our financial position as of September 30, 2021, results of operations for the three months and nine months ended September 30, 2021, and 2020 and cash flows for the nine months ended September 30, 2021, and 2020. All such adjustments are of a normal recurring nature. The results of operations and cash flows for the three months and nine months ended September 30, 2021, are not necessarily indicative of the results to be expected for the full year. We have evaluated subsequent events through the filing of this Form 10-Q with the SEC and determined there have not been any events that have occurred that would require adjustments to our unaudited Condensed consolidated financial statements.

ESTIMATES – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS – The Company considers all highly liquid debt instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

CONCENTRATION OF CREDIT RISK – Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of trade receivables and cash and cash equivalents.

Concentration of credit risk with respect to trade receivables is generally diversified due to the large number of entities comprising the Company’s customer base and their dispersion across geographic areas principally within the United States. The Company routinely addresses the financial strength of its customers and, consequently, believes that its receivable credit risk exposure is limited. Our current receivables at September 30, 2021 consist of 55% held by six of our largest customers. Our current receivables at December 31, 2020 consist of 58% held by six of our largest customers.

F-11

The Company places its temporary cash investments with high credit quality financial institutions. At times, the Company maintains bank account balances, which exceed FDIC limits. As of September 30, 2021 and December 31, 2020, the Company exceeded FDIC limits by $472,082, and $114,986, respectively.

REVENUE RECOGNITION – On May 28, 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), to update the financial reporting requirements for revenue recognition. Topic 606 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The guidance is based on the principle that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to fulfill a contract. This guidance became effective for the Company beginning on January 1, 2018, and entities have the option of using either a full retrospective or a modified retrospective approach for the adoption of the new standard. The Company adopted this standard using the modified retrospective approach on January 1, 2018.

In preparation for adoption of the standard, the Company evaluated each of the five steps in Topic 606, which are as follows: 1) Identify the contract with the customer; 2) Identify the performance obligations in the contract; 3) Determine the transaction price; 4) Allocate the transaction price to the performance obligations; and 5) Recognize revenue when (or as) performance obligations are satisfied.

Reported revenue was not affected materially in any period due to the adoption of ASC Topic 606 because: (1) the Company expects to identify similar performance obligations under Topic 606 as compared with deliverables and separate units of account previously identified; (2) the Company has determined the transaction price to be consistent; and (3) the Company records revenue at the same point in time, upon delivery of services, under both ASC Topic 605 and Topic 606, as applicable under the terms of the contract with the customer. Additionally, the Company does not expect the accounting for fulfillment costs or costs incurred to obtain a contract to be affected materially in any period due to the adoption of Topic 606.

ALLOWANCE FOR DOUBTFUL ACCOUNTS – Management must make estimates of the collectability of accounts receivable. Management specifically analyzes accounts receivable and analyzes historical bad debts, customer concentrations, customer creditworthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. As of September 30, 2021 and December 31, 2020, allowance for doubtful accounts were $386,600, and $386,600, respectively.

PROPERTY AND EQUIPMENT – Property and equipment are stated at cost. Depreciation is expensed using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are being amortized using the straight-line method over the estimated useful lives of the related assets or the remaining term of the lease. The costs of additions and improvements, which substantially extend the useful life of a particular asset, are capitalized. Repair and maintenance costs are charged to expense. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the account and the gain or loss on disposition is reflected in operating income.

F-12

LONG LIVED ASSETS – In accordance with ASC 360, “Property, Plant and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value. The Company recognized an impairment loss of $4,000,000 for the period ended December 31, 2020.

Transactions with major customers

During the nine months ended September 30, 2021, four customers accounted for approximately 36% of revenues and for the nine months ended September 30, 2020, four customers accounted for 48% our revenues. During the year ended December 31, 2020, five customers accounted for approximately 42% of revenues.

ADVERTISING COSTS – Advertising costs are expensed as incurred. For the nine months ended September 30, 2021 and for the year ended December 31, 2020, there were advertising costs of $159 and $1,400 respectively.

ACCOUNTING FOR STOCK BASED COMPENSATION – Stock based compensation cost is measured at the grant date fair value of the award and is recognized as expense over the requisite service period. The Company uses the Black-Sholes option-pricing model to determine fair value of the awards, which involves certain subjective assumptions. These assumptions include estimating the length of time employees will retain their vested stock options before exercising them (“expected term”), the estimated volatility of the Company’s common stock price over the expected term (“volatility”) and the number of options for which vesting requirements will not be completed (“forfeitures”). Changes in the subjective assumptions can materially affect estimates of fair value stock-based compensation, and the related amount recognized on the consolidated statements of operations. Refer to Note 7 “Stock Option Plans” in the Notes to Consolidated Financial Statements in this report for a more detailed discussion.

BENEFICIAL CONVERSION FEATURES – Debt instruments that contain a beneficial conversion feature are recorded as deemed interest to the holders of the convertible debt instruments. The beneficial conversion is calculated as the difference between the fair values of the underlying common stock less the proceeds that have been received for the debt instrument limited to the value received.

INCOME TAXES – Deferred income taxes are recognized for temporary differences between financial statement and income tax basis of assets and liabilities for which income tax or tax benefits are expected to be realized in future years. A valuation allowance is established to reduce deferred tax assets, if it is more likely than not, that all or some portion of such deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

We adopted the lease standard ACS 842 effective January 1, 2019 and have elected to use January 1, 2019, as our date of initial application. Consequently, financial information will not be updated, and disclosures required under the new standard will not be provided for periods presented before January 1, 2019 as these prior periods conform to the Accounting Standards Codification 840. We elected the package of practical expedients permitted under the transition guidance within the new standard. By adopting these practical expedients, we were not required to reassess (1) whether an existing contract meets the definition of a lease; (2) the lease classification for existing leases; or (3) costs previously capitalized as initial direct costs. As of September 30, 2021, we are not a lessor or lessee under any lease arrangements.

F-13

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or result of operations.

NET LOSS PER SHARE

Basic net loss per share is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding. Diluted earnings per share reflect, in periods in which they have a dilutive effect, the impact of common shares issuable upon exercise of stock options and warrants. The number of common shares potentially issuable upon the exercise of certain options and warrants that were excluded from the diluted loss per common share calculation was approximately 1,230,669 because they are anti-dilutive, as a result of a net loss for the quarter ended and nine months ended September 30, 2021.

NOTE 3: ACQUISITION OF ADVANGELISTS, LLC

In December 2018, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) with Glen Eagles Acquisition LP (“GEAL”) and Mobiquity Technologies, Inc. purchased of all the issued and outstanding capital stock and membership interest of Advangelists LLC. The Company closed and completed the acquisition on December 6, 2018.

The purchase price paid includes the assumption of certain assets, liabilities and contracts associated with Advangelists, LLC, at closing the sellers received $500,000 cash, warrants and stock and the issuance of a nineteen- month promissory note in aggregate principal amount of $9,500,000.

The following table summarizes the allocation of the purchase price as of the acquisition date:

Purchase Price

$9,500,000 Promissory note	$9,500,000
Cash	500,000
Mobiquity Technologies, Inc. warrants	3,844,444
Gopher Protocol Inc. common stock	6,155,556
Total amount transferred	$20,000,000

On April 30, 2019, the Company entered into a Membership Interest Purchase Agreement with GEAL, which the Company acquired from GEAL 3% of the membership interest of Advangelists, LLC for $600,000 in cash. Giving the Company a 51% interest.

On May 8, 2019, the Company entered into a Membership Purchase Agreement with Gopher Protocol, Inc. to acquire the 49% interest of Advangelists, LLC which it contemporaneously purchased from GEAL. The purchase price was paid by the issuance of a $7,512,500 promissory note. As a result of the transaction, the Company owns 100% of Advangelists LLC.

F-14

On September 13, 2019, the Company repurchased fifteen million shares of common stock for the aggregate by exchanging 110,000 shares of GTCH common stock held for investment purposes.

On September 13, 2019, Dr. Gene Salkind, is a related party who is a director of the Company, and an affiliate of Dr. Salkind (collectively, the “Lenders”) subscribed for convertible promissory notes (the “Note”) and loaned to the Company an aggregate of $2,300,000 (the “Loans”) on a secured basis.

The Notes bear interest at a fixed rate of 15% per annum, computed based on a 360-day year of twelve 30-day months and will be payable monthly in arrears. Interest on the Notes is payable in cash, or, at the Lenders’ option, in shares of the Company’s common stock. The principal amount due under the Notes will be payable on September 30, 2029, unless earlier converted pursuant to the terms of the Notes.

Subject to the Company obtaining prior approval from the Company’s shareholders for the issuance of shares of common stock upon conversion of the Notes, if and to the extent required by the New York Business Corporation Law, the Notes will be convertible into equity of the Company upon the following events on the following terms:

•	At any time at the option of the Lenders, the outstanding principal under the Notes will be converted into shares of common stock of the Company at a conversion price of $32.00 per post-split share (the “Conversion Price”).

•	at any time that the trailing thirty (30) day volume weighted average price per share (as more particularly described in the Notes) of the Company’s common stock is above $400.00 per post-split share, until the Notes are no longer outstanding, the Company may convert the entire unpaid un-converted principal amount of the Notes, plus all accrued and unpaid interest thereon, into shares of the Company’s common stock at the Conversion Price.

The Notes contain customary events of default, which, if uncured, entitle the Lenders thereof to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, their Notes.

In connection with the subscription of the Notes, the Company issued to each Lender a warrant to purchase 400 post-split shares of the Company’s common stock for every two shares of common stock issuable upon conversion of the Notes, at an exercise price of $48.00 per post-split share (the “Lender Warrants”).

On September 13, 2019, Advangelists, LLC, a wholly owned subsidiary of the Company (“AVNG”), entered into Amendment No. 1 to Employment Agreement (the “Katyal Amendment”) with Deepankar Katyal, who is a related party and the CEO of AVNG, which amends Mr. Katyal’s original employment agreement (the “Original Katyal Agreement”), dated as of December 7, 2018. Pursuant to the Katyal Amendment, among other things, (i) the Company agreed to indemnify Mr. Katyal to the extent provided in the Company’s Certificate of Incorporation (the “Certificate”) and By-laws and to include Mr. Katyal as an insured under the Company’s applicable directors’ and officers’ liability insurance policies; (ii) AVNG agreed to provide Mr. Katyal with an automobile allowance of $550.00 per month, and (iii) the non-compete restrictive covenants contained in the Original Katyal Agreement ceased. In addition, the Katyal Amendment provides for the Company to redeem the shares of the Company’s Class B Preferred Stock (the “Class B Stock”) owned by Mr. Katyal, and entitles Mr. Katyal to the following additional compensation:

•	A bonus, payable in cash or common stock of the Company, equal to 1% of the Company’s gross revenue (the “Gross Revenue”) for each completed fiscal month during the 2019 fiscal year, subject to certain revenue thresholds as set forth in the Katyal Amendment;

•	Commissions equal to 10% of the Net Revenues (as defined in the Katyal Amendment) of all New Katyal Managed Accounts (as defined in the Katyal Amendment);

•	Options to purchase 37,500 post-split shares of the Company’s common stock at an exercise price of $36.00 per share, of which 25,000 vest on the date of the Katyal Amendment, and of which 12,500 vests on the one-year anniversary of the Katyal Amendment.

F-15

In connection with the Katyal Amendment, on September 13, 2019, the Company entered into a Class B Preferred stock Redemption Agreement (the “Katyal Redemption Agreement”), pursuant to which the Company redeemed the Company’s Class B Stock owned by Katyal.

In May 2019, the Company assumed a promissory note (the “AVNG Note”) payable to Deepankar Katyal (the “Payee”), as representative of the former owners of AVNG, which at the time of assumption had a remaining principal balance of $7,512,500. Simultaneously with the assumption of the AVNG Note, the AVNG Note was amended and restated as disclosed in the May 8-K (the “First Amended AVNG Note”). Effective as of September 13, 2019, the Company and Payee entered into a Second Amended and Restated Promissory Note (the “Second Amended AVNG Note”), in the principal amount of $6,750,000, pursuant to which the repayment terms under the First Amended AVNG Note were amended and restated as follows:

•	$5,250,000 of the principal balance remaining due under the Second Amended AVNG Note is payable by the delivery of (i) 65,625 shares of the Company’s newly designated Class E Preferred Stock, which is convertible into 164,063 shares the Company’s post-split common stock, and (ii) common stock purchase warrants to purchase 82,032 shares of the Company’s post-split common stock, at an exercise price of $48.00 per share (the “AVNG Warrant”).

•	$1,530,000 of the principal balance, inclusive of all accrued and unpaid interest, remaining due under the Second Amended AVNG Note in three equal consecutive monthly installments of $510,000, commencing on September 15, 2019, and on the 15th day of each month thereafter until paid in full.

The Second Amended AVNG Note provides that upon an Event of Default (as defined in the Second Amended AVNG Note), and upon the election of the Payee, (i) the shares of Class E Preferred Stock issuable pursuant to the terms of the Second Amended AVNG Note, and any shares of the Company’s common stock issued upon the conversion of the Class E Preferred Stock, shall be cancelled and cease to issued and outstanding, (ii) the AVNG Warrants (as defined below), to the extent unexercised, shall be cancelled, and (iii) the Second Amended AVNG Note shall be cancelled and the repayment of the principal amount remaining due to Payee shall be paid in accordance with the terms of the First Amended AVNG Note.

In May of 2020, Deepankar Katyal resigned from the board to spend more time necessary to run the day-to-day operations of Advangelists, LLC focusing on technology and revenue growth.

Merger

Mobiquity entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Glen Eagles Acquisition LP (“GEAL”) (which at the time owned 412,000 post-split shares of common stock of Mobiquity, equivalent to approximately 29.6% of the outstanding shares), AVNG Acquisition Sub, LLC (“Merger Sub”) and Advangelists, LLC (“Advangelists”) on November 20, 2018 which provided for Merger Sub to merge into Advangelists, with Advangelists as the surviving company following the merger.

On December 6, 2018, Mobiquity and the other parties to the Merger Agreement entered into the First Amendment to Agreement and Plan of Merger (the “Amendment”) which amended the Merger Agreement as follows:

•	The number of warrants to purchase shares of Mobiquity’s common stock issuable as part of the merger consideration was changed from 225,000 post-split shares to 269,385 post-split shares, and the exercise price of the warrants was changed from $36.00 per share to $56.00 per share; and

•	The number of shares of Gopher Protocol Inc.’s common stock to be transferred by Mobiquity as part of the merger consideration changed from 11,111,111 to 9,209,722 shares.

F-16

Under the Merger Agreement and the Amendment, in consideration for the Merger:

•	Mobiquity issued warrants for 269,384 post-split shares of Mobiquity common stock at an exercise price of $56.00 per share and, subject to the vesting threshold described below, Mobiquity transferred 9,209,722 shares of Gopher Protocol, Inc. common stock, to the pre-merger Advangelists members. The Gopher common stock was unvested at the time of transfer subject to vesting in February 2019 only if Advangelists’ combined revenues for the months of December 2018 and January 2019 were at least $250,000. The vesting threshold was met.

•	GEAL paid the pre-merger Advangelists members $10 million in cash. $500,000 was paid at closing and $9,500,000 will be paid under a promissory note that was issued at closing, in 19 monthly installments of $500,000 each, commencing on January 6, 2019.

The transactions contemplated by the Merger Agreement were consummated on December 7, 2018, upon the filing of a Certificate of Merger by Advangelists. As a result of the merger, Mobiquity owned 48% and GEAL owned 52% of Advangelists; and Mobiquity is the sole manager of, and controls, Advangelists at that time.

As a result of Mobiquity having 100% control over Advangelists as of December 31, 2018, ASC 810-10-05-3 states “that for LLCs with managing and non-managing members, a managing member is the functional equivalent of a general partner, and a non-managing member is the functional equivalent of a limited partner. In this case, a reporting entity with an interest in an LLC (which is not a VIE) would likely apply the consolidation model for limited partnerships if the managing member has the right to make the significant operating and financial decisions of the LLC.” In this case Mobiquity has the right to make the significant operating and financial decisions of Advangelists resulting in consolidation of Advangelists.

On April 30, 2019, the Company entered into a Membership Interest Purchase Agreement with GEAL, pursuant to which the Company acquired from GEAL 3% of the membership interests of Advangelists, for cash in the amount of $600,000 (the “Purchase Price”). The Purchase Price was paid by the Company to GEAL on May 3, 2019. As a result of the Transaction, the Company then owned 51% of the membership interests of Advangelists, with GEAL owning 49% of the membership interests of Advangelists.

On May 10, 2019, the Company entered into a Membership Purchase Agreement effective as of May 8, 2019, with Gopher Protocol, Inc. to acquire the 49% interest of Advangelists, which it contemporaneously purchased from GEAL. As a result of this transaction, the Company owns 100% of Advangelists’ Membership Interests.

The acquisition of the 49% of Advangelists membership interests was accomplished in a transaction involving Mobiquity, Glen Eagles Acquisition LP, and Gopher Protocol, Inc.

Recognized amount of identifiable assets acquired, liabilities assumed, and consideration expensed:

Financial assets:
Cash and cash equivalents	$216,799
Accounts receivable, net	2,679,698
Property and equipment, net	20,335
Intangible assets (a)	10,000,000
Accounts payable and accrued liabilities	(2,871,673)
Purchase price expensed	9,954,841
Total amount identifiable assets and liabilities	$20,000,000

F-17

The ATOS platform:

•	creates an automated marketplace of advertisers and publishers on digital media outlets to host online auctions to facilitate the sale of ad time slots (known as digital real estate) targeted at users while engaged on their connected TV, computer or mobile device, and

•	gives advertisers the capability to understand and interact with their audiences and engage them in a meaningful way by the using ads in both image and video formats (known as rich media) to increase their customer base and foot traffic to their physical locations.

The Company tests goodwill for impairment at least annually on December 31st and whenever events or circumstances change that indicate impairment may have occurred. A significant amount of judgement is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others: a significant decline in the Company’s expected future cash flows; a significant adverse change in legal factors or in the business climate; unanticipated competition; and slower growth rates. Any adverse change in these factors could have a significant impact on the recoverability of goodwill and the Company’s consolidated financial results.

Our goodwill balance is not amortized to expense, instead it is tested for impairment at least annually. We perform our annual goodwill impairment analysis at the end of the fourth quarter. If events or indicators of impairment occur between annual impairment analyses, we perform an impairment analysis of goodwill at that date. These events or circumstances could include a significant change in the business climate, legal factors, operating performance indicators, competition, or sale or disposition of a significant asset. In testing for a potential impairment of goodwill, we: (1) verify there are no changes to our reporting units with goodwill balances; (2) allocate goodwill to our various reporting units to which the acquired goodwill relates; (3) determine the carrying value, or book value, of our reporting units, as some of the assets and liabilities related to each reporting unit are held by a corporate function; (4) estimate the fair value of each reporting unit using a discounted cash flow model; (5) reconcile the fair value of our reporting units in total to our market capitalization adjusted for a subjectively estimated control premium and other identifiable factors; (6) compare the fair value of each reporting unit to its carrying value; and (7) if the estimated fair value of a reporting unit is less than the carrying value, we must estimate the fair value of all identifiable assets and liabilities of that reporting unit, in a manner similar to a purchase price allocation for an acquired business to calculate the implied fair value of the reporting unit’s goodwill and recognize an impairment charge if the implied fair value of the reporting unit’s goodwill is less than the carrying value. There were no impairment charges during the year ended December 31, 2019, for the year ended December 31, 2020, there was a $4,000,000 impairment.

Intangible Assets

At each balance sheet date herein, definite-lived intangible assets primarily consist of customer relationships which are being amortized over their estimated useful lives of five years.

The Company periodically evaluates the reasonableness of the useful lives of these assets. Once these assets are fully amortized, they will be removed from the accounts. These assets are reviewed for impairment or obsolescence when events or changes in circumstances indicate that the carrying amount may not be recoverable. If impaired, intangible assets are written down to fair value based on discounted cash flows or other valuation techniques. The Company has no intangibles with indefinite lives.

	Useful Lives	September 30, 2021	December 31, 2020

Customer relationships	5 years	$3,003,676	$3,003,676
ATOS Platform	5 years	6,000,000	6,000,000
		9,003,676	9,003,676
Less accumulated amortization		(4,706,473)	(3,355,922)
Net carrying value		$4,297,203	$5,647,754

F-18

Future amortization, for the years ending December 31, is as follows:

2021	$450,185
2022	$1,800,736
2023	$1,800,736
2024	$245,546
Thereafter	$–

NOTE 4: NOTES PAYABLE AND DERIVATIVE LIABILITIES

Summary of Notes payable:

	September 30, 2021	December 31, 2020
Mob-Fox US LLC (b)	$–	$30,000
Dr. Salkind, et al	2,700,000	2,550,000
Small Business Administration (a)	150,000	415,842
Subscription Agreements (d)	768,000	–
Blue Lake Partners LLC Talos Victory Fund LLC (e)	1,125,000	–
Business Capital Providers (c)	368,523	355,441

Total Debt	5,111,523	3,351,283
Current portion of debt	2,411,523	901,283
Long-term portion of debt	$2,700,000	$2,450,000

(a)	In May of 2020, the Companies applied and received Small Business Administration Cares Act loans due to the COVID-19 Pandemic. Each loan carries a five-year term, carrying a one percent interest rate. The loans turn into grants if the funds are use the for the SBA accepted purposes. The window to use the funds for the SBA specific purposes is a twenty-four-week period. If the funds are used for the allotted expenses the loans turn into grants with each loan being forgiven. The Company also received an Economic Injury Disaster Loan from the SBA which carries a thirty-year term, carrying a three-point seven five percent interest rate. During second quarter 2021 the Company applied for and received forgiveness for $265,842.

(b)	In October of 2020, the Company entered into an agreement with a vendor to accept $65,000 in full settlement of our payable due. A down payment of $15,000 at the signing of the agreement and five payments of $10,000 each, the loan was paid in full.

(c)

On February 20, 2020, the Company entered into a fourth merchant agreement with Business Capital Providers, Inc. in the amount of $250,000 payable daily at $2,556.82, per payment for the term of 132 business days, loan paid in full.

On June 12, 2020, the Company entered into a fifth merchant agreement with Business Capital Providers, Inc. in the amount of $250,000 payable daily at $2,556.82, per payment for the term of 132 business days.

On August 11, 2020, the Company entered into a sixth merchant agreement with Business Capital Providers, Inc. in the amount of $250,000 payable daily at $2,556.82, per payment for a term of 132 business days, loan paid in full.

On November 25, 2020, the Company entered into a seventh merchant agreement with Business Capital Providers, Inc. in the amount of $310,000 payable daily at $2,700.00, per payment for the term of 155 business days.

On February 19, 2021, the Company entered into an eight-merchant agreement with Business Capital Providers, Inc. in the amount of $250,000 payable daily at $2,556.82, per payment for the term of 132 business days, loan is paid in full.

On April 29, 2021, the Company entered into a ninth-merchant agreement with Business Capital Providers, Inc. in the amount of $300,000 payable daily at $2,700.00, per payment for the term of 150 business days.

On July 28, 2021, the Company entered into a tenth-merchant agreement with Business Capital Providers, Inc. in the amount of $300,000 payable daily at $2,531.25, per payment for the term of 160 business days.

F-19

(d)

On April 14, 2021 through September 7, 2021, the Company entered into twenty-nine subscription convertible note agreements totaling $1,943,000, twelve of the notes included original issue discounts totaling $74,500. During the nine months in 2021, sixteen of the notes totaling $1,149,500 were converted to common stock, one note of $100,000 was paid in full.

(e)	On September 20, 2021, the Company entered into two security purchase agreements with maturity date of September 20, 2022, at a 10% interest rate.

On September 13, 2019, Dr. Gene Salkind, who is a director of the Company, and an affiliate of Dr. Salkind subscribed for 15% Senior Secured Convertible Promissory Notes and loaned the Company an aggregate of $2,300,000. These notes were amended and restated on December 31, 2019, by Amended and Restated 15% Senior Secured Convertible Promissory Notes which deferred interest payments from the date of the original notes to December 31, 2020 and added an aggregate interim payment of $250,000 payable on December 31, 2020 that covered the deferred interest payments. These notes were again amended and restated on April 1, 2021, by the Second Amended and Restated 15% Senior Secured Convertible Promissory Notes which reflected an additional principal amount of $150,000 loaned by Dr. Salkind, and also amended the interim payment date to December 31, 2021, and the conversion price from $32 to $4 per share. The notes are secured by the assets of the Company and its subsidiaries. The total amount loaned under the notes, as amended and restated, including the principal amount and the interim payment amount is $2,700,000.

The notes, as amended and restated, bear annual interest at 15% which is payable monthly in cash or, at the Salkind lenders’ option, in shares of the Company’s common stock. The principal amount under the Notes is due on September 30, 2029, and the interim payment is payable on December 31, 2021, unless, in either case, earlier converted into shares of our common stock under the terms of the notes, as described below.

The outstanding principal plus any accrued and unpaid interest, and the interim payment under the notes, are convertible into shares of Company common stock at a conversion price of $4 per share at any time, until the notes are fully converted, on the following terms:

•	The Salkind lenders may convert the notes at any time.

•	The Company may convert the notes at any time that the trailing thirty (30) day volume weighted average price per share (as more particularly described in the Notes) of the Company’s common stock is above $400 per share.

The notes contain customary events of default, which, if uncured, entitle the holders to accelerate payment of the principal and all accrued and unpaid interest under their notes.

In connection with the subscription of the notes, the Company issued to each Salkind lender a warrant to purchase one share of the Company’s common stock for every two shares of common stock issuable upon conversion of the Notes, at an exercise price of $48 per share. The warrant exercise price was amended to 4 per share.

In the second quarter of 2020, we halted required interest payments under the September 2019 and June 30, 2021, Notes to Dr. Salkind and his affiliate due to economic hardships stemming from a downturn in our business and the related decline of our revenue resulting from the COVID 19 pandemic.

On May 16, 2019, the Company assumed a promissory note (the “AVNG Note”) payable to Deepankar Katyal (the “Payee”), as representative of the former owners of AVNG, which at the time of assumption had a remaining principal balance of $7,512,500. Simultaneously with the assumption of the AVNG Note, the AVNG Note was amended and restated (the “First Amended AVNG Note”). Effective as of September 13, 2019, the Company and Payee entered into a Second Amended and Restated Promissory Note (the “Second Amended AVNG Note”), in the principal amount of $6,750,000, pursuant to which the repayment terms under the First Amended AVNG Note were amended and restated as follows:

•	$5,250,000 of the principal balance remaining due under the Second Amended AVNG Note is payable by the delivery of (i) 65,625 shares of the Company’s newly designated Class E Preferred Stock, which is convertible into 164,063 post-split shares the Company’s common stock, and (ii) common stock purchase warrants to purchase 82,031 post-split shares of the Company’s common stock, at an exercise price of $48.00 per share (the “AVNG Warrant”).

•	$1,530,000 of the principal balance, inclusive of all accrued and unpaid interest, remaining due under the Second Amended AVNG Note in three equal consecutive monthly installments of $510,000, commencing on September 15, 2019, and on the 15th day of each month thereafter until paid in full.

F-20

The Second Amended AVNG Note provides that upon an Event of Default (as defined in the Second Amended AVNG Note), and upon the election of the Payee, (i) the shares of Class E Preferred Stock issuable pursuant to the terms of the Second Amended AVNG Note, and any shares of the Company’s common stock issued upon the conversion of the Class E Preferred Stock, shall be cancelled and cease to issued and outstanding, (ii) the AVNG Warrants (as defined below), to the extent unexercised, shall be cancelled, and (iii) the Second Amended AVNG Note shall be cancelled and the repayment of the principal amount remaining due to Payee shall be paid in accordance with the terms of the First Amended AVNG Note.

NOTE 5: INCOME TAXES

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company conducts business, and files federal and state income, franchise or net worth, tax returns in the United States, in various states within the United States. The Company determines its filing obligations in a jurisdiction in accordance with existing statutory and case law. The Company may be subject to a reassessment of federal and provincial income taxes by tax authorities for a period of three years from the date of the original notice of assessment in respect of any particular taxation year statutes of limitations for income tax assessment vary from state to state. Tax authorities of the U.S. have not audited any of the Company’s, or its subsidiaries’, income tax returns for the open taxation years.

NOTE 6: DEBT AND RECEIVABLES PURCHASE FINANCING

Debt and Receivables Purchase Financing

We have the following debt financing in place:

Dr. Gene Salkind, who is our Chairman of the Board and one of our directors, and his affiliate provided us an aggregate of $2,700,000 in convertible debt financing for convertible promissory notes and common stock purchase warrants.

Business Capital Providers, Inc. purchased certain future receivables from the Company at a 26% discount under the following agreements on the following terms:

•	Pursuant to a Merchant Agreement dated July 28, 2021, Business Capital Providers purchased $405,000 of future receivables for a purchase price of $300,000. Under the agreement, the Company agrees to have all receivables collected be deposited into a bank account from which the purchased receivables are remitted to Business Capital Providers daily, at the daily percentage of 9% of the daily banking deposits, or daily amounts of $2,531.25, for the term of 160 days. The Company is responsible for ensuring there are sufficient funds in the account to cover the daily payments. Under the agreement, the Company paid an origination fee of 5% of the purchase price. In the event of a default under the agreement, Business Capital Providers may institute an action to enforce its rights, including recovery of its costs of enforcement. Events of default under the agreement include, among others: the Company’s breach of any provision or representation under the agreement; failure to give 24 hours’ notice there will be insufficient funds to cover a daily remittance; the Company offers for sale or sells a substantial portion of its assets or its business; the Company uses other depository accounts, or closes or changes its depository account from which daily remittances are made; a material change in the Company’s operations; loss of a key employee, customer or supplier of the Company; any change in stock float, voting rights or issuance of voting shares; the Company’s failure to renew a real property lease; any Company default under another agreement with Business Capital Providers; or any form of bankruptcy filing or declaration by or for the Company. The Agreement further provides that in the event of a default, lieu of personal guarantees by any Company principals, or if otherwise mutually agreed, Business Capital Providers may convert any portion of amounts payable to it into shares of common stock of the Company at a price equal to 85% of the lowest volume weighted average price for each of the five trading days preceding the conversion date; provided that Business Capital Providers will not convert into shares that will result in it owning more than 4.99% of the Company’s then outstanding shares of common stock.

F-21

•	Pursuant to a Merchant Agreement dated April 29, 2021, purchased $405,000 of future receivables for a purchase price of $300,000 on terms which are substantially the same as the July 28, 2021, Merchant Agreement, except that the daily percentage is 13% and the daily payment is $2,700 per day for a term of 150 business days.

•	The Company previously entered into separate Merchant Agreements with Business Capital Providers on eight occasions prior to the April 29, 2021, Merchant Agreement, starting in June 2019, for an aggregate of $1,060,000 in financing, at varying purchase amounts, daily percentages, and daily payments, all of which were satisfied in full.

•	Nineteen private investors, who were unaffiliated shareholders of the Company and accredited investors as provided under Regulation D Rule 501 promulgated under the Securities Act of 1933, provided us convertible debt financing during the period May 2021 through September 2021 pursuant to subscription agreements as described below. (Certain of these investors provided us multiple investments in one or more of these convertible debt structures.):

•	Nine of the lender-investors provided us an aggregate of $668,000 in convertible debt financing on the following terms:

The lender-investors were issued shares of Company common stock valued at $6 per share equal to 5% of their investments as original issue discount.

The debt maturity date is October 31, 2021. If the Company receives debt of equity financing of $200,000 or more, the debt is payable within two business days after the Company receives those funds. The maturity dates of six of these investors’ convertible debt was extended to December 31, 2021.

The debt is convertible into shares of Company common stock at a conversion price of $6 per share at any time at the investor’s option until the maturity date.

•	Three of the lender-investors provided us an aggregate of $200,000 in convertible debt financing on the following terms:

The lender-investors were issued shares of Company common stock valued at $6 per share equal to 6,000 per $100,000 of principal loan, or on a pro-rata basis is less than $100,000 is loaned (effectively 6% of the amount loaned) as original issue discount.

The debt is convertible into shares of Company common stock at a conversion price of $6 per share at any time at the investor’s option until the maturity date.

These investors converted all of this convertible debt into a total of 40,000 shares of common stock.

•	Eleven of the lender-investors provided us an aggregate of $819,500 in convertible debt financing on the following terms:

The investment amounts included 10% original issue discount. Accordingly, the total net principal proceeds of this debt that we received was $745,000. The maturity date is June 30, 2022.

The investor may convert the debt at any time through the maturity date at a 30% discount to the volume weighted average price per share over the 60-day period prior to conversion, with a floor conversion price of $4 per share. The debt will automatically convert on July 1, 2022, at $4 per share if it is not repaid, or converted by the investor, prior to then. All of these investors converted a total of $819,500 of this convertible debt into a total of 156,761 shares of common stock.

•	Four of the lender-investors provided us $130,000 in convertible debt financing on the following terms:

Interest at the annual rate of 10%, debt maturity date is June 30, 2022. The investor may convert the debt at any time through the maturity date at a 30% discount to the volume weighted average price per share over the 60-day period prior to conversion, with a floor conversion price of $4 per share. The debt will automatically convert on July 1, 2022, at $4 per share if it is not repaid, or converted by the investor, prior to then. One of these investors converted a total of $30,000 of this convertible debt into a total of 5,904 shares of common stock.

F-22

In May of 2020, the Company received Small Business Administration Cares Act loan of $265,842 due to the COVID-19 pandemic. This loan carried a five-year term, with interests at the annual rate of 1%. During second fiscal quarter of 2021 the Cares Act loan was forgiven in full under the SBA Cares Act loan rules.

In June 2020, the Company received a $150,000 Economic Injury Disaster Loan from the SBA which carries a 30-year term, payable in monthly installments of principal plus interest at the annual rate of 3.75%. This loan is secured by all the assets of the Company. The loan proceeds were used for working capital to alleviate economic injury cause by disaster in January 2020 and after that as required by the loan agreement.

In September 2021, the Company entered into securities purchase agreements 2021, with two accredited investors, Talos Victory Fund, LLC, and Blue Lake Partners LLC, pursuant to which the Company issued 10% promissory notes with a maturity date of September 20, 2022, in the aggregate principal amount of $1,125,000. In addition, the Company issued warrants to purchase an aggregate of 56,250 shares of its common stock to these holders. Spartan Capital Securities LLC and Revere Securities LLC acted as placement agents on this transaction. The promissory notes include the following terms:

•	Interest at the annual rate of 10%.

•	The notes carry original issue discount of $112,500 in the aggregate. Accordingly, the total net principal of this debt was $1,012,500.

•	The Company is required to make interim payments to the holders in the aggregate amount of $225,000, on or before March 18, 2022, towards the repayment of the balance of the notes. The Company may prepay the principal sum under the notes then outstanding plus accrued and unpaid interest in full at any time without any prepayment premium; however, the Company is required to pay a minimum amount of the first 12 months of interest under the notes.

•	The holders may convert the notes and exercise the warrants into the Company’s common stock (subject to contractual beneficial ownership limitations of 4.99%). The holders have the right to convert the notes at any time into shares of common stock at a conversion price of $5.00 per share; provided, however, if the Company consummates a so-called up-listing offering to a national exchange within 180 days after the closing date, then the Note conversion price shall adjust to equal 70% of the price per share of common stock in that offering. The warrants may also be exercised at any time from date of issuance over a period of five years at the exercise price then in effect. The initial warrant exercise price shall equal $10.00 per share; provided however, if the Company consummates the up-listing offering within the 180-day period noted above, then the exercise price shall adjust to equal 130% of the price per share in that offering. The warrants contain cashless exercise provisions. Both the notes and the warrants contain customary anti-dilution provisions which could cause an adjustment to the conversion price of the notes and the exercise price of the warrants.

•	The notes provide that so long as the Company has any obligations under the Notes, the Company will not, among other things:

o	Incur or guarantee any indebtedness which is senior or equal to the notes.

o	Redeem or repurchase any shares of stock, warrants, rights or options without the holders’ consent.

o	Sell, lease or otherwise dispose of a significant portion of its assets without the holders’ consent.

•	The notes contain customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the notes or securities purchase agreements.

•	In an event of default under the notes, which has not been cured within any applicable cure period, if any, the notes shall become immediately due and payable and the Company shall pay to the holders an amount equal to the principal sum then outstanding plus accrued interest, multiplied by 125%. Additionally, upon the occurrence of an event of default, additional interest will accrue from the date of the event of default at the rate equal to the lower of 16% per annum or the highest rate permitted by law.

On the closing date of this financing, the holders delivered the net amount of $910,000 of the purchase price to the Company in exchange for the notes (which was net of the original issue discount and other fees, and expenses relate to this financing).

F-23

NOTE 7: STOCKHOLDERS’ EQUITY (DEFICIT)

Shares Issued for Services

During the nine months ended September 30, 2020, the Company issued 25,625 post-split shares of common stock, at $8.00 to $40.00 per share for $470,000 in exchange for services rendered. During the nine months ended September 30, 2021, the Company issued 22,500 shares of common stock, at $6.65 to $9.73 per share for $173,300 in exchange for services rendered.

Shares issued for interest:

During the nine months ended September 30, 2020, and September 30, 2021, the Company did not issue any shares for interest.

Shares issued for upon conversion of warrants, notes and/or preferred stock:

In the nine months ended September 30, 2020, one holder of our Series E Preferred Stock converted 3,937 shares to 9,843 post-split shares of our common stock and 4,921 warrants at an exercise price of $48.00 per share with an expiration date of January 8, 2025. During the nine months ended September 30, 2021, the single holder of our Series C Preferred Stock converted 1,500 shares to 375,000 shares of our common stock and 375,000 warrants at an exercise price of $48.00 with an expiration date of September 30, 2023.

During the nine months ended September 30, 2020, 77,220, post-split, warrants were converted to common stock, at $8.00 to $28.00 per share. No warrants were converted during the nine months ended September 30, 2021.

During the nine months ended September 30, 2020, one note holder converted $30,695 of their note into 1,919 post-split common shares at a conversion rate of $16 per post-split share and cash payment of $5,000. During the nine months ended September 30, 2021, sixteen of the lender-investors provided us an aggregate of $1,154,500 in convertible debt financing converted their debt into a total of 223,665 shares of common stock at a conversion price at $4.81 to $7.25 per share.

On September 30,2021, a director and principal stockholder converted 1500 shares of Series C Preferred Stock into 375,000 common shares and 375,000 warrants exercisable at $48.00 per share through September 2023.

Stock and Loan Transactions for Cash

On April 8, 2021, the Company sold 16,667 shares of its restricted common stock at $6.00 per share to one investor.

On April 14, 2021, the Company received a short-term $100,000 loan from one investor. The Company issued a $100,000 note and 2,500 restricted shares of common stock as a loan origination fee.

On April 16, 2021, the Company sold 41,667 shares of restricted common stock at $6.00 per share to one investor.

On April 21, 2021, the $100,000 loan from April 14, 2021, was retired out of the proceeds and sale by the Company of 41,667 shares of its common stock at $6.00 per share.

On April 30, 2021, the Company issued a two-month loan to an investor in exchange for $100,000. The principal of the note together with an origination fee and accrued interest thereon totaling $105,000 and 10,000 shares of restricted common stock is due on June 30, 2021.

F-24

On May 10, 2021, the Company received a short-term $100,000 loan from one investor. The Company issued a $105,000 note which includes a $5,000 loan origination fee. On September 13, 2021, this Note was exchanged for a short term $110,000 note which includes $10,000 loan origination fee. On September 30, 2021, this loan was converted into 19,744 shares of common stock.

On May 17, 2021, the Company received a short-term $100,000 loan from one investor. The Company issued a $100,000 note and 6,000 restricted common stock as a loan origination fee.

On May 18, 2021, the Company received a short-term $100,000 loan from one investor. The Company issued a $100,000 note and 5,000 restricted common stock as a loan origination fee.

On May 19, 2021, the Company received a short-term $50,000 loan from one investor. The Company issued a $50,000 note and 3,000 restricted common stock as a loan origination fee.

On May 24, 2021, the Company received a short-term $50,000 loan from one investor. The Company issued a $50,000 note and 3,000 restricted common stock as a loan origination fee.

On June 9, 2021, the Company received short-term $400,000 loans from three investors. The Company issued $420,000 notes including $20,000 loan origination fee and 10,000 restricted common stock as a loan origination fees.

On June 18, 2021, the Company received short-term $120,000 loans from two investors. The Company issued $132,000 notes including $12,000 loan origination fees.

On July 8, 2021, the Company received short-term $80,000 loans from two investors. The Company issued $85,000 notes including $5,000 loan origination fee and a 10% rate on one of the notes.

On July 14, 2021, the Company received short-term $75,000 loans from two investors. The Company issued $82,500 notes including $7,500 loan origination fees.

On July 15, 2021, the Company received short-term $150,000 loans from two investors. The Company issued $155,000 notes including $5,000 loan origination fee and 5,000 restricted common stock as a loan origination fee.

On July 29, 2021, the Company received a short term note of $300,000 payable at $2,531.25 for 160 payments.

On August 11, 2021, the Company received short-term $25,000 loan from one investor. The Company issued 1,250 restricted common stock as a loan origination fee.

On August 12, 2021, the Company received short-term $200,000 loans from two investors. The Company issued 10,000 restricted common stock as loan origination fees.

On August 16, 2021, the Company received short-term $50,000 loan form one investor. The note carries a 10% interest rate.

On August 25, 2021, the Company received short-term $43,000 loans from two investors. The Company issued 2,150 restricted common stock as loan origination fees.

On September 2, 2021, the Company received short-term $25,000 loan from one investor. The note carries a 10% interest rate.

F-25

On September 7, 2021, the Company received short-term $50,000 loan from one investor. The Company issued $55,000 note including $5,000 loan origination fee.

On September 10, 2021, the Company received short-term $25,000 loan from one investor. The note carries a 10% interest rate.

On September 15, 2021, the Company received short-term $50,000 loan from one investor. The Company issued $55,000 note including $5,000 loan origination fee.

On September 16, 2021, the Company received short-term $50,000 loan from one investor. The Company issued $55,000 note including $5,000 loan origination fee.

On September 30, 2021, Dr. Salkind, Chairman of the Board and principal stockholder, converted his 1500 shares of Series C Preferred Stock into 375,000 common shares and warrants to purchase 375,000 common shares exercisable at $48.00 per share through September 2023.

Consulting Agreements

On May 28, 2021, the Company entered into a consulting agreement with Sterling Asset Management to provide business advisory services. The company will provide assistance and recommendations to help build strategic partnerships, to provide the Company with advice regarding revenue opportunities, mergers and acquisitions. The six- month engagement commenced on May 28, 2021. The consultant receives 2,500 restricted common shares each month of the agreement and $75,000 cash payments.

NOTE 8: OPTIONS AND WARRANTS

The Company’s results for the quarters ended September 30, 2021, and September 30, 2020, include employee share-based compensation expense totaling $717,168 and $54,589, respectively. Such amounts have been included in the Statements of Operations within selling, general and administrative expenses and other expenses. No income tax benefit has been recognized in the statement of operations for share-based compensation arrangements due to a history of operating losses.

The following table summarizes stock-based compensation expense for the quarters ended September 30, 2021, and 2020:

	Quarters Ended September 30,
	2021	2020
Employee stock-based compensation - option grants	$298,105	$54,589
Employee stock-based compensation - stock grants	–	–
Non-Employee stock-based compensation - option grants	–	–
Non-Employee stock-based compensation - stock grants	–	–
Non-Employee stock-based compensation - warrants	419,063	–
	$717,168	$54,589

The Company’s results for the nine months ended September 30, 2021, and September 30, 2020, include employee share-based compensation expense totaling $1,289,899 and $1,930,353, respectively. Such amounts have been included in the Statements of Operations within selling, general and administrative expenses and other expenses. No income tax benefit has been recognized in the statement of operations for share-based compensation arrangements due to a history of operating losses.

The following table summarizes stock-based compensation expense for the nine months ended September 30, 2021, and 2020:

	Nine Months Ended September 30,
	2021	2020
Employee stock-based compensation - option grants	$831,267	$1,331,459
Employee stock-based compensation - stock grants	–	–
Non-Employee stock-based compensation - option grants	–	–
Non-Employee stock-based compensation - stock grants	–	–
Non-Employee stock-based compensation - warrants for retirement of debt	458,632	598,894
	$1,289,899	$1,930,353

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NOTE 9: STOCK OPTION PLANS

During Fiscal 2005, the Company established, and the stockholders approved, an Employee Benefit and Consulting Services Compensation Plan (the “2005 Plan”) for the granting of up to 5,000 post-split non-statutory and incentive stock options and stock awards to directors, officers, consultants, and key employees of the Company. On June 9, 2005, the Board of Directors amended the Plan to increase the number of stock options and awards to be granted under the Plan to 10,000 post-split shares. During Fiscal 2009, the Company established a plan of long-term stock-based compensation incentives for selected Eligible Participants of the Company covering 10,0000 post-split shares. This plan was adopted by the Board of Directors and approved by stockholders in October 2009 and shall be known as the 2009 Employee Benefit and Consulting Services Compensation Plan (the “2009 Plan”). In September 2013, the Company’s stockholders approved an increase in the number of shares covered by the 2009 Plan to 25,000 post-split shares. In February 2015, the Board approved, subject to stockholder approval within one year, an increase in the number of shares under the 2009 Plan to 50,000 post-split shares; however, stockholder approval was not obtained within the requisite one year and the anticipated increase in the 2009 Plan was canceled. In the first quarter of 2016, the Board approved, and stockholders ratified a 2016 Employee Benefit and Consulting Services Compensation Plan covering 25,000 post-split shares (the “2016 Plan”) and approving moving all options which exceeded the 2009 Plan limits to the 2016 Plan. In December 2018, the Board of Directors adopted and in February 2019. the stockholders ratified the 2018 Employee Benefit and Consulting Services Compensation Plan covering 75,000 post-split shares (the “2018 Plan”). On April 2, 2019, the Board approved the “2019 Plan” identical to the 2018 Plan, except that the 2019 Plan covers 150,000 post-split shares. The 2019 Plan required stockholder approval by April 2, 2020, in order to be able to grant incentive stock options under the 2019 Plan. Stockholder approval of the 2019 Plan was not obtained. Accordingly, only non-statutory stock options can be issued under the 2019 Plan. The 2005, 2009, 2016, 2018 and 2019 plans are collectively referred to as the “Plans.”

All stock options under the Plans are granted at or above the fair market value of the common stock at the grant date. Employee and non-employee stock options vest over varying periods and generally expire either 5 or 10 years from the grant date. The fair value of options at the date of grant was estimated using the Black-Scholes option pricing model. For option grants, the Company will take into consideration payments subject to the provisions of ASC 718 “Stock Compensation”, previously Revised SFAS No. 123 “Share-Based Payment” (“SFAS 123 (R)”). The fair values of these restricted stock awards are equal to the market value of the Company’s stock on the date of grant, after taking into certain discounts. The expected volatility is based upon historical volatility of our stock and other contributing factors. The expected term is based upon observation of actual time elapsed between date of grant and exercise of options for all employees. Previously, such assumptions were determined based on historical data. The weighted average assumptions made in calculating the fair values of options granted during the three months and nine months ended September 30, 2021, and September 30, 2020, are as follows:

	Three Months Ended September 30		Nine Months Ended September 30
	2021	2020	2021	2020
Expected volatility	–	746.54%	89.11%	592.89%
Expected dividend yield	–	–	–	–
Risk-free interest rate	–	0.27%	1.16%	0.74%
Expected term (in years)	–	5.00	10.00	5.00

	Share	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding, January 1, 2021	302,846	45.85	4.65	$–
Granted	25,000	60.00	9.01	–
Exercised	–	–	–	–
Cancelled & expired	(1,313)	–	–	–

Outstanding, September 30, 2021	326,533	46.77	4.79	$–

Options exercisable, September 30, 2021	305,556	46.10	4.72	$–

The weighted-average grant-date fair value of options granted during the nine months ended September 30, 2021, and 2020 was $0 and $0, respectively.

F-27

The aggregate intrinsic value of options outstanding and options exercisable at September 30, 2021 is calculated as the difference between the exercise price of the underlying options and the market price of the Company's common stock for the shares that had exercise prices, that were lower than the $7.25 closing price of the Company's common stock on September 30, 2021.

As of September 30, 2021, the fair value of unamortized compensation cost related to unvested stock option awards is $1,209,692.

The weighted average assumptions made in calculating the fair value of warrants granted during the three and nine months ended September 30, 2021, and 2020 are as follows:

	Three Months Ended September 30		Nine Months Ended September 30
	2021	2020	2021	2020
Expected volatility	157.44%	–	157.44%	449.47%
Expected dividend yield	–	–	–	–
Risk-free interest rate	0.82%	–	0.82%	0.91%
Expected term (in years)	5.00	–	5.00	5.83

	Share	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding, January 1, 2021	466,636	$52.50	6.31	$–
Granted	437,500	$42.51	2.42	$7,813
Exercised	–	$–	–	$–
Expired	–	$–	–	$–
Outstanding, September 30, 2021	904,136	$47.68	4.04	$–
Warrants exercisable, September 30, 2021	904,136	$47.68	4.04	$7,813

Note 10: EXECUTIVE COMPENSATION

Effect of Pandemic

As a result of our declining revenue, during the COVID-19 pandemic, our management team decided it was necessary to reduce overhead In April of 2020, due to the COVID-19 pandemic all employees’ salaries were reduced by 40% and we terminated one employee. In October of 2020, the employees pay reduction was reduced to a 20% reduction where it stands as of the date hereof. Several employees were laid-off or resigned, all travel and advertising were suspended, and office space rent was suspended, allowing the entire staff to work remotely.

F-28

Employment Agreements of Executives

Dean Julia

Dean Julia is employed as the Company’s Chief Executive Officer under an employment agreement with an initial term of three years which commenced on April 2, 2019. The agreement will automatically renew for an additional two years, unless terminated 90 days before termination of the initial term. Mr. Julia’s annual base salary is $360,000. In addition to his base salary, Mr. Julia is entitled to a quarterly bonus of at least 1% of gross revenue for each completed fiscal quarter, so long as the Company’s gross revenue meets or exceeds 75% of management’s stated goal. The quarterly bonus may be paid either in cash, common stock or stock options, at Mr. Julia’s election. Should his employment agreement be terminated prior to the end of any fiscal year for any reason, other than for cause by the Company, a pro rata portion of the quarterly bonus shall be paid within 30 days of termination. The Company's board of directors will determine a revenue target each year for the purpose of calculating the quarterly bonus in that year. Mr. Julia also received a signing bonus of vested 10-year options to purchase 62,500 shares, exercisable at $60 per share. Additionally, he is also entitled to 10-year options to purchase an additional 12,500 shares of common stock, exercisable at $60 per share, annually on April 1st of each year which commenced on April 1, 2020. Additionally, if the Company is acquired through a board of directors-approved change in control of at least 50% of the Company’s outstanding voting stock, or the sale of all or substantially all of the Company’s assets, Mr. Julia shall be entitled to receive a payment in-kind equal to 3% of the consideration paid in connection with that transaction. He is also entitled to paid disability insurance and term life insurance at an annual cost of not more than $15,000. Additionally, he is also entitled to receive health, dental and 401(k) benefits as is made available by the Company for its other senior officers, as well as indemnification by the Company to the fullest extent permitted by law, and the Company’s certificate of incorporation and bylaws. Mr. Julia also has the use of a Company-leased or -owned automobile. Mr. Julia’s employment agreement contains customary non-competition and non-solicitation of Company customers or employees’ provisions during the term of the agreement. The Company may terminate Mr. Julia’s employment for cause, and Mr. Julia may terminate his employment at any time on three-months’ notice. Also, the Company may terminate Mr. Julia’s employment agreement on Mr. Julia’s death or disability – disability being unable to perform his essential functions for four consecutive months due to physical, mental of emotional incapacity resulting from sickness, disease, or injury. In each of these termination cases, the Company is obligated only to pay Mr. Julia amounts that were due or accrued prior to termination, plus, other than in a for-cause-termination, any pro-rata quarterly bonus described above.

Paul Bauersfeld

Paul Bauersfeld is employed as the Company’s Chief Technology Officer under an at-will employment agreement which commenced on April 2, 2019. Mr. Bauersfeld’s monthly salary is $25,000. Mr. Bauersfeld is entitled to a quarterly bonus of at least 1% of gross revenue for each completed fiscal quarter, so long as the Company’s gross revenue meets or exceeds management’s stated goal. The quarterly bonus may be paid either in cash, common stock or stock options, at Mr. Bauersfeld’s election. Should his employment agreement be terminated prior to the end of any fiscal year for any reason, other than for cause by the Company, a pro rata portion of the quarterly bonus shall be paid within 30 days of termination. The Company's board of directors will determine a revenue target each year for the purpose of calculating the quarterly bonus in that year. Mr. Bauersfeld also received a signing bonus of 10-year options to purchase 25,000 shares, exercisable at $60 per share; 35% of which vested immediately, 35% of which vested on April 2, 2020, and 30% of which vested on April 2, 2021. Mr. Bauersfeld is entitled to participate in the Company’s health plans as well as indemnification by the Company to the fullest extent permitted by law, and the Company’s certificate of incorporation and bylaws. Mr. Bauersfeld’s employment agreement contains customary non-competition and non-solicitation of Company customers or employees’ provisions during the term of the agreement. Although Mr. Bauersfeld’s employment agreement is at-will, the Company may terminate Mr. Bauersfeld’s employment for cause. In the event Mr. Bauersfeld’s employment agreement is terminated other than for cause by the Company, the Company will pay Mr. Bauersfeld severance pay equal to three months of his salary.

F-29

Sean Trepeta

Sean Trepeta is employed as President of our wholly owned subsidiary, Mobiquity Networks, Inc. under an at-will employment agreement which commenced on April 2, 2019. Mr. Trepeta’s monthly salary is $20,000. Mr. Trepeta is entitled to a quarterly bonus of at least 1% of gross revenue for each completed fiscal quarter, so long as the Company’s gross revenue meets or exceeds management’s stated goal. The quarterly bonus may be paid either in cash, common stock, or stock options, at Mr. Trepeta’s election. Should his employment agreement be terminated prior to the end of any fiscal year for any reason, other than for cause by the Company, a pro rata portion of the quarterly bonus shall be paid within 30 days of termination. The Company's board of directors will determine a revenue target each year for the purpose of calculating the quarterly bonus in that year. Mr. Trepeta also received a signing bonus of 10-year options to purchase 25,000 shares, exercisable at $60 per share; 35% of which vested immediately, 35% of which vested on April 2, 2020, and 30% of which vested on April 2, 2021. Mr. Trepeta is entitled to participate in the Company’s health plans as well as indemnification by the Company to the fullest extent permitted by law, and the Company’s certificate of incorporation and bylaws. Mr. Trepeta’s employment agreement contains customary non-competition and non-solicitation of Company customers or employees’ provisions during the term of the agreement. Although Mr. Trepeta’s employment agreement is at-will, the Company may terminate Mr. Trepeta’s employment for cause. In the event Mr. Trepeta’s employment agreement is terminated other than for cause by the Company, the Company will pay Mr. Trepeta severance pay equal to three months of his salary.

Deepankar Katyal

Deepankar Katyal is employed as Chief Executive Officer of our wholly owned subsidiary, Advangelists, LLC under employment agreement with Advangelists with a term of three years which commenced on December 7, 2018. The agreement was amended on September 13, 2019. (See Note 12 below.) Mr. Katyal’s annual base salary is $400,000. Mr. Katyal’s employment agreement, as amended, also provides the following compensation:

•	a bonus, payable in cash or common stock of the Company, equal to 1% of the Company’s gross revenue for each month during the 2019 fiscal year, subject to certain revenue thresholds as set forth in the agreement. Those revenue thresholds were not attained, and this bonus was not earned;

•	commissions equal to 10% of the net revenues derived from all New Katyal Managed Accounts (as defined in the agreement – being accounts directly introduced by Mr. Katyal or assigned to Employee in writing by the Manager of the Company);

•	options to purchase 37,500 shares of the Company’s common stock at an exercise price of $36.00 per share, of which 25,000 vested on September 13, 2019, the date Mr. Katyal’s employment agreement was amended, and 12,500 vested on September 13, 2020: and

•	one share of Company Series B Preferred Stock which was issued to Mr. Katyal. The Series B Preferred Stock, as a class, provided cash dividend rights, payable in cash, to the holders thereof in an aggregate amount equivalent to 10% of the annual gross revenue of Advangelists or the Company, whichever is higher, up to a maximum aggregate annual amount of $1,200,000, for each of its 2019 and 2020 fiscal years. As a holder of 50% of the Series B Preferred Stock, the maximum amount of annual dividends that Mr. Katyal would be entitled to $600,000. The Series B Preferred Stock rights, privileges, preferences, and restrictions was to terminate by its terms as of December 31, 2020; and, immediately upon declaration and payment of the dividend in respect of Mobiquity's 2020 fiscal year, Mobiquity was to withdraw such class from its authorized capital. The Series B Preferred Stock was subject to cancellation if Mr. Katyal terminated his employment without good reason or the Company terminated his employment for cause. Mr. Katyal did not receive any Series B Preferred Stock dividends and the Series B Preferred Stock was redeemed by the Company from Mr. Katyal in consideration for entering into the amendment of his employment agreement on September 13, 2019, and for no other consideration.

F-30

During the term of the employment agreement, Mr. Katyal is entitled to a monthly allowance of up to $550 per month to cover lease or purchase finance costs of an automobile. Mr. Katyal’s employment agreement provides for indemnification by the Company to the fullest extent permitted by the Company’s certificate of incorporation and bylaws, as well as participation in all benefit plans, programs and perquisites as are generally provided by Advangelists to its employees, including medical, dental, life insurance, disability and 401(k) participation. Mr. Katyal’s employment agreement contains customary non-solicitation of Company customers or employees’ provisions during the term of the agreement and for one year after termination. The agreement provides for termination by Advangelists for cause upon 30 days’ prior written notice: and without cause after 60 days’ prior written notice. The employment agreement terminates automatically upon Mr. Katyal’s death, and it may also be terminated by Advangelists if Mr. Katyal is disabled for more than six consecutive months in any 12-month period—disability being the inability to substantially perform Mr. Katyal's duties and responsibilities by reason of mental or physical illness or injury. Mr. Katyal is entitled to terminate the agreement for “good reason”. If Mr. Katyal is terminated by Advangelists for cause, Advangelists is obligated only to pay Mr. Katyal amounts of base salary and expense reimbursements that were due or accrued prior to the termination date. If Mr. Katyal is terminated by Advangelists without cause, and provided Mr. Katyal is not in breach under the agreement, Advangelists is obligated to pay Mr. Katyal his compensation and expense reimbursements that would be payable to Mr. Katyal for the remainder of the contractual employment term had Mr. Katyal remained an employee. If Mr. Katyal’s employment is terminated as a result of his death, Advangelists is obligated to pay Mr. Katyal his salary though the date of termination, and his other compensation for the remainder of the contractual employment term had Mr. Katyal remained an employee. If Mr. Katyal’s employment is terminated as a result of his disability, provided Mr. Katyal provides a general release, Advangelists is obligated to pay Mr. Katyal his salary though the date of termination, and his other compensation for the remainder of the contractual employment term had Mr. Katyal remained an employee. If Mr. Katyal terminates his employment for good reason, and provided Mr. Katyal provides a general release, Advangelists is obligated to pay Mr. Katyal his compensation and expense reimbursements that would be payable to Mr. Katyal for the remainder of the contractual employment term had Mr. Katyal remained an employee. Mr. Kaytal’s employment agreement provides for assignment of ownership rights regarding intellectual property created by Mr. Katyal relating to the Company’s business.

Sean McDonnell

Sean McDonnell is employed as the Company’s Chief Executive Officer on a non-full-time basis as an employee at-will with no employment agreement. He has a monthly base salary of $11,000 and he is eligible to receive options and other bonuses at the discretion of the board.

NOTE 11: AGREEMENTS WITH KATYAL

Other Recent Developments with Deepankar Katyal

Deepankar Katyal’s employment agreement which commenced December 7, 2018, has a term of three years. Mr. Katyal is required to devote at least 40 hours per week pursuant to his responsibility as CEO of Advangelists. The agreement provides for full indemnification and participation in all benefit plans, programs and perquisites as are generally provided by the Company to its employees, including medical, dental, life insurance, disability and 401(k) participation. The agreement provides for termination for cause after giving employee 30 days’ prior written notice. The agreement provides for termination by the Company without cause after 60 days’ prior written notice with severance pay as described in his agreement. His employment agreement also provides for termination by disability for a period of more than six consecutive months in any 12-month period, termination by employee for good reason as defined in the agreement and restrictive covenants for a period of one year following the termination date.

Effective as of September 13, 2019, Mobiquity Technologies, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “GTECH SPA”) with GBT Technologies, Inc. (“GTECH”), pursuant to which the Company acquired from GTECH 15,000,000 shares of the Company’s common stock that was owned by GTECH (the “MOBQ Shares”). In consideration for the purchase of the MOBQ Shares from GTECH, the Company transferred to GTECH 110,000 shares of GTECH’s common stock that was owned by the Company.

F-31

On September 13, 2019, Advangelists, LLC (“AVNG”), a wholly owned subsidiary of the Company, entered into Amendment No. 1 to Employment Agreement (the “Katyal Amendment”) with Deepankar Katyal, the CEO of AVNG, which amends Mr. Katyal’s original employment agreement (the “Original Katyal Agreement”), dated as of December 7, 2018. Pursuant to the Katyal Amendment, among other things, (i) the Company agreed to indemnify Mr. Katyal to the extent provided in the Company’s Certificate of Incorporation (the “Certificate”) and By-laws and to include Mr. Katyal as an insured under the Company’s applicable directors’ and officers’ liability insurance policies; (ii) AVNG agreed to provide Mr. Katyal with an automobile allowance of $550.00 per month, and (iii) the non-compete restrictive covenants contained in the Original Katyal Agreement ceased. In addition, the Katyal Amendment provides for the Company to redeem the shares of the Company’s Class B Preferred Stock (the “Class B Stock”) owned by Mr. Katyal, and entitles Mr. Katyal to the following additional compensation:

•	A bonus, payable in cash or common stock of the Company, equal to 1% of the Company’s gross revenue (the “Gross Revenue”) for each completed fiscal month during the 2019 fiscal year, subject to certain revenue thresholds as set forth in the Katyal Amendment:

•	Commissions equal to 10% of the Net Revenues (as defined in the Katyal Amendment) of all New Katyal Managed Accounts (as defined in the Katyal Amendment);

•	Options to purchase 37,500 shares of the Company’s common stock at an exercise price of $36.00 per share, of which 25,000 vests on the date of the Katyal Amendment, and of which 12,500 vest on the one-year anniversary of the Katyal Amendment.

In connection with the Katyal Amendment, on September 13, 2019, the Company entered into a Class B Preferred Stock Redemption Agreement (the “Katyal Redemption Agreement”), pursuant to which the Company redeemed the Company’s Class B Stock owned by Katyal.

On September 13, 2019, AVNG entered into Amendment No. 1 to Employment Agreement (the “Katyal Amendment”) with Lokesh Mehta, which amends Mr. Mehta’s original employment agreement (the “Original Mehta Agreement”), dated as of December 7, 2018. Pursuant to the Mehta Amendment, among other things, (i) the Company agreed to indemnify Mr. Mehta to the extent provided in the Company’s Certificate and By-laws and to include Mr. Mehta as an insured under the Company’s applicable directors’ and officers’ liability insurance policies; (ii) AVNG agreed to provide Mr. Mehta with an automobile allowance of $550.00 per month, and (iii) the non-compete restrictive covenants contained in the Original Mehta Agreement ceased. In addition, the Mehta Amendment provides for the Company to redeem the shares of the Company’s Class B Preferred Stock (the “Class B Stock”) owned by Mr. Mehta, and entitles Mr. Mehta to the following additional compensation:

•	A bonus, payable in cash or common stock of the Company, equal to 1% of the Company’s Gross Revenue for each completed fiscal month during the 2019 fiscal year, subject to certain revenue thresholds as set forth in the Mehta Amendment:

•	Commissions equal to 5% of the Net Revenues (as defined in the Mehta Amendment) of all New Katyal Managed Accounts (as defined in the Katyal Amendment);

•	Options to purchase 37,500 shares of the Company’s common stock at an exercise price of $36.00 per share, of which 25,000 vest on the date of the Mehta Amendment, and of which 12,500 vest on the one-year anniversary of the Mehta Amendment.

In connection with the Mehta Amendment, on September 13, 2019, the Company entered into a Class B Preferred Stock Redemption Agreement (the “Mehta Redemption Agreement”), pursuant to which the Company redeemed the Company’s Class B Stock owned by Mehta in exchange for an employment agreement and other good and valuable consideration including an automobile allowance.

F-32

NOTE 12: LITIGATION

We are not a party to any pending material legal proceedings, except as follows:

Washington Prime Group, Inc. (“WPG”), a successor in interest to Simon Property Group, L.P., commenced an action in the Marion Superior Court, County of Marion, State of Indiana against the Company in February 2020 alleging default on 36 commercial leases which the Company had entered into in 36 separate shopping mall locations across the United States for the placement of Mobiquity’s Bluetooth messaging system equipment in the shopping malls to send advertisements through to shoppers’ phones as they walked through mall common areas. WPG alleged damages from unpaid rent of $892,332. WPG sought a judgment from the court to collect the claimed unpaid rent plus attorneys’ fees and other costs of collection. The Company disputed the claim. On September 18, 2020, the parties entered into a settlement agreement with respect to this lawsuit. Under the settlement agreement, Mobiquity paid WPG $100,000.00 in five $20,000 monthly installments ending in January 2021 and mutual general releases were exchanged.

In December 2019, Carter, Deluca & Farrell LP, a law firm, commenced an action in the Supreme Court of New York, County of Nassau, against the Company seeking $113,654 in past due legal fees allegedly owed. The Company disputed the amount owed to that firm. On March 13, 2021, the Company entered into a settlement agreement with the law firm and paid them $60,000 to settle the lawsuit.

In July 2020, Fyber Monetization, an Israeli company in the business of digital advertising, commenced an action against the Company’s wholly owned subsidiary Advangelists LLC in the Magistrate’s Court in Tel Aviv, Israel. In its statement of claim, Fyber alleged that Advangelists owes Fyber license fees of $584,945 invoiced in June through November 3, of 2019 under a February 1, 2017, license agreement for the use of Fyber’s RTB technology and e-commerce platform with connects digital advertising media buyers and media sellers. Advangelists has disputed the claims and is defending this lawsuit. Due to uncertainties inherent in litigation, we cannot predict the outcome on this action with any certainty. If we do not settle this action on terms favorable to us, or at all and Fyber is successful in its claim against Advangelists, the obligation to pay substantial monetary damages could have a material adverse effect on our financial condition and funds available to pursue our business plans. See “Risk Factors -- Our subsidiary Advangelists, LLC is party to litigation, the outcome of which could have a material adverse effect on us if it is not settled on terms favorable to us, or at all and the plaintiff is successful in its claims.”

In October 2020, FunCorp Limited, a Cypriot company which owns and operates social networking websites and mobile applications, commenced an action against the Company’s wholly owned subsidiary Advangelists LLC in Superior Court, State of Washington, County of King alleging Advangelists owed FunCorp for unpaid amounts due under an insertion order for placement of Advangelists’ advertisements on FunCorp’s iFunny website totaling $42,464 plus attorney’s fees. Advangelists disputed the claim. In September 2021 the action was settled in payment of $44,000 and the exchange of general releases, without Advangelists admitting any liability. The settlement agreement provides that the terms of the settlement agreement and FunCorp’s allegations are confidential and may not be disclosed except as required by law, court order or subpoena with certain limitations.

NOTE 13: COMMITMENTS

The following are outstanding commitments as of September 30, 2021:

•	$5,250,000 of the principal balance remaining due under the Second Amended AVNG Note is payable by the delivery of (i) 65,625 shares of the Company’s newly designated Class E Preferred Stock, which is convertible into 164,063 post-split shares the Company’s common stock, and (ii) common stock purchase warrants to purchase 82,032 shares of the Company’s common stock, at an exercise price of $48.00 post-split per share (the “AVNG Warrant”). In February of 2020 one Class E Preferred Stock shareholder converted 3,937 shares were exchanged for 9,348, post-split shares of the Company’s Common Stock.

F-33

NOTE 14: SUBSEQUENT EVENTS

On October 19,2021, the Company filed a Form S-1 Registration Statement (File no.333-260364) with the Securities and Exchange Commission for a public Offering to raise approximately $11 million dollars in an underwritten public offering. The next day the Company filed an application to list our common stock on the NASDAQ Capital Market under the symbol “MOBQ.” No assurances can be given that the public offering and up-listing will be successfully completed. In the event that the Offering is completed, the Company has allocated an estimated $1,793,000 to retire the loans of, Talos Victory Fund, LLC, Blue Lake Partners LLC and other unsecured short-term indebtedness.

In October 2021, the Company’s Board of Directors approved the 2021 Employment and Compensation Plan covering up to 1.1 million common shares. The plan must be approved by stockholders within one year in order to be able to grant incentive stock options under the Plan. The Board also approved the granting of ten-year options to purchase 635,000 common shares to officers, directors, employees and/or consultants at an exercise price equal to 110% of the public offering price of common shares expected to be sold in the public offering described in the preceding paragraph.

In the fourth quarter of 2021, Business Capital Providers assigned one of its Merchant Agreements and related debt described in note 6 above to non-affiliated third parties, which subsequently converted $89,100 in outstanding indebtedness into 13,103 common shares pursuant to their terms.

In the fourth quarter of 2021, the Company borrowed from a non-affiliated person $312,500 on a non-convertible three month loan with 20% original issue discount less fees of $30,000.

F-34

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Mobiquity Technology, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Mobiquity Technology, Inc. as of December 31, 2020 and 2019, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current-period audit of the financial statements that was communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

F-35

Revenue recognition — identification of contractual terms in certain customer arrangements

As described in Note 2 to the consolidated financial statements, management assesses relevant contractual terms in its customer arrangements to determine the transaction price and recognizes revenue upon transfer of control of the promised goods or services in an amount that reflects the consideration the Company expects to receive in exchange for those products or services. Management applies judgment in determining the transaction price which is dependent on the contractual terms. In order to determine the transaction price, management may be required to estimate variable consideration when determining the amount and timing of revenue recognition.

The principal considerations for our determination that performing procedures relating to the identification of contractual terms in customer arrangements to determine the transaction price is a critical audit matter are there was significant judgment by management in identifying contractual terms due to the volume and customized nature of the Company’s customer arrangements. This in turn led to significant effort in performing our audit procedures which were designed to evaluate whether the contractual terms used in the determination of the transaction price and the timing of revenue recognition were appropriately identified and determined by management and to evaluate the reasonableness of management’s estimates.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included testing the effectiveness of controls relating to the revenue recognition process, including those related to the identification of contractual terms in customer arrangements that impact the determination of the transaction price and revenue recognition. These procedures also included, among others, (i) testing the completeness and accuracy of management’s identification of the contractual terms by examining customer arrangements on a test basis, and (ii) testing management’s process for determining the appropriate amount and timing of revenue recognition based on the contractual terms identified in the customer arrangements.

/S/ BF Borgers CPA PC

We have served as the Company's auditor since 2018

Lakewood, CO

March 31, 2021

F-36

Mobiquity Technology, Inc.

Consolidated Balance Sheets

	December 31,	December 31,
	2020	2019

Assets
Current Assets
Cash	$602,182	$1,240,064
Accounts receivable, net	1,698,719	3,611,378
Prepaid expenses and other current assets	46,396	20,200
Total Current Assets	2,347,297	4,871,642

Property and equipment (net of accumulated depreciation of $12,635 and $6,364, respectively)	21,428	21,100
Goodwill	1,352,865	1,352,865
Intangible assets (net of accumulated amortization of $3,355,922 and $1,555,186, respectively)	5,647,754	11,448,490

Other assets
Security deposits	9,000	9,000
Investment in corporate stock	91	3,100

Total Assets	$9,378,435	$17,706,197

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$2,055,175	$2,958,108
Accrued expenses	1,085,292	960,734
Notes payable	901,283	566,250
Total Current Liabilities	4,041,750	4,485,092

Long term portion convertible notes, net	2,450,000	2,300,000

Total Liabilities	6,491,750	6,785,092

Stockholders' Deficit
AAA Preferred stock; 4,930,000 and 5,000,000 authorized; $0.0001 par value 56,413 and 46,413 shares issued and outstanding at December 31, 2020 and December 31, 2019	868,869	714,869

Preferred stock Series C; $.0001 par value; 1,500 shares authorized 1,500 and 1,500 shares issued and outstanding at December 31, 2020 and December 31, 2019	15,000	15,000

Preferred stock Series E; 70,000 authorized; $80 par value 61,688 and 65,625 shares issued and outstanding at December 31, 2020 and December 31, 2019	4,935,040	5,250,000

Common stock: 100,000,000 authorized; $0.0001 par value 2,803,685 and 2,335,792 shares issued and outstanding at December 31, 2020 and December 31, 2019	282	234

Treasury stock $36 par value 37,500 and 37,500 shares outstanding at December 31, 2020 and December 31, 2019	(1,350,000)	(1,350,000)

Additional paid in capital	184,586,420	177,427,524
Accumulated deficit	(186,168,926)	(171,136,522)
Total Stockholders' Equity	2,886,685	10,921,105
Total Liabilities and Stockholders' Equity	$9,378,435	$17,706,197

The accompanying notes are an integral part of these consolidated financial statements

F-37

Mobiquity Technology, Inc.

Consolidated Statements of Operations

	For the Year Ended
	December 31,
	2020	2019

Revenue	$6,184,010	$9,717,796

Cost of Revenues	4,360,645	7,297,550

Gross Profit	1,823,365	2,420,246

Operating Expenses
Selling, general and administrative	5,226,300	5,867,884
Salaries	2,631,117	3,415,591
Stock based compensation	1,347,048	6,599,000
Impairment expense	4,000,000	–
Total Operating Expenses	13,204,465	15,882,475

Loss from operations	(11,381,100)	(13,462,229)

Other Income (Expenses)
Interest Expense	(715,262)	(346,204)
Acquisition expense	–	(2,970,364)
Warrant expense	63,864	(23,213,197)
Loss on sale of investments	–	(3,755,381)
Loss on sale of company stock	(2,996,897)	–
Total Other Income (Expense)	(3,648,295)	(30,285,146)

Loss from continuing operations	$(15,029,395)	$(43,747,375)

Other Comprehensive Income
Unrealized holding gain (loss) arising during period	(3,009)	(280,344)

Net Comprehensive Loss	$(15,032,404)	$(44,027,719)

Net Comprehensive Loss Per Common Share:
For continued operations, basic and diluted	(5.92)	(22.55)

Weighted Average Common Shares Outstanding, basic and diluted	2,537,811	1,952,538

The accompanying notes are an integral part of these consolidated financial statements

F-38

Mobiquity Technology, Inc.

Consolidated Statement of Stockholders' Equity

	AAAA		Mezzanine		Series E Preferred Stock		Series C Preferred Stock
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, at January 1, 2020	–	$–	46,413	$714,869	65,625	$5,250,000	1,500	$15,000
Common stock issued for services	–	–	–	–	–	–	–	–
Common stock issued for note conversion	–	–	–	–	–	–	–	–
Common stock issued for cash	–	–	–	–	–	–	–	–
Warrant conversions	–	–	–	–	–	–	–	–
Warrants issued	–	–	–	–	–	–	–	–
Stock based compensation	–	–	–	–	–	–	–	–
Preferred stock series E	–	–	10,000	154,000	(3,937)	(314,960)	–	–
Net Loss	–	–	–	–	–	–	–	–
Balance, at December 31, 2020	–	$–	56,413	$868,869	61,688	$4,935,040	1,500	$15,000

			Additional		Non				Total
	Common Stock		Paid-in	Subscription	Controlling	Treasury Shares		Accumulated	Stockholders'
	Shares	Amount	Capital	Receivable	Interest	Shares	Amount	Deficit	Deficit
Balance, at January 1, 2020	2,335,792	$234	$177,427,524	$–	$–	37,500	$(1,350,000)	$(171,136,522)	$10,921,105
Common stock issued for services	38,125	3	547,448	–	–	–	–	–	547,451
Common stock issued for note conversion	1,919	–	30,694	–	–	–	–	–	30,694
Common stock issued for cash	340,786	40	3,600,384	–	–	–	–	–	3,600,424
Warrant conversions	77,220	4	873,469	–	–	–	–	–	873,473
Warrants issued	–	–	598,894	–	–	–	–	–	598,894
Stock based compensation	–	–	1,347,048	–	–	–	–	–	1,347,048
Preferred stock series E	9,843	1	160,959	–	–	–	–	–	–
Net Loss	–	–	–	–	–	–	–	(15,032,404)	(15,032,404)
Balance, at December 31, 2020	2,803,685	$282	$184,586,420	$–	$–	37,500	$(1,350,000)	$(186,168,926)	$2,886,685

The accompanying notes are an integral part of these consolidated financial statements

F-39

Mobiquity Technology, Inc.

Consolidated Statement of Stockholders' Equity

(continued)

	AAAA		Mezzanine		Series E Preferred Stock		Series C Preferred Stock
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, at January 1, 2019	800	$8,000	1,090,588	11,552,513	–	$–	1,500	$15,000
Common stock issued for services	–	–	–	–	–	–	–	–
Treasury shares	–	–	–	–	–	–	–	–
Purchase of Common stock	–	–	–	–	–	–	–	–
Preferred stock series E	–	–	–	–	65,625	5,250,000	–	–
Stock based compensation	–	–	–	–	–	–	–	–
Exchange shares	(800)	(8,000)	(1,044,175)	(10,837,644)	–	–	–	–
Warrant conversions	–	–	–	–	–	–	–	–
Warrants issued	–	–	–	–	–	–	–	–
Net Loss	–	–	–	–	–	–	–	–
Balance, at December 31, 2019	–	$–	46,413	$714,869	65,625	$5,250,000	1,500	$15,000

			Additional		Non				Total
	Common Stock		Paid-in	Subscription	Controlling	Treasury Shares		Accumulated	Stockholders'
	Shares	Amount	Capital	Receivable	Interest	Shares	Amount	Deficit	Deficit
Balance, at January 1, 2019	1,572,667	$157	$129,286,167	$–	$663,478	–	$–	$(127,108,103)	$14,417,212
Common stock issued for services	15,963	2	717,575	–	–	–	–	–	717,577
Treasury shares	–	–	–	–	–	37,500	(1,350,000)	–	(1,350,000)
Purchase of Common stock	123,038	12	3,629,488	–	–	–	–	–	3,629,500
Preferred stock series E	–	–	–	–	–		–	–	5,250,000
Stock based compensation	–	–	6,599,000	–	–	–	–	–	6,599,000
Exchange shares	511,044	51	10,828,118	–	–	–	–	–	(17,475)
Warrant conversions	113,080	12	3,153,979	–	–	–	–	–	3,153,991
Warrants issued	–	–	23,213,197	–	–	–	–	–	23,213,197
Net Loss	–	–	–	–	(663,478)	–	–	(44,028,419)	(44,691,897)
Balance, at December 31, 2019	2,335,792	$234	$177,427,524	$–	$–	37,500	(1,350,000)	$(171,136,522)	$10,921,105

The accompanying notes are an integral part of these consolidated financial statements

F-40

Mobiquity Technology, Inc.

Consolidated Statements of Cash Flows

	Year Ended
	December 31,
	2020	2019

Cash Flows from Operating Activities:
Net loss	$(15,032,404)	$(44,027,719)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	6,271	4,397
Amortization- Intangible Assets	1,800,736	1,524,247
Allowance for uncollectible receivables	306,000	–
Common stock issued for services	547,451	717,577
Warrant expense	1,472,367	3,153,991
Impairment expense	4,000,000	–
Warrant cost from the conversion/issuance of debt	–	23,213,197
Stock-based compensation	1,347,048	6,599,000
Changes in operating assets and liabilities
Accounts receivable	1,606,659	(1,132,015)
Prepaid expenses and other assets	(26,196)	(8,500)
Accounts payable	(902,933)	1,702,671
Accrued expenses and other current liabilities	(138,367)	(7,816)
Accrued interest	262,925	(81,536)
Total Adjustments	10,281,961	35,685,213
Net cash used in Operating Activities	(4,750,443)	(8,342,506)

Cash Flows from Investing Activities
Common stock issued for cash, net	3,600,424	–
Purchase of property and equipment	(6,599)	(18,835)
Note conversion to common stock	30,694	–
Proceeds from the sale of investments	–	167,400
Issuance of Series E Preferred stock	–	5,250,000
Addition to Goodwill and Intangibles	–	(5,074,750)
Net cash provided by Investing Activities	3,624,519	323,815

Cash Flows from Financing Activities
Proceeds from the issuance of notes, net	1,005,842	2,550,000
Proceeds from the issuance of common stock	–	3,629,500
Loss on the sale of company stock	–	2,483,600
Accrued interest converted to note	–	74,727
Preferred stock converted to common stock	–	(17,475)
Cash received from bank notes	–	750,000
Cash paid on bank notes	(520,809)	(452,101)
Net cash provided by Financing Activities	485,033	9,018,251

Net change in Cash and Cash Equivalents	(640,891)	999,560
Cash and Cash Equivalents, Beginning of period	1,240,064	624,338
Non-controlling interest	–	(664,178)
Unrealized holding change on securities	3,009	280,344
Cash and Cash Equivalents, end of period	$602,182	$1,240,064

Supplemental Disclosure Information
Cash paid for interest	$442,326	$2,524
Cash paid for taxes	$7,272	$–

Non-cash Disclosures:
Common stock issued for interest	$–	$–
Conversion of notes and interest into AAA & AAAA Preferred and Common Stock	$–	$–

The accompanying notes are an integral part of these consolidated financial statements

F-41

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 1: ORGANIZATION AND GOING CONCERN

We have a history of losses and may continue to incur losses in the future, which could negatively impact the trading value of our common stock. We incurred losses from operations of $15,029,395 for the year ended December 31, 2020, $43,747,375 for the year ended December 31, 2019. We may continue to incur operating and net losses in future periods. These losses may increase, and we may never achieve profitability for a variety of reasons, including increased competition, decreased growth in the unified advertising industry and other factors described elsewhere in this “Risk Factors” section. If we cannot achieve sustained profitability, our stockholders may lose all or a portion of their investment in our company.

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The recently acquired Advangelists LLC has also incurred losses and experienced negative cash flows from operations during the most recent fiscal year. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of management to raise additional capital through private and public offerings of its common stock, and the attainment of profitable operations. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Reverse stock-split On September 2, 2020, the Company amended and restated certificate of incorporation to implement a 1 for 400 reverse stock- split of its common stock. The reverse stock split did not cause an adjustment to the par value of common stock. As a result of the reverse stock split, the Company adjusted the share amounts under its employee incentive plans, outstanding options and common stock warrant agreements, treasury shares and preferred shares.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS – Mobiquity Technologies, Inc., a New York corporation (the “Company”), is the parent company of its operating subsidiaries; Mobiquity Networks, Inc. (“Mobiquity Networks”) and Advangelists, LLC (Advangelists). Mobiquity Networks has evolved and grown from a mobile advertising technology company focused on driving Foot-traffic throughout its indoor network, into a next generation location data intelligence company. Mobiquity Networks provides precise unique, at-scale location data and insights on consumer’s real-world behavior and trends for use in marketing and research. Mobiquity Networks provides one of the most accurate and scaled solution for mobile data collection and analysis, utilizing multiple geo-location technologies. Mobiquity Networks is seeking to implement several new revenue streams from its data collection and analysis, including, but not limited to; Advertising, Data Licensing, Footfall Reporting, Attribution Reporting, Real Estate Planning, Financial Forecasting and Custom Research. Advangelists is a developer of advertising and marketing technology focused on the creation, automation, and maintenance of an advertising technology operating system (or ATOS). Advangelists’ ATOS platform blends artificial intelligence (or AI) and machine learning (ML) based optimization technology for automatic ad serving that manages and runs digital advertising campaigns.

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The ATOS platform:

•	creates an automated marketplace of advertisers and publishers on digital media outlets to host online auctions to facilitate the sale of ad time slots (known as digital real estate) targeted at users while engaged on their connected TV, computer or mobile device, and

•	gives advertisers the capability to understand and interact with their audiences and engage them in a meaningful way by the using ads in both image and video formats (known as rich media) to increase their customer base and foot traffic to their physical locations.

Advangelists’ marketplace engages with approximately 20 billion advertisement opportunities per day. Our sales and marketing strategy is focused on creating a de-fragmented operating system that makes it considerably more efficient and effective for advertisers and publishers to transact with each other. Our goal is to create a standardized and transparent medium.

Advangelists' technology is proprietary and has all been developed internally. We own all of our technology.

Recent Developments and Employment Agreement with Deepanker Katyal

Deepanker Katyal’s employment agreement which commenced December 7, 2018 has a term of three years. Mr. Katyal is required to devote at least 40 hours per week pursuant to his responsibility as CEO of Advangelists. The agreement provides for full indemnification and participation in all benefit plans, programs and perquisites as are generally provided by the Company to its employees, including medical, dental, life insurance, disability and 401(k) participation. The agreement provides for termination for cause after giving employee 30 days’ prior written notice. The agreement provides for termination by the Company without cause after 60 days’ prior written notice with severance pay as described in his agreement. His employment agreement also provides for termination by disability for a period of more than six consecutive months in any 12-month period, termination by employee for good reason as defined in the agreement and restrictive covenants for a period of one year following the termination date.

Effective as of September 13, 2019, Mobiquity Technologies, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “GTECH SPA”) with GBT Technologies, Inc. (“GTECH”), pursuant to which the Company acquired from GTECH 15,000,000 shares of the Company’s common stock that was owned by GTECH (the “MOBQ Shares”). In consideration for the purchase of the MOBQ Shares from GTECH, the Company transferred to GTECH 110,000 shares of GTECH’s common stock that was owned by the Company.

On September 13, 2019, Advangelists, LLC (“AVNG”), a wholly-owned subsidiary of the Company, entered into Amendment No. 1 to Employment Agreement (the “Katyal Amendment”) with Deepankar Katyal, the CEO of AVNG, which amends Mr. Katyal’s original employment agreement (the “Original Katyal Agreement”), dated as of December 7, 2018. Pursuant to the Katyal Amendment, among other things, (i) the Company agreed to indemnify Mr. Katyal to the extent provided in the Company’s Certificate of Incorporation (the “Certificate”) and By-laws and to include Mr. Katyal as an insured under the Company’s applicable directors’ and officers’ liability insurance policies; (ii) AVNG agreed to provide Mr. Katyal with an automobile allowance of $550.00 per month, and (iii) the non-compete restrictive covenants contained in the Original Katyal Agreement ceased. In addition, the Katyal Amendment provides for the Company to redeem the shares of the Company’s Class B Preferred Stock (the “Class B Stock”) owned by Mr. Katyal, and entitles Mr. Katyal to the following additional compensation:

•	A bonus, payable in cash or common stock of the Company, equal to 1% of the Company’s gross revenue (the “Gross Revenue”) for each completed fiscal month during the 2019 fiscal year, subject to certain revenue thresholds as set forth in the Katyal Amendment;

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•	Commissions equal to 10% of the Net Revenues (as defined in the Katyal Amendment) of all New Katyal Managed Accounts (as defined in the Katyal Amendment);

•	Options to purchase 37,500 shares of the Company’s common stock at an exercise price of $36.00 per share, of which 25,000 vest on the date of the Katyal Amendment, and of which 12,500 vest on the one year anniversary of the Katyal Amendment.

In connection with the Katyal Amendment, on September 13, 2019, the Company entered into a Class B Preferred stock Redemption Agreement (the “Katyal Redemption Agreement”), pursuant to which the Company redeemed the Company’s Class B Stock owned by Katyal.

On September 13, 2019, AVNG entered into Amendment No. 1 to Employment Agreement (the “Katyal Amendment”) with Lokesh Mehta, which amends Mr. Mehta’s original employment agreement (the “Original Mehta Agreement”), dated as of December 7, 2018. Pursuant to the Mehta Amendment, among other things, (i) the Company agreed to indemnify Mr. Mehta to the extent provided in the Company’s Certificate and By-laws and to include Mr. Mehta as an insured under the Company’s applicable directors’ and officers’ liability insurance policies; (ii) AVNG agreed to provide Mr. Mehta with an automobile allowance of $550.00 per month, and (iii) the non-compete restrictive covenants contained in the Original Mehta Agreement ceased. In addition, the Mehta Amendment provides for the Company to redeem the shares of the Company’s Class B Preferred Stock (the “Class B Stock”) owned by Mr. Mehta, and entitles Mr. Mehta to the following additional compensation:

•	A bonus, payable in cash or common stock of the Company, equal to 1% of the Company’s Gross Revenue for each completed fiscal month during the 2019 fiscal year, subject to certain revenue thresholds as set forth in the Mehta Amendment;

•	Commissions equal to 5% of the Net Revenues (as defined in the Mehta Amendment) of all New Katyal Managed Accounts (as defined in the Katyal Amendment);

•	Options to purchase 37,500 shares of the Company’s common stock at an exercise price of $36.00 per share, of which 25,000 vest on the date of the Mehta Amendment, and of which 12,500 vest on the one year anniversary of the Mehta Amendment.

In connection with the Mehta Amendment, on September 13, 2019, the Company entered into a Class B Preferred Stock Redemption Agreement (the “Mehta Redemption Agreement”), pursuant to which the Company redeemed the Company’s Class B Stock owned by Mehta in exchange for an employment agreement and other good and valuable consideration including an automobile allowance.

Risks Related to Our Financial Results and Financing Plans

Management has plans to address the Company’s financial situation as follows:

In the near term, management plans to continue to focus on raising the funds necessary to implement the Company’s business plan related to technology. Management will continue to seek out equity and/or debt financing to obtain the capital required to meet the Company’s financial obligations. There is no assurance, however, that lenders and investors will continue to advance capital to the Company or that the new business operations will be profitable.

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In the long term, management believes that the Company’s projects and initiatives will be successful and will provide cash flow to the Company that will be used to finance the Company’s future growth. However, there can be no assurances that the Company’s efforts to raise equity and debt at acceptable terms or that the planned activities will be successful, or that the Company will ultimately attain profitability. The Company’s long-term viability depends on its ability to obtain adequate sources of debt or equity funding to meet current commitments and fund the continuation of its business operations, and the ability of the Company to achieve adequate profitability and cash flows from operations to sustain its operations.

Related Parties

Related parties are any entities or individuals that, through employment, ownership or other means, possess the ability to direct or cause the direction of the management and policies of the Company. We disclose related party transactions that are outside of normal compensatory agreements, such as salaries or board of director fees.  We consider the following individuals / companies to be related parties:

Dean Julia - Principal Executive Officer President and Director

Sean McDonnell - Chief Financial Officer

Sean Trepeta – Board of Directors

Dr. Eugene Salkind – Board of Directors

PRINCIPLES OF CONSOLIDATION - The accompanying condensed consolidated financial statements include the accounts of Mobiquity Technologies, Inc. and its wholly owned subsidiaries, Mobiquity Networks, Inc. and Advangelists, LLC. All intercompany accounts and transactions have been eliminated in consolidation.

ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS - The Company considers all highly liquid debt instruments with a maturity of three months or less, as well as bank money market accounts, to be cash equivalents. As of December 31, 2020, and December 31, 2019, the balances are $602,182 and $1,240,064, respectively.

CONCENTRATION OF CREDIT RISK - Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of trade receivables and cash and cash equivalents.

Concentration of credit risk with respect to trade receivables is generally diversified due to the large number of entities comprising the Company’s customer base and their dispersion across geographic areas principally within the United States. The Company routinely addresses the financial strength of its customers and, consequently, believes that its receivable credit risk exposure is limited. Our current receivables at December 31, 2020 consist of 58.3% held by six of our largest customers. Our December 31, 2019, receivables consist of 47% held by four of our largest customers.

The Company places its temporary cash investments with high credit quality financial institutions. At times, the Company maintains bank account balances, which exceed FDIC limits. As of December 31, 2020, and December 31, 2019, the Company exceeded FDIC limits by $114,986 and $749,037, respectively.

F-45

REVENUE RECOGNITION – On May 28, 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), to update the financial reporting requirements for revenue recognition. Topic 606 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The guidance is based on the principle that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to fulfill a contract. This guidance became effective for the Company beginning on January 1, 2018, and entities have the option of using either a full retrospective or a modified retrospective approach for the adoption of the new standard. The Company adopted this standard using the modified retrospective approach on January 1, 2018.

In preparation for adoption of the standard, the Company evaluated each of the five steps in Topic 606, which are as follows: 1) Identify the contract with the customer; 2) Identify the performance obligations in the contract; 3) Determine the transaction price; 4) Allocate the transaction price to the performance obligations; and 5) Recognize revenue when (or as) performance obligations are satisfied.

Reported revenue was not affected materially in any period due to the adoption of ASC Topic 606 because: (1) the Company expects to identify similar performance obligations under Topic 606 as compared with deliverables and separate units of account previously identified; (2) the Company has determined the transaction price to be consistent; and (3) the Company records revenue at the same point in time, upon delivery of services, under both ASC Topic 605 and Topic 606, as applicable under the terms of the contract with the customer. Additionally, the Company does not expect the accounting for fulfillment costs or costs incurred to obtain a contract to be affected materially in any period due to the adoption of Topic 606.

ALLOWANCE FOR DOUBTFUL ACCOUNTS - Management must make estimates of the collectability of accounts receivable. Management specifically analyzes accounts receivable and analyzes historical bad debts, customer concentrations, customer creditworthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. As of December 31, 2020, and December 31, 2019, allowance for doubtful accounts were $386,600 and $80,600, respectively.

PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation is expensed using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are being amortized using the straight-line method over the estimated useful lives of the related assets or the remaining term of the lease. The costs of additions and improvements, which substantially extend the useful life of a particular asset, are capitalized. Repair and maintenance costs are charged to expense. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the account and the gain or loss on disposition is reflected in operating income.

LONG LIVED ASSETS – In accordance with ASC 360, “Property, Plant and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value The Company recognized a four million dollar write down loss due to the COVID-19 pandemic for the period ended December 31, 2020.

F-46

Transactions with major customers

During the year ended December 31, 2020, six customers accounted for approximately 58% of revenues and for the year ended December 31, 2019, four customers accounted for 47% our revenues.

ADVERTISING COSTS - Advertising costs are expensed as incurred. For the year ended December 31, 2020 and December 31, 2019, there were advertising costs of $1,400 and $70,042, respectively.

ACCOUNTING FOR STOCK BASED COMPENSATION. Stock based compensation cost is measured at the grant date fair value of the award and is recognized as expense over the requisite service period. The Company uses the Black-Sholes option-pricing model to determine fair value of the awards, which involves certain subjective assumptions. These assumptions include estimating the length of time employees will retain their vested stock options before exercising them (“expected term”), the estimated volatility of the Company’s common stock price over the expected term (“volatility”) and the number of options for which vesting requirements will not be completed (“forfeitures”). Changes in the subjective assumptions can materially affect estimates of fair value stock-based compensation, and the related amount recognized on the consolidated statements of operations. Refer to Note 7 “Stock Option Plans” in the Notes to Consolidated Financial Statements in this report for a more detailed discussion.

BENEFICIAL CONVERSION FEATURES - Debt instruments that contain a beneficial conversion feature are recorded as deemed interest to the holders of the convertible debt instruments. The beneficial conversion is calculated as the difference between the fair values of the underlying common stock less the proceeds that have been received for the debt instrument limited to the value received.

INCOME TAXES - Deferred income taxes are recognized for temporary differences between financial statement and income tax basis of assets and liabilities for which income tax or tax benefits are expected to be realized in future years. A valuation allowance is established to reduce deferred tax assets, if it is more likely than not, that all or some portion of such deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

We adopted the lease standard ACS 842 effective January 1, 2019 and have elected to use January 1, 2019 as our date of initial application. Consequently, financial information will not be updated, and disclosures required under the new standard will not be provided for periods presented before January 1, 2019 as these prior periods conform to the Accounting Standards Codification 840. We elected the package of practical expedients permitted under the transition guidance within the new standard. By adopting these practical expedients, we were not required to reassess (1) whether an existing contract meets the definition of a lease; (2) the lease classification for existing leases; or (3) costs previously capitalized as initial direct costs. As of December 10, 2019, we are not a lessor or lessee under any lease arrangements.

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

F-47

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or result of operations.

NET LOSS PER SHARE

Basic net loss per share is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding. Diluted earnings per share reflect, in periods in which they have a dilutive effect, the impact of common shares issuable upon exercise of stock options and warrants. The number of common shares potentially issuable upon the exercise of certain options and warrants that were excluded from the diluted loss per common share calculation was approximately 748,505 because they are anti-dilutive, as a result of a net loss for the year ended December 31, 2020.

NOTE 3: ACQUISITION OF ADVANGELISTS, LLC

In December 2018, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) with Glen Eagles Acquisition LP (“GEAL”) and Mobiquity Technologies, Inc. purchased of all the issued and outstanding capital stock and membership interest of Advangelists LLC. The Company closed and completed the acquisition on December 6, 2018.

The purchase price paid includes the assumption of certain assets, liabilities and contracts associated with Advangelists, LLC, at closing the sellers received $500,000 cash, warrants and stock and the issuance of a nineteen- month promissory note in aggregate principal amount of $9,500,000.

The following table summarizes the allocation of the purchase price as of the acquisition date:

Purchase Price

$9,500,000 Promissory note	$9,500,000
Cash	500,000
Mobiquity Technologies, Inc. warrants	3,844,444
Gopher Protocol Inc. common stock	6,155,556
$20,000,000

On April 30, 2019, the Company entered into a Membership Interest Purchase Agreement with GEAL, which the Company acquired from GEAL 3% of the membership interest of Advangelists, LLC for $600,000 in cash. Giving the Company a 51% interest.

On May 8, 2019, the Company entered into a Membership Purchase Agreement with Gopher Protocol, Inc. to acquire the 49% interest of Advangelists, LLC which it contemporaneously purchased from GEAL. The purchase price was paid by the issuance of a $7,512,500 promissory note. As a result of the transaction, the Company owns 100% of Advangelists LLC.

On September 13, 2019, the Company repurchased fifteen million shares of common stock for the aggregate by exchanging 110,000 shares of GTCH common stock held for investment purposes.

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On September 13, 2019, Dr. Gene Salkind, is a related party who is a director of the Company, and an affiliate of Dr. Salkind (collectively, the “Lenders”) subscribed for convertible promissory notes (the “Note”) and loaned to the Company an aggregate of $2,300,000 (the “Loans”) on a secured basis.

The Notes bear interest at a fixed rate of 15% per annum, computed based on a 360-day year of twelve 30-day months and will be payable monthly in arrears. Interest on the Notes is payable in cash, or, at the Lenders’ option, in shares of the Company’s common stock. The principal amount due under the Notes will be payable on September 30, 2029, unless earlier converted pursuant to the terms of the Notes.

Subject to the Company obtaining prior approval from the Company’s shareholders for the issuance of shares of common stock upon conversion of the Notes, if and to the extent required by the New York Business Corporation Law, the Notes will be convertible into equity of the Company upon the following events on the following terms:

•	At any time at the option of the Lenders, the outstanding principal under the Notes will be converted into shares of common stock of the Company at a conversion price of $32.00 per post-split share (the “Conversion Price”).

•	at any time that the trailing thirty (30) day volume weighted average price per share (as more particularly described in the Notes) of the Company’s common stock is above $400.00 per post-split share, until the Notes are no longer outstanding, the Company may convert the entire unpaid un-converted principal amount of the Notes, plus all accrued and unpaid interest thereon, into shares of the Company’s common stock at the Conversion Price.

The Notes contain customary events of default, which, if uncured, entitle the Lenders thereof to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, their Notes.

In connection with the subscription of the Notes, the Company issued to each Lender a warrant to purchase 400 post-split shares of the Company’s common stock for every two shares of common stock issuable upon conversion of the Notes, at an exercise price of $48.00 per post-split share (the “Lender Warrants”).

On September 13, 2019, Advangelists, LLC, a wholly-owned subsidiary of the Company (“AVNG”), entered into Amendment No. 1 to Employment Agreement (the “Katyal Amendment”) with Deepankar Katyal, who is a related party and the CEO of AVNG, which amends Mr. Katyal’s original employment agreement (the “Original Katyal Agreement”), dated as of December 7, 2018. Pursuant to the Katyal Amendment, among other things, (i) the Company agreed to indemnify Mr. Katyal to the extent provided in the Company’s Certificate of Incorporation (the “Certificate”) and By-laws and to include Mr. Katyal as an insured under the Company’s applicable directors’ and officers’ liability insurance policies; (ii) AVNG agreed to provide Mr. Katyal with an automobile allowance of $550.00 per month, and (iii) the non-compete restrictive covenants contained in the Original Katyal Agreement ceased. In addition, the Katyal Amendment provides for the Company to redeem the shares of the Company’s Class B Preferred Stock (the “Class B Stock”) owned by Mr. Katyal, and entitles Mr. Katyal to the following additional compensation:

•	A bonus, payable in cash or common stock of the Company, equal to 1% of the Company’s gross revenue (the “Gross Revenue”) for each completed fiscal month during the 2019 fiscal year, subject to certain revenue thresholds as set forth in the Katyal Amendment;

•	Commissions equal to 10% of the Net Revenues (as defined in the Katyal Amendment) of all New Katyal Managed Accounts (as defined in the Katyal Amendment);

F-49

•	Options to purchase 37,500 post-split shares of the Company’s common stock at an exercise price of $36.00 per share, of which 25,000 vest on the date of the Katyal Amendment, and of which 12,500 vest on the one year anniversary of the Katyal Amendment.

In connection with the Katyal Amendment, on September 13, 2019, the Company entered into a Class B Preferred stock Redemption Agreement (the “Katyal Redemption Agreement”), pursuant to which the Company redeemed the Company’s Class B Stock owned by Katyal.

In May 2019, the Company assumed a promissory note (the “AVNG Note”) payable to Deepankar Katyal (the “Payee”), as representative of the former owners of AVNG, which at the time of assumption had a remaining principal balance of $7,512,500. Simultaneously with the assumption of the AVNG Note, the AVNG Note was amended and restated as disclosed in the May 8-K (the “First Amended AVNG Note”). Effective as of September 13, 2019, the Company and Payee entered into a Second Amended and Restated Promissory Note (the “Second Amended AVNG Note”), in the principal amount of $6,750,000, pursuant to which the repayment terms under the First Amended AVNG Note were amended and restated as follows:

•	$5,250,000 of the principal balance remaining due under the Second Amended AVNG Note is payable by the delivery of (i) 65,625 shares of the Company’s newly designated Class E Preferred Stock, which is convertible into 164,063 shares the Company’s post-split common stock, and (ii) common stock purchase warrants to purchase 82,032 shares of the Company’s post-split common stock, at an exercise price of $48.00 per share (the “AVNG Warrant”).

•	$1,530,000 of the principal balance, inclusive of all accrued and unpaid interest, remaining due under the Second Amended AVNG Note in three equal consecutive monthly installments of $510,000, commencing on September 15, 2019 and on the 15th day of each month thereafter until paid in full.

The Second Amended AVNG Note provides that upon an Event of Default (as defined in the Second Amended AVNG Note), and upon the election of the Payee, (i) the shares of Class E Preferred Stock issuable pursuant to the terms of the Second Amended AVNG Note, and any shares of the Company’s common stock issued upon the conversion of the Class E Preferred Stock, shall be cancelled and cease to issued and outstanding, (ii) the AVNG Warrants (as defined below), to the extent unexercised, shall be cancelled, and (iii) the Second Amended AVNG Note shall be cancelled and the repayment of the principal amount remaining due to Payee shall be paid in accordance with the terms of the First Amended AVNG Note.

Merger

Mobiquity entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Glen Eagles Acquisition LP (“GEAL”) (which at the time owned 412,000 post-split shares of common stock of Mobiquity, equivalent to approximately 29.6% of the outstanding shares), AVNG Acquisition Sub, LLC (“Merger Sub”) and Advangelists, LLC (“Advangelists”) on November 20, 2018 which provided for Merger Sub to merge into Advangelists, with Advangelists as the surviving company following the merger.

On December 6, 2018, Mobiquity and the other parties to the Merger Agreement entered into the First Amendment to Agreement and Plan of Merger (the “Amendment”) which amended the Merger Agreement as follows:

•	The number of warrants to purchase shares of Mobiquity’s common stock issuable as part of the merger consideration was changed from 225,000 post-split shares to 269,385 post-split shares, and the exercise price of the warrants was changed from $36.00 per share to $56.00 per share; and

•	The number of shares of Gopher Protocol Inc.’s common stock to be transferred by Mobiquity as part of the merger consideration changed from 11,111,111 to 9,209,722 shares.

F-50

Under the Merger Agreement and the Amendment, in consideration for the Merger:

•	Mobiquity issued warrants for 269,384 post-split shares of Mobiquity common stock at an exercise price of $56.00 per share and, subject to the vesting threshold described below, Mobiquity transferred 9,209,722 shares of Gopher Protocol, Inc. common stock, to the pre-merger Advangelists members. The Gopher common stock was unvested at the time of transfer subject to vesting in February 2019 only if Advangelists’ combined revenues for the months of December 2018 and January 2019 were at least $250,000. The vesting threshold was met.

•	GEAL paid the pre-merger Advangelists members $10 million in cash. $500,000 was paid at closing and $9,500,000 will be paid under a promissory note that was issued at closing, in 19 monthly installments of $500,000 each, commencing on January 6, 2019.

The transactions contemplated by the Merger Agreement were consummated on December 7, 2018 upon the filing of a Certificate of Merger by Advangelists. As a result of the merger, Mobiquity owned 48% and GEAL owned 52% of Advangelists; and Mobiquity is the sole manager of, and controls, Advangelists at that time.

As a result of Mobiquity having 100% control over Advangelists as of December 31, 2018, ASC 810-10-05-3 states “that for LLCs with managing and non-managing members, a managing member is the functional equivalent of a general partner and a non-managing member is the functional equivalent of a limited partner. In this case, a reporting entity with an interest in an LLC (which is not a VIE) would likely apply the consolidation model for limited partnerships if the managing member has the right to make the significant operating and financial decisions of the LLC.” In this case Mobiquity has the right to make the significant operating and financial decisions of Advangelists resulting in consolidation of Advangelists.

On April 30, 2019, the Company entered into a Membership Interest Purchase Agreement with GEAL, pursuant to which the Company acquired from GEAL 3% of the membership interests of Advangelists, for cash in the amount of $600,000 (the “Purchase Price”). The Purchase Price was paid by the Company to GEAL on May 3, 2019. As a result of the Transaction, the Company then owned 51% of the membership interests of Advangelists, with GEAL owning 49% of the membership interests of Advangelists.

On May 10, 2019, the Company entered into a Membership Purchase Agreement effective as of May 8, 2019 with Gopher Protocol, Inc. to acquire the 49% interest of Advangelists, which it contemporaneously purchased from GEAL. As a result of this transaction, the Company owns 100% of Advangelists’s Membership Interests.

The acquisition of the 49% of Advangelists membership interests was accomplished in a transaction involving Mobiquity, Glen Eagles Acquisition LP, and Gopher Protocol, Inc.

Recognized amount of identifiable assets acquired, liabilities assumed, and consideration expensed:

Financial assets:
Cash and cash equivalents	$216,799
Accounts receivable, net	2,679,698
Property and equipment, net	20,335
Intangible assets (a)	10,000,000
Accounts payable and accrued liabilities	(2,871,673)
Purchase price expensed	9,954,841
$20,000,000

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The ATOS platform:

•	creates an automated marketplace of advertisers and publishers on digital media outlets to host online auctions to facilitate the sale of ad time slots (known as digital real estate) targeted at users while engaged on their connected TV, computer or mobile device, and

•	gives advertisers the capability to understand and interact with their audiences and engage them in a meaningful way by the using ads in both image and video formats (known as rich media) to increase their customer base and foot traffic to their physical locations.

The Company tests goodwill for impairment at least annually on December 31st and whenever events or circumstances change that indicate impairment may have occurred. A significant amount of judgement is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others: a significant decline in the Company’s expected future cash flows; a significant adverse change in legal factors or in the business climate; unanticipated competition; and slower growth rates. Any adverse change in these factors could have a significant impact on the recoverability of goodwill and the Company’s consolidated financial results.

Our goodwill balance is not amortized to expense, instead it is tested for impairment at least annually. We perform our annual goodwill impairment analysis at the end of the fourth quarter. If events or indicators of impairment occur between annual impairment analyses, we perform an impairment analysis of goodwill at that date. These events or circumstances could include a significant change in the business climate, legal factors, operating performance indicators, competition, or sale or disposition of a significant asset. In testing for a potential impairment of goodwill, we: (1) verify there are no changes to our reporting units with goodwill balances; (2) allocate goodwill to our various reporting units to which the acquired goodwill relates; (3) determine the carrying value, or book value, of our reporting units, as some of the assets and liabilities related to each reporting unit are held by a corporate function; (4) estimate the fair value of each reporting unit using a discounted cash flow model; (5) reconcile the fair value of our reporting units in total to our market capitalization adjusted for a subjectively estimated control premium and other identifiable factors; (6) compare the fair value of each reporting unit to its carrying value; and (7) if the estimated fair value of a reporting unit is less than the carrying value, we must estimate the fair value of all identifiable assets and liabilities of that reporting unit, in a manner similar to a purchase price allocation for an acquired business to calculate the implied fair value of the reporting unit’s goodwill and recognize an impairment charge if the implied fair value of the reporting unit’s goodwill is less than the carrying value. There were no impairment charges during the year ended December 31, 2019 and in 2020 the impairment cost was $4,000,000.

Intangible Assets

At each balance sheet date herein, definite-lived intangible assets primarily consist of customer relationships which are being amortized over their estimated useful lives of five years.

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The Company periodically evaluates the reasonableness of the useful lives of these assets. Once these assets are fully amortized, they will be removed from the accounts. These assets are reviewed for impairment or obsolescence when events or changes in circumstances indicate that the carrying amount may not be recoverable. If impaired, intangible assets are written down to fair value based on discounted cash flows or other valuation techniques. The Company has no intangibles with indefinite lives.

	Useful Lives	December 31, 2020	December 31, 2019

Customer relationships	5 years	$3,003,676	$3,003,676
ATOS Platform	5 years	6,000,000	10,000,000
		9,003,676	13,003,676
Less accumulated amortization		(3,355,922)	(1,555,186)
Net carrying value		$5,647,754	$11,448,490

Future amortization, for the years ending December 31, is as follows:

2021	$1,800,736
2022	$1,800,736
2023	$1,800,736
2024	$245,546
Thereafter	$–

NOTE 4: NOTES PAYABLE AND DERIVATIVE LIABILITIES

Summary of Notes payable:

	December 31, 2020	December 31, 2019
Berg Notes (a)	$–	$50,000
Mob-Fox US LLC (c)	30,000	–
Dr. Salkind, et al	2,550,000	2,550,000
Small Business Administration (b)	415,842	–
Business Capital Providers (d)	355,441	266,250

Total Debt	3,351,283	2,866,250
Current portion of debt	901,283	566,250
Long-term portion of debt	$2,450,000	$2,300,000

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(a)	Between August and December 2015, the Company borrowed $3,675,000 from accredited investors. These loans are due and payable the earlier of December 31, 2016 or the completion of an equity financing of at least $2,500,000. Upon the sale of the unsecured promissory notes, the Company issued $1 of principal, one share of common stock and a warrant to purchase one share of common stock at an exercise price of $0.40 per share through August 31, 2017. Accordingly, an aggregate of 3,675,000 shares of common stock and warrants to purchase a like amount were issued in the last six months of 2015. Each noteholder has the right to convert the principal of their note and accrued interest thereon at a conversion price of $0.30 per share or at the noteholder’s option, into equity securities of the Company on the same terms as the last equity transaction completed by the Company prior to each respective conversion date. All other notes have been converted to equity.

(b)	In May of 2020, the Companies applied and received Small Business Administration Cares Act loans due to the COVID-19 Pandemic. Each loan carries a five-year term, carrying a one percent interest rate. The loans turn into grants if the funds are use the for the SBA accepted purposes. The window to use the funds for the SBA specific purposes is a twenty-four-week period. If the funds are used for the allotted expenses the loans turn into grants with each loan being forgiven. The Company also received an Economic Injury Disaster Loan from the SBA which carries a thirty-year term, carrying a three point seven five percent interest rate.

(c)	In October of 2020, the Company entered into an agreement with a vendor to accept $65,000 in full settlement of our payable due. A down payment of $15,000 at the signing of the agreement and five payments of $10,000 each.

(d)

On June 26, 2019, the Company entered into a merchant agreement with Business Capital Providers, Inc. in the amount of $250,000 payable daily at $2,556.82, per payment for the term of 132 business days, loan paid in full.

On August 1, 2019, the Company entered into a second merchant agreement with Business Capital Providers, Inc. in the amount of $250,000 payable daily at $2,556.82, per payment for the term of 132 business days, loan paid in full.

On November 6, 2019, the Company entered into a third merchant agreement with Business Capital Providers, Inc. in the amount of $250,000 payable daily at $2,556.82, per payment for the term of 132 business days, loan paid in full.

On February 20, 2020, the Company entered into a fourth merchant agreement with Business Capital Providers, Inc. in the amount of $250,000 payable daily at $2,556.82, per payment for the term of 132 business days, loan paid in full.

On June 12, 2020, the Company entered into a fifth merchant agreement with Business Capital Providers, Inc. in the amount of $250,000 payable daily at $2,556.82, per payment for the term of 132 business days, loan paid in full.

On August 11, 2020, the Company entered into a sixth merchant agreement with Business Capital Providers, Inc. in the amount of $250,000 payable daily at $2,556.82, per payment for a term of 132 business days.

On November 25, 2020, the Company entered into a seventh merchant agreement with Business Capital Providers, Inc. in the of $310,000 payable daily at $2,700.00, per payment for the term of 155 business days.

F-54

On May 10, 2019, the Company entered into a $7,512,500 Promissory note with Deepankar Katyal, et al, for the acquisition of the balance of Advangelists, LLC, requiring six monthly payments of $250,000 starting May 15, 2019 through October 6, 2019, a payment of $1,500,000 on December 6, 2019, and beginning in January of 2020, ten monthly payments of $500,000 each until October of 2020, with a stated interest rate of 1.5%.

On September 13, 2019, Dr. Gene Salkind, who is a director of the Company, and an affiliate of Dr. Salkind (collectively, the “Lenders”) subscribed for convertible promissory notes (the “Notes”) and loaned to the Company an aggregate of $2,300,000 (the “Loans”) on a secured basis payable in three installments in September 13 received net $720.000, balance received October and November 2019.

The Notes bear interest at a fixed rate of 15% per annum, computed based on a 360-day year of twelve 30-day months and will be payable monthly in arrears. Interest on the Notes is payable in cash or, at the Lenders’ option, in shares of the Company’s common stock. The principal amount due under the Notes will be payable on September 30, 2029, unless earlier converted pursuant to the terms of the Notes.

Subject to the Company obtaining prior approval from the Company’s shareholders for the issuance of shares of common stock upon conversion of the Notes, if and to the extent required by the New York Business Corporation Law, the Notes will be convertible into equity of the Company upon the following events on the following terms:

•	At any time at the option of the Lenders, the outstanding principal under the Notes will be converted into shares of common stock of the Company at a conversion price of $32 per post-split per share (the “Conversion Price”).

•	at any time that the trailing thirty (30) day volume weighted average price per share (as more particularly described in the Notes) of the Company’s common stock is above $400.00 per share, until the Notes are no longer outstanding, the Company may convert the entire unpaid un-converted principal amount of the Notes, plus all accrued and unpaid interest thereon, into shares of the Company’s common stock at the Conversion Price.

The Notes contain customary events of default, which, if uncured, entitle the Lenders thereof to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, their Notes.

In connection with the subscription of the Notes, the Company issued to each Lender a warrant to purchase one share of the Company’s common stock for every two shares of common stock issuable upon conversion of the Notes, at an exercise price of $48.00 per post-split share (the “Lender Warrants”).

On May 16, 2019, the Company assumed a promissory note (the “AVNG Note”) payable to Deepankar Katyal (the “Payee”), as representative of the former owners of AVNG, which at the time of assumption had a remaining principal balance of $7,512,500. Simultaneously with the assumption of the AVNG Note, the AVNG Note was amended and restated (the “First Amended AVNG Note”). Effective as of September 13, 2019, the Company and Payee entered into a Second Amended and Restated Promissory Note (the “Second Amended AVNG Note”), in the principal amount of $6,750,000, pursuant to which the repayment terms under the First Amended AVNG Note were amended and restated as follows:

•	$5,250,000 of the principal balance remaining due under the Second Amended AVNG Note is payable by the delivery of (i) 65,625 shares of the Company’s newly designated Class E Preferred Stock, which is convertible into 164,063 post-split shares the Company’s common stock, and (ii) common stock purchase warrants to purchase 82,031 post-split shares of the Company’s common stock, at an exercise price of $48.00 per share (the “AVNG Warrant”).

F-55

•	$1,530,000 of the principal balance, inclusive of all accrued and unpaid interest, remaining due under the Second Amended AVNG Note in three equal consecutive monthly installments of $510,000, commencing on September 15, 2019 and on the 15th day of each month thereafter until paid in full.

The Second Amended AVNG Note provides that upon an Event of Default (as defined in the Second Amended AVNG Note), and upon the election of the Payee, (i) the shares of Class E Preferred Stock issuable pursuant to the terms of the Second Amended AVNG Note, and any shares of the Company’s common stock issued upon the conversion of the Class E Preferred Stock, shall be cancelled and cease to issued and outstanding, (ii) the AVNG Warrants (as defined below), to the extent unexercised, shall be cancelled, and (iii) the Second Amended AVNG Note shall be cancelled and the repayment of the principal amount remaining due to Payee shall be paid in accordance with the terms of the First Amended AVNG Note.

NOTE 5: INCOME TAXES

The provision for income taxes for the years ended December 31, 2020 and 2019 is summarized as follows:

	2020	2019
Current:
Federal	$–	$–
State	–	–
	–	–
Deferred:
Federal	–	–
State	–	–
	$–	$–

The Company has federal net operating loss carryforwards (“NOL’s) of $178,447,460 and $163,415,056, respectively, which will be available to reduce future taxable income.

F-56

The tax effects of temporary differences which give rise to deferred tax assets (liabilities) are summarized as follows:

	YEAR ENDED DECEMBER 31,
	2020	2019
Net operating loss carryforwards	$(46,396,000)	$(42,488,000)
Stock based compensation – options/warrants	4,607,000	4,257,000
Stock issued for services	879,000	971,000
Gain loss on derivative instrument	781,000	781,000
Disallowed entertainment expense	51,000	50,000
Charitable contribution limitation	7,000	7,000
Preferred Stock	25,000	25,000
Bad debt expense & reserves	228,000	33,000
Penalties	3,000	3,000
Loss on extinguishment of debt	1,133,000	1,133,000
Beneficial conversion features	77,000	77,000
Mobiquity-Spain – net loss	540,000	540,000
Impairment of long-lived assets	58,000	58,000
Stock issued for interest	245,000	245,000
Nondeductible insurance	14,000	13,000
Stock incentives	15,000	15,000
Derivative expense	480,000	480,000
Professional Fees	944,000	774,000
Gain / Loss on stock held for investment	646,000	646,000
Gain / Loss on company stock	5,235,000	4,456,000
Gain / Loss on settlement of company debt	2,757,000	2,757,000
Gain / Loss on sale of warrants	7,259,000	6,931,000
Unrealized loss on securities	1,944,000	1,943,000
Acquisition expense	3,904,000	3,904,000
Depreciation - tax	3,000	–
Depreciation - book	(4,000)	–
Amortization - book	(72,000)	–
Federal income tax	105,000	–
State tax - tax	(3,000)	–
State tax - book	30,000	–
Interest expense - tax	(263,000)	–
Interest expense - book	276,000	–
Accrued salaries – current year	344,000	–
Accrues salaries – prior year	(438,000)	–
Amortization of debt discount	2,058,000	2,058,000
Deferred Tax Assets	(12,528,000)	(10,331,000)
Less Valuation Allowance	12,528,000	10,331,000
Net Deferred Tax Asset	$–	$–

F-57

A reconciliation of the federal statutory rate to the Company’s effective tax rate is as follows:

	YEARS ENDED DECEMBER 31,
	2020		2019
Federal Statutory Tax Rate	21.00%		21.00%
State Taxes, net of Federal benefit	5.00%		5.00%
Change in Valuation Allowance	(26.00%	)	(26.00%	)
Total Tax Expense	0.00%		0.00%

NOTE 6: STOCKHOLDERS’ EQUITY (DEFICIT)

In 2019, the Company received equity subscription agreements totaling $960,000, which include 50% warrant coverage, at an exercise price of $0.12 with an expiration date of September 30, 2023. The Company issued 16,000,001 shares of common stock and 8,000,000 warrants in connection with these transactions. Of the $960,000, $200,000 was invested by Thomas Arnost, Chairman of the Board. No subscription agreements were received in 2020.

In 2019, the Company sold 123,038 shares of post-split common stock with warrants to purchase 60,925 post-split shares of common stock, exercisable between $48.00 to $72.00 expiring on September 30, 2023 in exchange for cash consideration of $3,434,500, net. In 2019, the Company issued 17,088 shares of common stock in exchange for services rendered. In 2019, the Company issued 65,625 shares of preferred stock series E for the exchange of a $5,250,000 senior secured note. The Company received cash consideration of $1,132,210 in exchange for the conversion of warrants issued previously. The company issued 200,000 post-split shares of common stock with 150% matching warrants for the conversion of series AAAA preferred stock.

In 2019, holders of Series AAA preferred stock converted their preferred stock into 261,044 shares of common stock and warrants to purchase 261,044 post-split shares, with each warrant exercisable at $20.00 per share through December 31, 2020.

As approved by the Company’s Board of Directors on September 10, 2019, the Company filed a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of New York to designate the rights, preferences and limitations of 70,000 shares of the Company’s authorized 5,000,000 shares of Preferred Stock, $.0001 par value, as Class E Preferred Stock, $0.0001 per share (“Class E Preferred Stock”). Of the 70,000 shares of Class E Preferred Stock, 65,625 shares were issued to nine persons, including 25,675 were issued to Mr. Katyal and 25,020 shares were issued to Mr. Mehta.

In 2019, holders of warrants expiring December 31, 2019 exercised warrants to purchase 29,388 post-split shares of common stock and the Company received cash consideration of $146,940 in January 2020 and notes receivable totaling $440,820, which have maturity dates in 2020.

Shares issued for services:

In 2020, the Company issued 38,125 post-split shares of common stock, at $7.20 to $40.00 per share for $547,451 in exchange for services rendered.

Shares issued for interest:

In 2020, no shares were issued for interest.

F-58

In 2020, one holder of our Series E Preferred Stock converted 3,937 shares to 9,843 post-split shares of our common stock and 4,921 warrants at an exercise price of $48.00 per share with an expiration date of January 8, 2025.

In 2020, 77,220 warrants were converted to common stock, at $8.00 to $28.00 per share. During 2020, 3,650 warrants were converted in a cashless exercise transaction submitted to the Company for 2,303 shares of common stock, post-split shares.

In, 2020 one note holder converted $30,695 of their note into 1,919 post-split common shares at a conversion rate of $16 per post-split share and cash payment of $5,000.

Consulting Agreements

Upon consummation of the Merger, Mobiquity entered into consulting agreements (the “Consulting Agreements”) with certain employees and contractors of Advangelists (the “Consultants”), pursuant to which Mobiquity (i) issued to the Consultants warrants to purchase an aggregate of 55,616 post-split shares of its common stock and (ii) agreed to transfer to the Consultants an aggregate of 4,783 post-split shares of common stock of Gopher Protocol Inc. The terms of the Consultant’s warrants are substantially similar to the terms of the warrants issued in the merger.

NOTE 7: OPTIONS AND WARRANTS

The Company’s results for the years ended December 31, 2020 and 2019 include employee share-based compensation expense totaling $1,945,942 and $29,812,197, respectively. Such amounts have been included in the Statements of Operations within selling, general and administrative expenses and other expenses. No income tax benefit has been recognized in the statement of operations for share-based compensation arrangements due to a history of operating losses.

The following table summarizes stock-based compensation expense for the years ended December 31, 2020 and 2019:

	Years Ended December 31,
	2020	2019
Employee stock-based compensation – option grants	$1,347,048	$6,599,000
Employee stock-based compensation – stock grants	–	–
Non-Employee stock-based compensation – option grants	–	–
Non-Employee stock-based compensation – stock grants	–	–
Non-Employee stock-based compensation – warrants for retirement of debt	598,894	23,213,197
	$1,945,942	$29,812,197

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NOTE 8: STOCK OPTION PLANS

During Fiscal 2005, the Company established, and the stockholders approved, an Employee Benefit and Consulting Services Compensation Plan (the “2005 Plan”) for the granting of up to 5,000 post-split non-statutory and incentive stock options and stock awards to directors, officers, consultants and key employees of the Company. On June 9, 2005, the Board of Directors amended the Plan to increase the number of stock options and awards to be granted under the Plan to 10,000 post-split shares. During Fiscal 2009, the Company established a plan of long-term stock-based compensation incentives for selected Eligible Participants of the Company covering 10,0000 post-split shares. This plan was adopted by the Board of Directors and approved by stockholders in October 2009 and shall be known as the 2009 Employee Benefit and Consulting Services Compensation Plan (the “2009 Plan”). In September 2013, the Company’s stockholders approved an increase in the number of shares covered by the 2009 Plan to 25,000 post-split shares. In February 2015, the Board approved, subject to stockholder approval within one year, an increase in the number of shares under the 2009 Plan to 50,000 post-split shares; however, stockholder approval was not obtained within the requisite one year and the anticipated increase in the 2009 Plan was canceled. In the first quarter of 2016, the Board approved, and stockholders ratified a 2016 Employee Benefit and Consulting Services Compensation Plan covering 25,000 post-split shares (the “2016 Plan”) and approving moving all options which exceeded the 2009 Plan limits to the 2016 Plan. In December 2018, the Board of Directors adopted and in February 2019. the stockholders ratified the 2018 Employee Benefit and Consulting Services Compensation Plan covering 75,000 post-split shares (the “2018 Plan”). On April 2, 2019, the Board approved the “2019 Plan” identical to the 2018 Plan, except that the 2019 Plan covers 150,000 post-split shares. The 2019 Plan required stockholder approval by April 2, 2020 in order to be able to grant incentive stock options under the 2019 Plan. The 2005, 2009, 2016, 2018 and 2019 plans are collectively referred to as the “Plans.”

All stock options under the Plans are granted at or above the fair market value of the common stock at the grant date. Employee and non-employee stock options vest over varying periods and generally expire either 5 or 10 years from the grant date. The fair value of options at the date of grant was estimated using the Black-Scholes option pricing model. For option grants, the Company will take into consideration payments subject to the provisions of ASC 718 “Stock Compensation”, previously Revised SFAS No. 123 “Share-Based Payment” (“SFAS 123 (R)”). The fair values of these restricted stock awards are equal to the market value of the Company’s stock on the date of grant, after taking into certain discounts. The expected volatility is based upon historical volatility of our stock and other contributing factors. The expected term is based upon observation of actual time elapsed between date of grant and exercise of options for all employees. Previously, such assumptions were determined based on historical data. The weighted average assumptions made in calculating the fair values of options granted during the years ended December 31, 2020 and 2019 are as follows:

	Years Ended December 31
	2020	2019
Expected volatility	592.89%	242.39%
Expected dividend yield	–	–
Risk-free interest rate	0.74%	2.32%
Expected term (in years)	5.00	6.00

	Share	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding, January 1, 2020	281,000	$48.00	6.15	$769,500
Granted	25,313	35.75	–	–
Exercised	–	–	–	–
Cancelled & Expired	(3,468)	–	–	–
Outstanding, December 31, 2020	302,845	$45.85	4.65	$–
Options exercisable, December 31, 2020	281,869	$45.78	5.10	$–

F-60

The weighted-average grant-date fair value of options granted during the years ended December 31, 2020 and 2019 was $35.75 and $52.00, respectively.

The aggregate intrinsic value of options outstanding and options exercisable at December 31, 2020 is calculated as the difference between the exercise price of the underlying options and the market price of the Company's common stock for the shares that had exercise prices, that were lower than the $6.75 closing price of the Company's common stock on December 31, 2020.

As of December 31, 2020, the fair value of unamortized compensation cost related to unvested stock option awards is $1,093,630.

The weighted average assumptions made in calculating the fair value of warrants granted during the years ended December 31, 2020 and 2019 are as follows:

	Years Ended December 31,
	2020	2019
Expected volatility	449.47%.	164.85%
Expected dividend yield	–	–
Risk-free interest rate	0.91%	7.48%
Expected term (in years)	5.83	3.20

	Share	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding, January 1, 2020	642,620	$44.00	5.81	$2,500,502
Granted	30,638	–	–	–
Exercised	(33,138)	–	–	–
Expired	(173,484)	–	–	–
Outstanding, December 31, 2020	466,636	$52.52	6.31	$–
Warrants exercisable, December 31, 2020	466,636	$52.52	6.31	$–

NOTE 9: LITIGATION

We are not a party to any pending material legal proceedings, except as follow:

Washington Prime Group, Inc.(“WPG”), a successor in interest to Simon Property Group, L.P., commenced an action in the Marion Superior Court, County of Marion, State of Indiana against the Company alleging default on 36 commercial leases which the Company had entered into in 36 separate shopping mall locations across the United States. Plaintiff alleges damages from unpaid rent of $892,332. Plaintiff is seeking a judgment from the Court to collect said unpaid rent plus attorneys’ fees and other costs of collection. On September 18,2020, the Parties entered into a settlement agreement with respect to this lawsuit. Subject to the terms, conditions, and provisions of the settlement Agreement, Mobiquity paid WPG One Hundred Thousand Dollars and No/100 Cents ($100,000.00).

F-61

In the Supreme Court of New York, county of Nassau, Carter, Deluca & Farrell LP, a law firm filed a summons and Complaint against the Company seeking $113,654 in past due legal fees allegedly owed. The Company disputed the amount owed to said firm. On March 13, 2020, the Company entered into a settlement agreement and paid the law firm $60,000 to settle the lawsuit.

The Company’s wholly-owned subsidiary, Advangelists LLC is a defendant in a lawsuit filed in Tel Aviv brought by the Plaintiff Fyber Monetization, a private Israeli company, in the business of digital advertising. In its statement of claim, Fyber alleges June through November 3of 2019 unpaid invoices totaling $584,945 US Dollars. Advangelists has disputed any monies being owed and it intends to vigorously defend this lawsuit.

FunCorp Limited has filed a lawsuit in Superior Court, State of Washington, County of King alleging Advangelists owes for services rendered unpaid invoices totaling $42,464. Advangelists has disputed any monies being owed and it intends to vigorously defend this lawsuit.

NOTE 10: COMMITMENTS:

•	$5,250,000 of the principal balance remaining due under the Second Amended AVNG Note is payable by the delivery of (i) 65,625 shares of the Company’s newly designated Class E Preferred Stock, which is convertible into 164,063 post-split shares the Company’s common stock, and (ii) common stock purchase warrants to purchase 82,032 shares of the Company’s common stock, at an exercise price of $48.00 post-split per share (the “AVNG Warrant”).

•	$1,530,000 of the principal balance, inclusive of all accrued and unpaid interest, remaining due under the Second Amended AVNG Note in three equal consecutive monthly installments of $510,000, commencing on September 15, 2019 and on the 15th day of each month thereafter until paid in full.

The Second Amended AVNG Note provides that upon an Event of Default (as defined in the Second Amended AVNG Note), and upon the election of the Payee, (i) the shares of Class E Preferred Stock issuable pursuant to the terms of the Second Amended AVNG Note, and any shares of the Company’s common stock issued upon the conversion of the Class E Preferred Stock, shall be cancelled and cease to issued and outstanding, (ii) the AVNG Warrants (as defined below), to the extent unexercised, shall be cancelled, and (iii) the Second Amended AVNG Note shall be cancelled and the repayment of the principal amount remaining due to Payee shall be paid in accordance with the terms of the First Amended AVNG Note.

NOTE 11: OTHER MATERIAL EVENTS

In May of 2020, Deepankar Katyal resigned from the board to spend more time necessary to run the day to day operations of Advangelists, LLC focusing on technology and revenue growth.

Interest payments due on Dr. Salkind notes have been halted in the second quarter of 2020 due to COVID-19 issues affecting our collections on our accounts receivable.

NOTE 12: SUBSEQUENT EVENTS

As a result of our declining revenue, during the COVID-19 pandemic, our management team decided it was necessary to reduce overhead. The following steps were taken to lower expenses, while still keeping the business operational and ready to expand when needed; salaries were cut by approximately forty (40%) percent, several employees were laid-off, all travel was suspended and office space rent was suspended, allowing the entire staff to work remotely.

F-62

1,833,334 SHARES

COMMON STOCK

PROSPECTUS

Spartan Capital Securities LLC	Revere Securities LLC

__________, 2021

Through and including                         , 2021 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY RESALE PROSPECTUS

SUBJECT TO COMPLETION DATED NOVEMBER 10, 2021

MOBIQUITY TECHNOLOGIES, INC.

281,250 Shares of Common Stock of Mobiquity Technologies, Inc.

This prospectus relates to the offer and resale of up to 281,250 shares of our common stock, par value $0.0001 per share, comprised of: (i) 225,000 shares of common stock, issuable to Talos Victory Fund, LLC (“Talos”) and Blue Lake Partners LLC (“Blue Lake”) upon their conversion of convertible promissory notes, expiring on the maturity date of September 20, 2022 pursuant to their respective Securities Purchase Agreements (“SPAs”) dated September 20, 2021; and (ii) 56,250 shares of common stock issuable to Talos and Blue Lake upon their exercise of warrants expiring on September 20, 2026 granted to them pursuant to the SPAs. Talos and Blue Lake are also sometimes collectively referred to in this prospectus as the Selling Shareholders.

Our common stock is currently quoted on the OTCQB market, operated by OTC Markets Group, under the symbol “MOBQ.” On November 8, 2021, the last quoted price of our common stock as reported on the OTCQB was $9.25 per share. We have applied to list our common stock on the NASDAQ Capital Market under the symbol “MOBQ.”

The shares of common stock may be offered by the Selling Shareholders in negotiated transactions, at either prevailing market prices or negotiated prices. The Selling Shareholders in their discretion may also offer the shares of common stock from time to time in ordinary brokerage transactions in the OTCQB market, or if we are successful in our application to NASDAQ, in the NASDAQ marketplace or otherwise. The Selling Shareholders can offer all, some or none of their shares of common stock, thus we have no way of determining the number of shares of common stock they will hold after this offering. See our discussion in the “Selling Shareholders Plan of Distribution” section of this prospectus.

The Selling Shareholders and any brokers executing selling orders on behalf of the Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and commissions received by a broker executing selling orders may be deemed to be underwriting commissions under the Securities Act.

These are speculative securities. See “Risk Factors” beginning on page 7 for the factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus __________, 2021.

SS-1

THE OFFERING

Common Stock Offered by the Selling Shareholders	281,250 shares of our common stock.

Selling Shareholders	All of the shares of common stock are being offered by the Selling Shareholders. See “Selling Shareholders” on page SS-4 of this prospectus for more information on the Selling Shareholders.

Shares of Common Stock Outstanding Immediately Following this Offering	5,519,023 shares of our common stock (or 5,794,023 shares if the underwriters exercise of their over-allotment option to purchase additional shares in full) pursuant to the public offering prospectus included in the Registration Statement of which this Resale Prospectus is a part.

Plan of Distribution	The shares of common stock may be offered by the Selling Shareholders in negotiated transactions, at either prevailing market prices or negotiated prices. The Selling Shareholders in their discretion may also offer the shares of common stock from time to time in ordinary brokerage transactions in the OTCQB market, or if we are successful in our application to NASDAQ, in the NASDAQ marketplace or otherwise. The Selling Shareholders can offer all, some or none of their shares of common stock, thus we have no way of determining the number of shares of common stock they will hold after this offering. See our discussion in the “Selling Shareholders Plan of Distribution” section of this prospectus.

Risk Factors	An investment in the common stock offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section and other information in this prospectus for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

OTCQB Trading Symbol and Proposed NASDAQ Trading Symbol	MOBQ

Voting	Shares of our common stock are entitled to one vote per share. There are no other classes of stock entitled to vote and, therefore, all holders of our common stock, including our officers and directors, are entitled to the same voting rights.

SS-2

USE OF PROCEEDS

The shares of common stock to be offered and sold pursuant to this prospectus will be offered and sold by the Selling Shareholders or their transferees. We will not receive any proceeds from the sale of the shares of common stock by the Selling Shareholders, except for the exercise price which may be received by the Company from the potential exercise of Warrants to purchase 56,250 shares of common stock issuable to Talos and Blue Lake granted to them pursuant to the SPAs. Any proceeds from the exercise of the Warrants would be allocated for general working capital.

SS-3

SELLING SHAREHOLDERS

This prospectus relates to the offer and resale of up to 281,250 shares of our common stock, par value $0.0001 per share, comprised of: (i) 225,000 shares of common stock, that may be sold by the Selling Shareholders upon the conversion of their convertible promissory notes, expiring on the maturity date of September 20, 2022 pursuant to their respective SPAs; and (ii) 56,250 shares of common stock that may be sold by the Selling Shareholders upon their respective exercise of warrants expiring on September 20, 2026 granted to them pursuant to the SPAs. We are registering the shares in order to permit the Selling Shareholders to offer the shares for resale from time to time.

The table below lists the Selling Shareholders and other information regarding the “beneficial ownership” of the shares of common stock by the Selling Shareholders. In accordance with Rule 13d-3 of the Exchange Act, “beneficial ownership” includes any shares of our common stock as to which the Selling Shareholders have sole or shared voting power or investment power and any shares of our common stock the Selling Shareholders have the right to acquire within 60 days.

The Selling Shareholders is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The second column indicates the number of shares of common stock beneficially owned by the Selling Shareholders, based on its ownership as of November 8, 2021. The second column also assumes the purchase of all shares of stock to be acquired under the maximum number of securities to be sold by the Company to the Selling Shareholders, without regard to any limitations on purchase described in this prospectus or in the SPAs.

The third column lists the shares of common stock being offered by this prospectus by the Selling Shareholders.

The Selling Shareholders can offer all, some or none of their shares of common stock, thus the number of shares of common stock they will hold after this offering is indeterminate. However, the fourth and fifth columns assume that the Selling Shareholders will sell all shares of common stock covered by this prospectus. See “Selling Shareholders Plan of Distribution.”

Selling Shareholder	Number of Shares Beneficially Owned Before Offering	Number of Shares Being Offered (1)	Maximum Number of Shares Beneficially Owned After Offering (2)	Percentage of Shares Beneficially Owned After Offering (%)
Talos Victory Fund, LLC (3)(4)	140,625	140,625	0	0
Blue Lake Partners LLC (5)(6)	140,625	140,625	0	0

________________________

(1)	Consists of up to 281,250 shares of common stock to be sold by Talos and Blue Lake.
(2)	Assumes that all shares of the registered common stock are sold.
(3)	Mr. Thomas Silverman has the sole voting and dispositive control over the shares held by Talos Victory Fund, LLC.
(4)	Talos Victory Fund, LLC, 348 Cambridge Street #101, Woburn, MA 01801.
(5)	Mr. Craig Kesselman has the sole voting and dispositive control over the shares held by Blue Lake Partners LLC
(6)	Blue Lake Partners LLC, 3411 Silverside Road, Tatnal Building #104, Wilmington, DE 19810.

SS-4

SELLING SHAREHOLDERS PLAN OF DISTRIBUTION

Each Selling Shareholder may sell all or a portion of the shares of common stock held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

Each Selling Shareholder may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, each Selling Shareholder may transfer the shares of common stock by other means not described in this prospectus. If a Selling Shareholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, a Selling Shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. Each Selling Shareholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. Each Selling Shareholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

Each Selling Shareholder may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. Each Selling Shareholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

SS-5

To the extent required by the Securities Act and the rules and regulations thereunder, each Selling Shareholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Shareholders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

SS-6

LEGAL MATTERS

The validity of the shares covered by the registration statement of which this prospectus is a part has been passed upon for us by Ruskin Moscou Faltischek P.C.

SS-7

281,250 SHARES

COMMON STOCK

PROSPECTUS

__________, 2021

Through and including                         , 2021 (the___ day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses expected to be incurred by us in connection with the issuance and distribution of the securities being registered.

SEC Registration Fee	$1,432

Initial NASDAQ Capital Market Filing Fee	$50,000
Underwriter Expenses	$200,000
Legal Fees and Expenses	$100,000	*
Accounting Fees and Expenses	$30,000
Transfer Agent and Registrar Expenses	$5,000
Miscellaneous Fees and Expenses, including FINRA filing fee	$43,568
Total	$430,000

*Estimated expenses.

Item 14. Indemnification of Directors and Officers.

The New York Business Corporation Law contains provisions permitting and, in some situations, requiring New York corporations to provide indemnification to their officers and directors for losses and litigation expense incurred in connection with their service to the corporation. Our certificate of incorporation and bylaws contain provisions requiring our indemnification of our directors and officers and other persons acting in their corporate capacities. In addition, we may enter into agreements with our directors providing contractually for indemnification consistent with the certificate of incorporation and bylaws. Currently, we have no such agreements, other than employment agreements with our executive officers, which provide for indemnification to the fullest extent as permitted by law. The New York Business Corporation Law also authorizes us to purchase insurance for our directors and officers insuring them against risks as to which we may be unable lawfully to indemnify them. We have obtained limited insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs of our corporate indemnification of officers and directors. As far as exculpation or indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors and officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such exculpation or indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

II-1

Item 15. Recent sales of unregistered securities.

(a) In fiscal 2019 and 2020, we made sales or issuances of unregistered securities listed in the table below:

Date of Sale	Title of Security	Number Sold	Consideration Received and Description of Underwriting or Other Discounts to Market Price or Convertible Security, Afforded to Purchasers	Exemption from Registration Claimed	If Option, Warrant or Convertible Security, terms of exercise or conversion

2019	Common Stock	123,037 shares; 60,924 warrants	Cash consideration $3,629,500; Commissions paid $195,000	Rule 506;	Warrants with an exercise price of $0.12 to $0.18 expiring June 30,2023

2019	Common stock	17,087 shares	Services rendered; no commissions paid	Section 4(2)	N/A

2019	Preferred stock Series E	65,625 shares	Note conversion $5,250,000	Section 3(a)(9)	Converted senior secured note to Preferred Series E

2019	Warrant conversion	135,580 warrants converted to common shares	Cash consideration $1,132,210	Section 4(2)	Warrants exercised at $.05 to $06 per share. including some cashless exercise

2019	Common stock and Warrants	261,043 Shares and 261,043 warrants	Conversion of Series AAA Preferred stock	Section 3(a)(9)	Section 3(a)(9); converted 1,044,175 shares of Series AAA Preferred stock on the basis of 100 shares of common for each share of preferred, with 100% matching warrants, exercisable at $.05 per share

2019	Common stock and warrants	200,000 shares and 300,000 warrants	Conversion of Series AAAA Preferred stock	Section 3(a)(9)	Converted 800 shares of AAAA Preferred stock on the basis of 100,000 shares of common for each share of preferred, with 150% matching warrants exercisable at $0.12 expiration date June 7, 2024

2019	Secured Convertible notes	$2,300,000 senior secured note	$2,150,000 received; $150,000 in commissions	Rule 506	Rule 506; notes convertible until 9/30/2029 at a conversion price of $,08 per share. 50% warrants issued to lender are at $.08 per share with an expiration date of Sept 29, 2029

II-2

Date of Sale	Title of Security	Number Sold	Consideration Received and Description of Underwriting or Other Discounts to Market Price or Convertible Security, Afforded to Purchasers	Exemption from Registration Claimed	If Option, Warrant or Convertible Security, terms of exercise or conversion

2020	Common Stock	340,786 shares	Cash consideration $3,600,424	Rule 506; Section 4(2)	N/A

2020	Common stock	38,125 shares	Services rendered; no commissions paid	Services rendered, valued at $547,451	N/A

2020	Common stock	9,843 shares and 4,921 warrants	Preferred stock Series E conversion resulting in transfer from preferred stock to common stock of $324,802	Section 3(a)(9)	Converted 3,937 Series E preferred shares

2020	Warrant conversion	warrants converted to 77,220 common shares	Cash consideration $873,473	Section 4(2)	Warrants exercised at $13.00 to $16.00 per share including some cashless exercise

2020	$50,000 Convertible note	1,919 common shares	Paid $20,000 cash; converted $30,000 balance to common stock	Section 4(2)/Section 3(a)(9)	Conversion of notes into common stock at an effective price of $26.05 per share

II-3

(b) From January 1, 2020 through September 30, 2020 and January 1, 2021 through September 30, 2021, we had no sales or issuances of unregistered capital stock, except as referenced above and in the table below:

Date of Sale	Title of Security	Number Sold	Consideration Received and Description of Underwriting or Other Discounts to Market Price or Convertible Security, Afforded to Purchasers	Exemption from Registration Claimed	If Option, Warrant or Convertible Security, terms of exercise or conversion
Jan. – September 2020	Common Stock	25,625 shares	Services rendered	Rule 506, Section 4(2)	Not applicable

Jan. – September 2020	Common Stock	1,919 shares	Note conversion	Section 3(a)(9)	Not applicable

Jan. – September 2020	Common Stock	77,220 shares	$873,473 Warrant conversions	Rule 506, Section 4(2)	Each warrant exercise price from $8 to $20, expiration dates 1-23-2025 and 2-4-2025

Jan. – September 2020	Common Stock	9,843 shares	Series E Preferred Stock conversion	Section 3(a)(9)	4,921 warrant exercise price $48 expiration date 1-8-2025

Jan – September 2020	Common Stock	310,784	Shares sold for cash	Rule 506, Section 4(2)	Not applicable

Jan. – September 2021	Common Stock	22,500 shares	Services rendered	Rule 506, Section 4(2)	Not applicable

Jan. – September 2021	Common Stock	149,836 shares	$898,990 received, sale of Company stock	Rule 506 Section 4(2)	Not applicable

Jan. – November 2021	Common Stock	236,768 shares	Note conversion	Section 3(a)(9)	Not applicable

Jan – September 2021	Common Stock	92,900 shares	Note issuance	Rule 506; Section 4(2)	Not applicable

Jan- September 2021	Common Stock	375,000 shares	Conversion of Preferred stock series C	Section 3(a)(9)	375,000 Warrants issued, exercise price $48.00, two year life

II-4

Item 16. Exhibits

Exhibit
Number	Exhibit Title
1.1	Underwriting Agreement *
2.1	Agreement and Plan of Merger dated November 20, 2018 between Mobiquity Technologies, Inc., Glen Eagles Acquisition LP, Avng Acquisition Sub, LLC, Advangelists, LLC, and Deepankar Katyal as Member Representative (the “Advangelists Merger Agreement”) (Incorporated by reference to Form 8-K dated December 11, 2018.)
2.2	First Amendment to the Advangelists Merger Agreement dated December 6, 2018 (Incorporated by reference to Form 8-K dated December 11, 2018.)
2.3	Membership Interest Purchase Agreement dated as of April 30, 2019 between Mobiquity Technologies, Inc. and Glen Eagles Acquisition LP (Incorporated by reference to Form 8-K dated April 30, 2019.)
2.4	Membership Interest Purchase Agreement, effective as of May 8, 2019 between Mobiquity Technologies, Inc. and Gopher Protocol, Inc. (Incorporated by reference to Form 8-K dated May 10, 2019.)
2.5	Assignment and Assumption Agreement effective as of May 8, 2019 between Mobiquity Technologies, Inc. and Gopher Protocol, Inc. (Incorporated by reference to Form 8-K dated May 10, 2019.)
2.6	Stock Purchase Agreement, effective as of September 13, 2019, by and between Mobiquity Technologies, Inc. and GBT Technologies, Inc. (Incorporated by reference to Form 8-K dated September 13, 2019.)
2.7	Subscription Agreement, dated as of September 13, 2019, by and between Mobiquity Technologies, Inc. and Dr. Gene Salkind (Incorporated by reference to Form 8-K/A dated September 13, 2019.)
2.8	Subscription Agreement, dated as of September 13, 2019, by and between Mobiquity Technologies, Inc. and Marital Trust GST Subject U/W/O Leopold Salkind (Incorporated by reference to Form 8-K/A dated September 13, 2019.)
2.9	Securities Purchase Agreement dated September 20, 2021 by and between Mobiquity Technologies, Inc. and Talos Victory Fund, LLC (Incorporated by reference to Form 8-K dated September 20, 2021.)
2.10	Securities Purchase Agreement dated September 20, 2021 by and between Mobiquity Technologies, Inc. and Blue Lake Partners LLC (Incorporated by reference to Form 8-K dated September 20, 2021.)
3.1	Certificate of Incorporation filed March 26, 1998 (Incorporated by reference to Registrant's Registration Statement on Form 10-SB as filed with the Commission on February 10, 2005)
3.2	Amendment to Certificate of Incorporation filed June 10, 1999 (Incorporated by reference to Registrant's Registration Statement on Form 10-SB as filed with the Commission on February 10, 2005)
3.3	Amendment to Certificate of Incorporation approved by stockholders in 2005(Incorporated by reference to Registrant's Registration Statement on Form 10-SB as filed with the Commission on February 10, 2005)
3.4	Amendment to Certificate of Incorporation dated September 11, 2008 (Incorporated by reference to the Registrant's Form 10-K for its fiscal year ended December 31, 2012.)
3.5	Amendment to Certificate of Incorporation dated October 7, 2009 (Incorporated by reference to the Registrant's Form 10-K for its fiscal year ended December 31, 2012.)
3.6	Amendment to Certificate of Incorporation dated May 18, 2012 (Incorporated by reference to the Registrant's Form 10-K for its fiscal year ended December 31, 2012.)
3.7	Amendment to Certificate of Incorporation dated September 10, 2013 (Incorporated by reference to Registrant’s Form 8-K filed on September 11, 2013.)
3.8	Amendment to Certificate of Incorporation filed December 22, 2015 (Incorporated by reference to Form 10-K for the fiscal year ended December 31, 2015.)
3.9	Amendment to Certificate of Incorporation dated March 23, 2016 (Incorporated by reference to Form 8-K dated March 24, 2016.)

II-5

3.10	Amendment to Certificate of Incorporation (Incorporated by reference to Form 8-K dated March 1, 2017.)
3.11	Amendment to Certificate of Incorporation – September 2018 (Incorporated by reference to Form 10-K for the fiscal year ended December 31, 2018.)
3.12	Amendment to Certificate of Incorporation – February 2019 (Incorporated by reference to Form 10-K for the fiscal year ended December 31, 2018.)
3.13	Amendment to Certificate of Incorporation – December 17, 2018 (Incorporated by reference to Form 10-K for the fiscal year ended December 31, 2018.)
3.14	Amendment to Certificate of Incorporation – December 4, 2018 (Incorporated by reference to Form 10-K for the fiscal year ended December 31, 2018.)
3.15	Restated Certificate of Incorporation (Incorporated by reference to Form 8-K dated July 15, 2019.)
3.16	Certificate of Amendment to Certificate of Incorporation-Series E preferred Stock**
3.17	Amended By-Laws (Incorporated by reference to Registrant's Registration Statement on Form 10-SB as filed with the Commission on February 10, 2005)
3.18	2014 Amendment to By-Laws (Incorporated by reference to Form 8-K filed with the SEC on December 24, 2014.)
3.19	November 2021 Amendment to By-Laws*
4.1	Amended and Restated $7,512,500 Promissory Note dated as of May 10, 2019 from Mobiquity Technologies, Inc. to Deepanker Katyal, as representative of the former members of Advangelists, LLC (Incorporated by reference to Form 8-K dated May 10, 2019.)
4.2	Second Amended and Restated Promissory Note, dated as of September 13, 2019, by and between Mobiquity Technologies, Inc. and Deepankar Katyal, as representative of the former owners of Advangelists, LLC (Incorporated by reference to Form 8-K dated September 13, 2019.)
4.3	Form of Common Stock Purchase Warrant (Incorporated by reference to Form 8-K dated September 13, 2019.)
4.4	Convertible Promissory Note in favor of Dr. Gene Salkind, dated as of September 13, 2019 (Incorporated by reference to Form 8-K/A dated September 13, 2019.)
4.5	Amended and Restated Convertible Promissory Note in favor of Dr. Gene Salkind, dated as of December 31, 2019**
4.6	Second Amended and Restated Convertible Promissory Note in favor of Dr. Gene Salkind, dated as of April 1, 2019**
4.7	Convertible Promissory Note in favor of Marital Trust GST Subject U/W/O Leopold Salkind, dated as of September 13, 2019 (Incorporated by reference to Form 8-K/A dated September 13, 2019.)
4.8	Amended and Restated Convertible Promissory Note in favor of Marital Trust GST Subject U/W/O Leopold Salkind, dated as of December 31, 2019**
4.9	Second Amended and Restated Convertible Promissory Note in favor of Marital Trust GST Subject U/W/O Leopold Salkind, dated as of April 1, 2019**
4.10	Form of Lender Warrant (Incorporated by reference to Form 8-K/A dated September 13, 2019.)
4.11	Promissory Note in favor of Talos Victory Fund, LLC dated September 20, 2021 (Incorporated by reference to Form 8-K dated September 20, 2021.)
4.12	Promissory Note in favor of Blue Lake Partners LLC dated September 20, 2021 (Incorporated by reference to Form 8-K dated September 20, 2021.)
4.13	Common Stock Purchase Warrant dated September 20, 2021 issued to Talos Victory Fund, LLC (Incorporated by reference to Form 8-K dated September 20, 2021.)
4.14	Common Stock Purchase Warrant dated September 20, 2021 issued to Blue Lake Partners LLC (Incorporated by reference to Form 8-K dated September 20, 2021.)
4.15	Representative’s Warrants.*
5.1	Opinion of Ruskin Moscou Faltiscek P.C.*
10.1	Employment Agreement dated April 2, 2019 – Dean L. Julia (Incorporated by reference to Form 10-K/A filed with the SEC on April 26, 2019.)
10.2	Employment Agreement dated April 2, 2019 – Sean Trepeta (Incorporated by reference to Form 10-K/A filed with the SEC on April 26, 2019.)
10.3	Employment Agreement dated April 2, 2019 – Paul Bauersfeld (Incorporated by reference to Form 10-K/A filed with the SEC on April 26, 2019.)

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10.4	Employment Agreement dated December 7, 2018 – Deepanker Katyal (Incorporated by reference to Form 10-K/A filed with the SEC on April 26, 2019.)
10.5	Amendment No. 1 to Employment Agreement, dated as of September 13, 2019, by and between Advangelists, LLC and Deepankar Katyal (Incorporated by reference to Form 8-K dated September 13, 2019.)
10.6	Class B Preferred Stock Redemption Agreement, dated as of September 13, 2019, by and between Mobiquity Technologies, Inc. and Deepankar Katyal (Incorporated by reference to Form 8-K dated September 13, 2019.)
10.7	Merchant Agreement dated April 29, 2021, 2021 by and between Mobiquity Technologies, Inc. and Business Capital Providers, Inc.**
10.8	Merchant Agreement dated July 28, 2021 by and between Mobiquity Technologies, Inc. and Business Capital Providers, Inc.**
10.9	Form of Investor Convertible Debt Subscription Agreement (5% Original Issue Discount)**
10.10	Form of Investor Convertible Debt Subscription Agreement (10% Original Issue Discount)**
10.11	Form of Investor Convertible Debt Subscription Agreement (10% Annual Interest)**
21.1	Subsidiaries of the Issuer (Incorporated by reference to Form 10-K for the fiscal year ended December 31, 2018.)
23.1	Consent of Ruskin Moscou Faltischek, P.C (included in Exhibit 5.1)
23.2	Consent of BF Borges CPA PC*
24.1	Power of Attorney (included on the signature page of the Form S-1 filed on October 19, 2021) **
99.1	2005 Employee Benefit and Consulting Services Compensation Plan (Incorporated by reference to Registrant’s Registration Statement on Form 10-SB/A filed with the Commission March 21, 2005.)
99.2	Amendment to 2005 Plan (Incorporated by reference to the Registrant's Form 10-QSB/A filed with the Commission on August 15, 2005.)
99.3	2009 Employee Benefit and Consulting Services Compensation Plan (Incorporated by reference to Form 10-K filed for the fiscal year ended December 31, 2009.)

99.4	2018 Employee Benefit and Consulting Services Compensation Plan. (Incorporated by reference to Definitive Proxy Statement filed with the SEC on January 11, 2019.)
99.5	2021 Employee Benefit and Consulting Compensation Plan**

*Filed herewith

**Previously filed under this S-1 Registration Statement.

Item 17. Undertakings.

The undersigned hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2)    That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Pre-Effective Amendment No. 1 to Registration Statement on Form S-1to be signed on its behalf by the undersigned, thereunto duly authorized in the Shoreham, State of New York, on November 10, 2021.

MOBIQUITY TECHNOLOGIES INC.

By: /s/ Dean L. Julia

Dean L. Julia

Chief Executive Officer and Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dean Julia	Chief Executive Officer, Secretary, Director	November 10, 2021
Dean Julia	(Principal Executive Officer)

*	Chief Financial Officer	November 10, 2021
Sean McDonnell	(Principal Accounting and Financial Officer)

*	Director and Chairman	November 10, 2021
Dr. Gene Salkind

*

By:	/s/ Dean Julia
Dean Julia
Attorney-in-fact*

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